ELLINGTON MANAGEMENT GROUP

CODE OF ETHICS

Version: October 1, 2013

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TABLE OF CONTENTS

1.	INTRODUCTION
	1.1.	Adoption of the Code
	1.2.	References
	1.3.	Version History

2.	COMPLIANCE WITH THE LAW
	2.1.	Fiduciary Duty and Conflicts of Interest
	2.2.	Compliance with Federal Securities Laws
	2.2.1.	Fraud and Manipulative Practices
	2.2.1.1.	Fraud under the Advisers Act
	2.2.1.2.	Misrepresentation and general securities fraud
	2.2.1.3.	Insider Trading
	2.2.1.4.	Manipulative Practices
	2.3.	Compliance with Disclosure to Investors
	2.4.	Compliance with Contractual Terms
	2.5.	References
	2.6.	Version History

3.	ADHERENCE TO ELLINGTON POLICIES AND PROCEDURES
	3.1.	Version History

4.	INDIRECT MISCONDUCT
	4.1.	Indirect violations of Ellington Policy
	4.2.	References
	4.3.	Version History

5.	REPORTING MISCONDUCT
	5.1.	Anonymous Reporting
	5.1.1.	Information Related to Ellington Financial
	5.1.2.	Information Related to Ellington Residential Mortgage REIT
	5.2.	Reporting Misconduct by Third Parties
	5.3.	Obligation to Provide all Relevant Information
	5.4.	Reporting Involvement in Litigation, Regulatory Inquiries, or Disciplinary Proceedings
	5.5.	No Limitation on Right to Report to Regulators
	5.6.	Version History

6.	THE OMBUDSMAN
	6.1.	Current Ombudsman
	6.2.	Contacting the Ombudsman
	6.2.1.	Directly
	6.2.2.	Anonymously
	6.3.	Handling of Information Received by the Ombudsman

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	6.4.	Information related to Ellington Financial LLC and Ellington Residential Mortgage REIT
	6.5.	Consultation with Ombudsman
	6.6.	References
	6.7.	Version History

7.	ROLE OF THE SUPERVISOR
	7.1.	References
	7.2.	Version History

8.	ROLE OF THE COMPLIANCE COMMITTEE
	8.1.	Composition of the Committee
	8.2.	Version History

9.	ROLE OF THE CHIEF COMPLIANCE OFFICER AND THE GENERAL COUNSEL
	9.1.	Discretion of GC and CCO
	9.2.	Delegation of Authority to Designee
	9.3.	Exceptions and Prior Approvals
	9.4.	Version History

10.	DISCIPLINARY PROCEDURES
	10.1.	Violations of Personal Trading Policy
	10.2.	Version History

11.	PERSONAL TRADING
	11.1.	Definitions
	11.1.1.	Client Account
	11.1.2.	Compliance 11
	11.1.3.	Firm Account
	11.1.4.	Green List
	11.1.5.	Permitted Instruments
	11.1.6.	Personal Account
	11.1.7.	Restricted List
	11.2.	Trading Restrictions
	11.2.1.	Prior Written Approval Required for Transactions in Personal Accounts
	11.2.1.1.	Scope of Approval
	11.2.1.2.	Approval of Limit Orders
	11.2.1.3.	Expiration of Approval and Effect of Notices
	11.2.1.4.	Discretion Exercised by Others
	11.2.2.	Exceptions to Requirement of Prior Written Approval
	11.2.2.1.	Permitted Instruments
	11.2.2.2.	Exchange Traded Funds (ETFs)
	11.2.2.3.	Green List issuers
	11.2.2.4.	de minimis trading of public companies
	11.2.2.5.	Trades in Accounts over which you have no influence or control

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	11.2.2.6.	Municipal Securities
	11.2.3.	No Personal Trading Permitted through Ellington Trading Desks
	11.3.	Restrictions on Trading and Holding of Ellington-Managed Public Companies
	11.3.1.	Trading Windows
	11.3.2.	Pre-clearance requests two days before trading
	11.3.3.	No de minimis exception
	11.3.4.	Required use of designated broker dealer
	11.3.5.	No shorting
	11.3.6.	Expected minimum six-month holding period
	11.3.7.	No trading while in possession of material, non-public information
	11.3.8.	Reporting of executions by Section 16 filers
	11.4.	Restriction on Investment in IPOs
	11.5.	Restriction on Investment in Private Placements
	11.5.1.	Investment in Ellington-managed funds
	11.6.	Limit on Investment in Financial Firms
	11.7.	Limit on Investment in Residential Real Estate
	11.8.	Reporting of Transactions and Holdings
	11.8.1.	Initial Holdings Report
	11.8.2.	Required Delivery of Duplicate Statements and Confirmations
	11.8.3.	Annual Holdings Report
	11.8.4.	Quarterly Transaction Reports
	11.8.5.	Reporting of Newly Opened Accounts
	11.8.6.	Exceptions to Reporting Requirements
	11.8.6.1.	Automatic Investment Plans
	11.8.6.2.	Accounts over which you have no influence or control
	11.8.7.	Identification of Family Members who are Officers or Directors of Public Companies or whose Employers may do Business with Ellington
	11.8.8.	Additional Requests for Information
	11.8.9.	Reporting by Interns, Contractors, and Temporary Employees
	11.9.	Exceptions for Short Term Personnel
	11.10.	Review by Compliance
	11.11.	References
	11.12.	Version History

12.	GIFTS AND ENTERTAINMENT
	12.1.	Giving of Gifts or Entertainment
	12.1.1.	Limit on Gifts to or Entertainment of Certain Classes of Recipients
	12.1.1.1.	ERISA Plan Asset Investors
	12.1.1.2.	Foreign Officials
	12.1.1.3.	State or Local Pension Officials
	12.1.2.	Exceptions to Requirement of Prior Approval of Giving of Gifts or Entertainment
	12.1.2.1.	Entertainment or meals provided under $500 per person per event
	12.1.2.2.	Gifts and gratuities under $250
	12.2.	Acceptance of Gifts or Entertainment

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	12.2.1.	Limit on Gifts or Entertainment Accepted in Connection with Transactions for ERISA Clients
	12.2.2.	Exceptions to Requirement of Prior Approval of Acceptance of Gifts or Entertainment
	12.2.2.1.	Entertainment or meals received under $250 per person per event
	12.2.2.2.	Gifts and gratuities under $250
	12.3.	Personal Gifts or Entertainment Not in Relation to Ellington’s Business
	12.4.	References
	12.5.	Version History

13.	OUTSIDE ACTIVITIES
	13.1.	Exception for Approved Positions
	13.2.	Charitable and Civic Activities
	13.3.	Business Opportunities
	13.4.	Separation of Outside and Professional Activities
	13.5.	Prohibited Payments Involving Third Parties
	13.6.	Version History

14.	COMMUNICATION WITH THIRD PARTIES
	14.1.	Regulators and Government Agencies
	14.2.	Press and the Media
	14.3.	Entering into Contracts
	14.4.	Engaging Outside Counsel
	14.5.	Investor Communications
	14.6.	No Communications Disparaging Clients, Investors, Ellington, or Ellington Employees
	14.7.	Version History

15.	DISTRIBUTION AND ACKNOWLEDGEMENT OF THE CODE OF ETHICS
	15.1.	Distribution of the Code of Ethics to Investors
	15.2.	References
	15.3.	Version History

16.	POLITICAL CONTRIBUTIONS
	16.1.	Activity Requiring Pre-clearance
	16.2.	People Covered
	16.3.	Contributions by Ellington and Affiliated Entities
	16.4.	References
	16.5.	Version History

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1.	INTRODUCTION

This Code of Ethics and Conduct Manual (the “Code of Ethics” or the “Code”) summarizes Ellington policies concerning how all employees are expected to behave in all their dealings with third parties – e.g. investors, vendors, counterparties. It also addresses specific provisions required to be included in our Code as mandated by Securities and Exchange Commission (“SEC”) rules and regulations – like personal trading. You should carefully review the Code and be familiar with its content and abide by its prescriptions.

The Code should be read in conjunction with the Employee Handbook, and the Compliance Manual. The Employee Handbook addresses issues dealing with our workplace environment, like office protocols and policies, and compensation and benefits. Our Compliance Manual is the more detailed and comprehensive set of policies and procedures that comprise Ellington’s legal framework to facilitate full compliance with all federal and state rules and regulations applicable to our business.

Ellington is committed to a culture of integrity and fair dealing in all aspects of our professional environment. That means not only complying with the letter of the law, but also with its spirit. It means embracing standards of conduct that in some circumstances exceed what is minimally required by applicable law. It also means valuing Ellington’s franchise and reputation – never undertake actions that you would be embarrassed by if exposed to the light of day – whether to your peers, to our competitors or to the public at large.

Following the guidelines set forth in the Ethics Code, the Compliance Manual and the Employee Handbook will help ensure that you contribute to the positive compliance culture that Ellington expects. Nevertheless, given the ever evolving (and at times subjective) standards of appropriate and ethical behavior in our industry it is important that every employee attend training sessions when scheduled, report instances of wrongdoing, and be uninhibited in asking questions of your supervisor and the professionals in the Legal and Compliance group.

1.1.	Adoption of the Code

This Code of Ethics has been adopted by Ellington Management Group, L.L.C. and its affiliates, including Ellington Global Asset Management, L.L.C., Ellington Financial Management, L.L.C., Duke Funding Management, L.L.C., Ellington Residential Mortgage Management LLC, Ellington REIT Management LLC, and entities formed to act as the managing member or general partner of funds advised by Ellington (collectively, “Ellington” or “we”), in order to set the standard of conduct Ellington expects of all of its principals and employees, including temporary employees, contractors, and interns (together, “Ellington Personnel” or “you”).

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The Code has been adopted in order to comply with Section 204A of the Investment Advisers Act of 1940, as amended, (the “Investment Advisers Act”) and the rules thereunder, which require registered investment advisers to adopt and maintain a code of ethics including provisions addressing compliance with the federal securities laws and the collection of information about the personal trading of persons with access to non-public information about the adviser’s clients. The Code is also intended to satisfy requirements under the Commodity Exchange Act, including rules adopted thereunder and rules of the National Futures Association.

1.2.	References

Investment Advisers Act:

Rule 204A-1(a) (requiring registered advisers to adopt a code of ethics)

1.3.	Version History

Adopted:         February 2, 2009

Updated:         October 1, 2013; September 6, 2012

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2.	COMPLIANCE WITH THE LAW

Ellington sets the highest possible standards of ethical and professional conduct for you and for itself. The firm places the highest priority on maintaining its reputation for integrity and professionalism. Though the firm may set standards for you and itself that are higher than those required by law, you are also, in all circumstances, expected to comply with the letter and the spirit of all applicable laws, rules, and regulations, including all applicable federal, state, and foreign laws. You are also expected to live up to the standards and course of conduct Ellington has committed to with its investors and be mindful of our contractual obligations.

Ellington is subject to laws governing a number of different subject matters, including securities, commodities, anti-trust, employment, and anti-discrimination. Because the regulatory environment in which the firm operates is complex, and because application of the many rules to which we are subject can involve difficult questions of judgment, if, at any time, you have questions about whether a law or rule applies, or about how to interpret disclosure we have made to our investors or the terms of a contract, you are expected to consult with the General Counsel (“GC”) or a member of the Legal and Compliance group.

2.1.	Fiduciary Duty and Conflicts of Interest

Ellington owes a fiduciary duty to all of its clients, including a duty of honesty, good faith, and undivided loyalty. As a consequence, you must always place the interests of Ellington’s clients before your own interests or the interests of Ellington. You may not cause a client to take any action, or not to take any action, for your personal benefit, or that is in any way not in the best interest of the client. You must report any actual or potential material conflict of interest involving you or one of your family members to the Chief Compliance Officer (“CCO”) so that a determination can be made as to whether or not a transaction may proceed, and whether the conflict must be disclosed to the client. If you have any doubt about whether a conflict of interest exists or whether it is material, you should discuss it immediately with the GC or CCO.

Conflicts of interest can also arise among our clients, including when they have overlapping trading strategies, or when they participate in the same transaction. No Ellington fund or managed account should be permitted under any circumstances to improperly benefit at the expense of another Ellington client when conflicts of interest arise between them. The firm has specific policies to address certain of the circumstances in which such conflicts may arise, including policies governing the Allocation of trades and the handling of Cross Transactions (see the corresponding sections of the Compliance Manual). Conflicts can also arise among our clients when they jointly invest in a venture or securitization which they control. Potential conflicts can at times be complex and subtle. You are expected to be mindful of potential conflicts and report material conflicts to

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the CCO whenever you are involved in a transaction in which multiple Ellington clients are participating.

Conflicts of interest can also arise among investors in the funds that we manage. Ellington ultimately owes a duty to the fund itself and the collective interests of its investors and the competing interests of a particular investor in a client fund should not be improperly favored over the interests of another investor.

2.2.	Compliance with Federal Securities Laws

Ellington and its Personnel must comply with the spirit and the letter of the federal securities laws. This section summarizes some of the key provisions applicable to you and the firm. You should also review and be familiar with Ellington’s Compliance Manual. This Code and the Compliance Manual are intended to establish policies and procedures reasonably expected to prevent and detect violations of the federal securities laws. The Code and the Manual, however, are not and cannot be exhaustive. If you have questions about the Code, the Manual, or the federal securities laws, you are expected to raise them with the CCO or the GC.

2.2.1.	Fraud and Manipulative Practices

Section 206 of the Advisers Act and the rules thereunder make it unlawful for an investment adviser to engage in fraudulent, deceptive, or manipulative conduct. In addition, Section 206 imposes a basic fiduciary duty on investment advisers. The purpose of this duty is to eliminate conflicts of interest and to prevent an adviser from overreaching or taking unfair advantage of a client’s trust. As a fiduciary, an investment adviser owes its clients a duty of honesty and good faith, and must act solely in the best interests of the client. An investment adviser must make timely, full, and fair disclosure of all material facts, particularly where the adviser’s interest may conflict with the client’s.

Among the specific obligations that the SEC has indicated flow from an adviser’s fiduciary duty are:

¡	A duty to have a reasonable, independent basis for any investment advice;

¡	A duty to obtain best execution for clients’ securities transactions where the adviser is in a position to direct brokerage transactions;

¡	A duty to ensure that its investment advice is suitable to the client’s objectives, needs, and circumstances; and

¡	A duty to be loyal to clients.

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2.2.1.1.	Fraud under the Advisers Act

Many provisions of this section of the Code and the firm’s Compliance Manual are intended to help ensure that Ellington and all Ellington Personnel operate in a manner consistent with the requirements of Section 206, the Advisers Act’s anti-fraud provision.

Among the many types of activities that have been found to violate Section 206 are:

¡	front-running (trading in front of an order being placed on behalf of a client of Ellington);

¡	misrepresenting pricing methodology;

¡	deliberate mispricing of portfolio holdings; and

¡	favoring certain clients or the firm itself in allocating initial public offerings without adequately disclosing the practice.

2.2.1.2.	Misrepresentation and general securities fraud

In addition to the anti-fraud provisions of the Advisers Act, which govern our interactions with our clients and investors, you must also be mindful of the broad anti-fraud provisions under the Securities Exchange Act, which cover material misrepresentations made in connection with the purchase or sale of a security, including misrepresentations to our investors and to our trading counterparties.

The relevant anti-fraud rule, Rule 10b-5, provides that:

It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails or of any facility of any national securities exchange,

a.	To employ any device, scheme, or artifice to defraud,

b.

To make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or

c.	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person,

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in connection with the purchase or sale of any security.

Please keep in mind that this rule has been applied to a wide range of conduct relating in any way to the securities markets.

2.2.1.3.	Insider Trading

Federal securities laws also prohibit insider trading and fraud relating to the misuse of confidential information. You must also review and be familiar and comply with the sections of the firm’s Compliance Manual addressing Insider Trading, Confidentiality, and Information Barriers.

2.2.1.4.	Manipulative Practices

Section 9(a)(2) of the Securities Exchange Act makes it unlawful for any person, acting alone or with others, to effect a series of transactions in any security registered on a national securities exchange creating actual or apparent active trading in such security or raising or depressing the price of the security, for the purpose of inducing the purchase or sale of such security by others. Rule 10b-5 has been interpreted to proscribe the same type of trading practices in OTC securities. Section 9(a)(2) of the Commodity Exchange Act makes it unlawful for any person to manipulate or attempt to manipulate the price of any commodity future subject to the rules of any contract market.

The thrust of the prohibitions against manipulative trading practices is that no employee should, alone or with others, for any account, including any Personal Account:

¡	engage in trading or apparent trading activity for the purpose of inducing purchases or sales by others; or

¡

engage in trading or apparent trading activity for the purpose of causing the price of a security or commodity future to artificially move up or down, and then take advantage of such price movement by buying or selling at such “artificial” price level.

Of course, buy or sell programs may cause stock or commodity future prices to rise or fall, and price changes resulting from supply and demand factors are not prohibited. Rather, Section 9(a)(2) of the Exchange Act and Section 9(a)(2) of the Commodity Exchange Act prohibit activity where there is a purpose to affect the price of a security or commodity future artificially through trading or apparent

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trading, not where such change is an incidental result of a change in supply or demand or changes in the intrinsic value of a security.

Strategies involving trades that lack economic substance, including trades in which ownership of an instrument and the associated risk is not passed between buyer and seller, should raise red flags. Trades that involve informal side arrangements between buyer and seller, including trades that temporarily “park” securities with a buyer, should also be of concern. As determinations of whether a trading practice is or would appear to be manipulative can be very dependent upon the specific facts and circumstances and involves significant judgment, you are expected to consult with the GC or CCO if you have any doubts or questions about whether a particular practice is or might be deemed manipulative.

2.3.	Compliance with Disclosure to Investors

Ellington makes commitments to our investors to abide by certain procedures and standards of conduct in multiple ways, including through disclosure in offering materials for our funds, through Parts I and II of Form ADV (the firm’s standard disclosure document), in marketing materials, and in due diligence questionnaires. The firm may also commit to certain standards or practices in the contracts with our clients, or through provisions in governing or constitutive documents for some of our funds. As an Ellington employee, you are required to conform your conduct at all times to the standards we have disclosed to our investors or which are set forth in relevant governing or disclosure documents.

2.4.	Compliance with Contractual Terms

Ellington regularly enters into contracts with third parties, including counterparties. As a general matter, unless you have received specific instructions from the GC or his designee, you are expected to ensure that you take appropriate steps to comply with the terms of any contract which govern the work that you do at the firm. If you have questions about the applicability of a contract, or about how a particular term or provision should be interpreted, you should contact the GC.

2.5.	References

Securities Act:

Section 17(a) (prohibiting fraud in connection with the offer or sale of securities)

Securities Exchange Act:

Section 9(a)(2) (defining certain manipulative trading practices)

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Section 10(b) and Rule 10b-5 thereunder (prohibiting fraud in connection with the purchase or sale of securities)

Commodity Exchange Act:

Section 9(a)(2) (prohibiting manipulation or attempted manipulation)

2.6.	Version History

Adopted:	February 2, 2009
Updated:	May 5, 2010

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3.	ADHERENCE TO ELLINGTON POLICIES AND PROCEDURES

As noted above, Ellington may set standards of conduct for the firm and its employees that exceed the standards required by law. These standards are set forth in this Code, in the firm’s Compliance Manual, and in the Employee Handbook. You are expected to comply with the letter and the spirit of the requirements set forth in each of these documents, and in any procedures related to them. Given the complex nature of the markets and regulatory environment in which the firm operates, and the sometimes difficult or subtle judgments that must be made in applying rules, regulations, or standards of conduct to particular factual situations, you are expected to exercise caution and consult a member of the Legal and Compliance group whenever you have any question about the meaning or applicability of any firm policy.

3.1.	Version History

Adopted:	February 2, 2009

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4.	INDIRECT MISCONDUCT

Certain securities laws make it unlawful for any person indirectly, or through or by any other person, to do any act or thing which it would be unlawful for that person to do directly under those laws or any related rule or regulation. The securities laws also prohibit the aiding and abetting of violations by others. This means that those who provide substantial assistance to others who violate the law may be liable as if they had violated the law themselves. Consequently, if you have questions about whether conduct by a counterparty or other third party with which Ellington does business is improper or may violate the law, you must bring your concerns to the attention of the CCO or the GC.

4.1.	Indirect violations of Ellington Policy

You may not indirectly, or through or by any other person, engage in conduct which violates this Code, the Compliance Manual, the Employee Handbook, or any related policies and procedures. You likewise may not substantially assist violations by another.

4.2.	References

Securities Exchange Act:

Section 20(a) (proscribing violation of the Act through or by means of another person)

Section 20(b) (providing the SEC with authority to prosecute aiding and abetting of violations of the Act)

Investment Advisers Act:

Section 208(c) (prohibition on violations that are indirect or by or through another person)

4.3.	Version History

Adopted:	February 2, 2009

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5.	REPORTING MISCONDUCT

You are required to promptly report violations of this Code, the firm’s Compliance Manual, or the federal securities laws to the CCO or the GC. Ellington will use its best efforts to keep confidential the identity of any Ellington Personnel making such a report. Complete confidentiality may not be possible in every case, however, where investigation and regulatory reporting may be required. Nonetheless, Ellington will not permit retribution, discrimination, or retaliation against, or harassment or intimidation of, employees because they have made such a report in good faith.

You are also generally responsible for being aware of what goes on around you, and for not purposefully ignoring or turning a blind eye to misconduct. Though you should not, and are not expected to, investigate potential misconduct, you are responsible for paying attention to red flags and for reporting information to the GC or CCO should you become aware of facts indicating or suggesting misconduct.

In addition, if you become aware of a risk of potential misconduct or the appearance of misconduct associated with Ellington’s business or trading practices, or become concerned about practices that are not explicitly addressed in this Code or the firm’s Compliance Manual, you are encouraged to discuss those concerns with your direct supervisor. If, however, you are uncomfortable discussing an issue with your supervisor, or if you believe an issue has not been appropriately addressed or involves your supervisor, you should bring the matter to the attention of the CCO or the GC.

5.1.	Anonymous Reporting

Though absolute anonymity cannot be guaranteed, you can report any concerns you may have, and request anonymity when making such reports, by contacting the firm’s external ombudsman as explained in the Ombudsman section of the Code.

5.1.1.	Information Related to Ellington Financial

We have established a procedure under which complaints regarding accounting matters related to Ellington Financial LLC (“EFC”) may be reported anonymously. Personnel may anonymously report these concerns via a toll-free compliance hotline at 1-800-876-6024 or electronically via a website at http://ellingtonfinancial.alertline.com

5.1.2.	Information Related to Ellington Residential Mortgage REIT

We have also established a procedure under which complaints regarding accounting matters related to Ellington Residential Mortgage REIT (“EARN”) may be reported anonymously. Personnel may anonymously

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report these concerns via a toll-free compliance hotline at 1-855-431-9961 or electronically via a website at http://earnreit.alertline.com

5.2.	Reporting Misconduct by Third Parties

If at any time you become aware of misconduct by or at a firm with which Ellington does business, and that misconduct is related to a transaction or course of business in which Ellington is engaged with that other company, you must report that misconduct to the CCO or the GC.

5.3.	Obligation to Provide all Relevant Information

Certain provisions of the Code and the Compliance Manual require you to seek approval before engaging in certain activities, including seeking approval from the GC or CCO. When seeking approval, and in general when supplying information to the firm and other Ellington Personnel, you are expected to disclose all relevant information and not to withhold facts that would bear on the matter being considered.

5.4.	Reporting Involvement in Litigation, Regulatory Inquiries, or Disciplinary Proceedings

You should promptly report to the CCO or GC if you i) become involved in litigation related to securities, or involving allegations of fraud or similar misconduct; ii) are contacted as part of a regulatory inquiry by the SEC or a similar government agency; iii) become the subject of any disciplinary or administrative proceeding related to securities or involving allegations of fraud or similar misconduct, or iv) are charged with a criminal offense.

5.5.	No Limitation on Right to Report to Regulators

The reporting obligations in this policy are intended to help the firm identify and address misconduct and potential misconduct on a timely basis, and to ensure that disclosure regarding involvement in disciplinary matters and regulatory or governmental investigations is complete and accurate. While we prefer that you report concerns or issues internally as discussed above before discussing them with regulators, no Ellington policy or procedure, either here, in any other firm policy document, or in the employment or other agreement governing your relationship with the firm, in any way limits or restricts any right you have to report a violation of law to the SEC or to communicate with that agency regarding possible securities law violations.

5.6.	Version History

Adopted:	February 2, 2009
Updated:	October 1, 2013; July 16, 2012

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6.	THE OMBUDSMAN

As discussed in Section 5 above, you are expected to report misconduct when you become aware of it, including violations of this Code or of provisions of the firm’s Compliance Manual and other Ellington policies and procedures. The firm recognizes that, in certain cases, particularly where you feel that suspected misconduct involves your supervisor or members of senior management, or where you feel that your concerns have not been adequately addressed or properly handled, you may feel uncomfortable discussing the matter with your supervisor, or with the GC or the CCO. In such cases, you should contact the firm’s Ombudsman, who is charged with receiving and handling such complaints or concerns.

Though, as a private company, Ellington is not required to establish a means for employees and others to anonymously report issues as set forth in Section 301 of Sarbanes-Oxley, the firm has appointed the Ombudsman to receive anonymous complaints in order to help ensure that all material concerns are addressed.

6.1.	Current Ombudsman

The Ombudsman is Kenneth A. Lefkowitz, a partner at the law firm of Hughes Hubbard & Reed LLP. Mr. Lefkowitz’s practice concentrates on capital markets, including SEC related issues, and on boards of directors and their special committees in strategic situations. In addition, Mr. Lefkowitz acts as outside general counsel to many of his clients.

Though effort will be made to preserve the anonymity of those contacting the Ombudsman, he and Hughes Hubbard serve as counsel to Ellington and ultimately represent the interests of Ellington. No attorney-client relationship will be established between the Ombudsman and those employees contacting him.

6.2.	Contacting the Ombudsman

6.2.1.	Directly

You can contact Mr. Lefkowitz directly at 212.837.6557.

6.2.2.	Anonymously

Although absolute anonymity cannot be guaranteed, you can send any complaints or concerns to the Ombudsman via regular mail to the following address:

Kenneth A. Lefkowitz

Hughes Hubbard Reed, LLP

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One Battery Park Plaza

New York, New York 10004-1482

6.3.	Handling of Information Received by the Ombudsman

Where it is consistent with the information received to do so, the Ombudsman will contact the CCO or the GC regarding information he has received. The CCO and GC, in consultation with the Compliance Committee or Executive Committee, as appropriate, will determine whether an investigation or internal review is warranted, and, if so, will determine the appropriate resources necessary for such a review, including engagement of external advisors to perform or assist in the review.

Where in the Ombudsman’s judgment information he has received might not be or has not been appropriately handled by the CCO or GC, he will report such information directly to the Chief Executive Officer.

6.4.	Information related to Ellington Financial LLC and Ellington Residential Mortgage REIT

Information received by the Ombudsman or from the Ombudsman by the CCO or GC related to auditing or accounting matters affecting Ellington Financial, LLC, Ellington Residential Mortgage REIT, or other publicly traded vehicles managed by the firm will be reported to the head of the respective company’s Audit Committee, In-House Counsel responsible for the company, the company’s Chief Financial Officer, or to another recipient designated in an Open Door or similar policy adopted by the company.

6.5.	Consultation with Ombudsman

At least quarterly, the CCO will contact the Ombudsman to verify that all information or complaints received by him have been communicated to the GC or CCO. The CCO will document the results of these verifying conversations with the Ombudsman.

6.6.	References

The Securities Exchange Act:

Section 10A(m)(4) (requiring audit committees of public companies to establish procedures for receiving anonymous complaints)

Rule 10A-3(b)(3) (requiring audit committees of public companies to establish procedures for receiving anonymous complaints)

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6.7.	Version History

Adopted:	February 2, 2009
Updated:	October 1, 2013; November 24, 2009

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7.	ROLE OF THE SUPERVISOR

Under the Advisers Act, Ellington is responsible for properly supervising its employees, and the SEC may prohibit the firm from engaging in advisory activities for up to a year if it finds that that the firm has failed to reasonably supervise an employee who has violated the securities laws.

Ellington recognizes this duty to supervise the actions of its employees. Adoption, implementation, and enforcement of this Code and of the Compliance Manual help the firm fulfill this duty by providing guidance to you concerning the standards you are expected to meet in the course of your employment, and by setting forth the key legal and ethical issues.

In addition, Ellington relies upon Personnel who act in a supervisory capacity. Supervisors are generally responsible for supervising employees to ensure they fulfill their job responsibilities diligently and in satisfaction of the firm’s high professional standards, and for ensuring that all Personnel who report directly to them live up to the standards and expectations set out in the Code, the Compliance Manual, and the Employee Handbook. Though supervisors are certainly expected to appropriately delegate responsibilities to others, and to rely upon them to satisfy delegated responsibilities, it is also incumbent on Supervisors to take reasonable steps, in light of the facts and circumstances, to monitor the work of those who report to them, and to ask questions and follow up on indications that an employee may not be fulfilling his or her responsibilities or may be acting improperly.

Ellington has established clear reporting lines, and all Personnel should be aware of who reports to them and to whom they report.

7.1.	References

Investment Advisers Act:

Section 203(i)(D) (providing the SEC with authority to impose penalties on advisers and their associated persons for failure to supervise)

7.2.	Version History

Adopted:	February 2, 2009

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8.	ROLE OF THE COMPLIANCE COMMITTEE

The Compliance Committee is responsible for oversight of the formulation, adoption, and implementation of this Code, the firm’s Compliance Manual, and related written policies and procedures designed to ensure compliance with applicable law. The Committee is further responsible for overseeing the firm’s practices for monitoring compliance with these policies through testing, audit, surveillance, or examination, and for assessing the adequacy and effectiveness of the overall compliance program and culture. As appropriate, the Committee may make recommendations to management to enhance the compliance program, to address any weaknesses in the program, or concerning recommended responses to any material violations of firm polices and procedures.

8.1.	Composition of the Committee

The members of the Committee include the CCO, the Chief Accounting Officer, the GC, and such other employees of the firm as may be appointed from time to time by the Committee.

8.2.	Version History

Adopted:	February 2, 2009
Updated:	March 19, 2012; November 24, 2009

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9.	ROLE OF THE CHIEF COMPLIANCE OFFICER AND THE GENERAL COUNSEL

The CCO and the GC are responsible for overseeing the implementation of the firm’s compliance program. The CCO is primarily responsible for the day-to-day operation of the program.

Though the GC and CCO are responsible for the implementation of the program, you are responsible for ensuring that you are familiar with and understand firm policy and relevant laws and regulations, and that you conduct yourself in accordance with them. The GC and the CCO serve in an advisory capacity, including by providing guidance or making recommendations to senior management. While you are expected to seek the appropriate guidance from the GC and the CCO, you are responsible for your own conduct.

9.1.	Discretion of GC and CCO

Certain provisions of the Code and the Compliance Manual call for the CCO or the GC to exercise discretion as to whether a course of action or proposed transaction is to be approved, or as to whether an exception may be made to firm policy. Decisions made by either the CCO or the GC in the exercise of this discretion are final and conclusive. It is also within the discretion of each to explain the reasons for any such decision, or, if appropriate, to provide no reason.

9.2.	Delegation of Authority to Designee

The GC and the CCO may, within their discretion, delegate specific responsibilities under the Code or under the provisions of the Compliance Manual, to other Ellington Personnel. Each provision of the Code or the Compliance Manual that calls for an action by the GC or CCO should be read to permit that such action be taken by the designee of either, respectively.

9.3.	Exceptions and Prior Approvals

The provisions of this Code and the Compliance Manual provide a framework, but are, of necessity, not exhaustive, and may not anticipate or fit all factual circumstances. The GC and the CCO generally have the authority to make necessary and appropriate exceptions, and to grant approval for activities which require prior approval. However, neither the GC nor the CCO may grant an exception or prior approval concerning themselves. Unless otherwise provided, exceptions related to either will be granted only by the members of the Compliance Committee excluding the requestor.

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9.4.	Version History

Adopted: February 2, 2009

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10.	DISCIPLINARY PROCEDURES

Any violation of this Code or the firm’s Compliance Manual constitutes grounds for disciplinary action, up to and including dismissal. The disciplinary action taken in response to a violation will depend upon the seriousness of the violation and all relevant facts and circumstances. The Compliance Committee is generally responsible for setting guidelines for disciplinary action, and, in serious cases, making recommendations to senior management concerning what action is to be taken. To the extent consistent with governing employment laws and regulations, disciplinary action may take, without limitation, the form of issuing a letter of caution or warning, requiring that personal trades be reversed, requiring the disgorgement of profits or gifts, suspending personal trading, imposing a fine or decreasing discretionary compensation, suspending employment (without compensation), forfeiture of deferred bonus, making a civil referral to the SEC, making a criminal referral, terminating employment for cause, or any combination of the foregoing. Nothing herein shall alter or limit the at-will employment status of Ellington employees.

Ellington Personnel, including the CCO and members of the Compliance Committee, will not determine whether, or participate in the determination of whether, they have themselves violated the Code or provisions of the Compliance Manual, and will not recommend to management or have a role in the recommendation to management of what disciplinary action is to be taken with respect to any such violation.

10.1.	Violations of Personal Trading Policy

We take compliance with the pre-clearance and other provisions of our Personal Trading policy very seriously, and expect you to exercise care to ensure that all of your personal trading is consistent with the policy. Failure to secure required pre-clearance is a violation of our Code of Ethics, even in cases when pre-clearance of a transaction would have been granted had it been requested.

Though willful violations, and failures to pre-clear transactions that would not have been approved, may have different or more serious consequences, non-willful failures to pre-clear transactions that would have been approved will be handled as follows:

¡	A first failure will result in suspension of the employee’s personal trading for a period of three months.

¡	A second failure within a 24 month period will result in a suspension of the employee’s personal trading for a period of six months.

¡	An additional failure within a 24 month period of a second failure will result in a referral to the Executive Committee for additional disciplinary action.

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During a suspension, only securities transactions in open-end mutual funds and other “Permitted Instruments” will be permitted. For example, an employee whose personal trading privileges have been suspended may not even trade in Green List securities, or trade stocks below our de minimis threshold.

This disciplinary framework is a general guideline only. Depending upon the gravity of any particular violation, differing or more severe disciplinary steps may be warranted.

10.2.	Version History

Adopted:	February 2, 2009
Updated:	July 11, 2012

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11.	PERSONAL TRADING

Ellington’s policies with respect to personal securities transactions by employees are designed to (1) avoid the misuse of inside information and material non-public information, which could violate federal securities laws, (2) avoid conflicts of interest or the appearance of conflicts of interest (such as front-running), and (3) discourage excessive personal securities transactions that can distract employees from their professional duties.

You should be mindful that personal securities transactions may be limited or prohibited at any time, that is, you could be indefinitely prohibited from purchasing a certain security, or, if you own it, you could be prohibited from selling it. For example, if you own shares of a certain company, and that company is subsequently placed on the Restricted List, you will be prevented from selling those shares for so long as the company remains on the List, where it may remain for an indefinite period of time.

11.1.	Definitions

In order to make it easier to review and understand Ellington’s Personal Trading policy, a few key terms are defined below. Capitalized terms used in this Code have the meanings given below.

11.1.1.	Client Account

“Client Account” means any managed account or investment fund as to which, or for whom, the firm provides investment advisory or management services.

11.1.2.	Compliance 11

Compliance 11 (“C11”) is the web-based service used by the firm to collect and review personal trading information, and to disseminate and collect periodic reports and certifications. You should receive a username and password for C11; a link for accessing C11 is available on the Compliance Intranet page at http://intranet/compliance.

11.1.3.	Firm Account

“Firm Account” means a proprietary investment or trading account maintained by Ellington for the firm or its employees.

11.1.4.	Green List

“Green List” is a list, provided to you on a periodic basis, of certain more liquid common stocks that under certain circumstances you will be

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permitted to trade for your Personal Accounts without prior approval, but only as described below in Section 11.2.2.3.

11.1.5.	Permitted Instruments

“Permitted Instruments” means:

¡	direct obligations of the United States;
¡	high quality short-term debt instruments, which include most bankers’ acceptances, certificates of deposit, commercial paper, and repurchase agreements;
¡	shares issued by open-end mutual funds;
¡	currencies issued by the U.S., U.K., Canada, France, Italy, Germany, or Japan; or
¡	currencies issued by any other country if the U.S. Dollar equivalent amount of such currency transaction or series of transactions does not exceed $1,000,000.

11.1.6.	Personal Account

“Personal Account” means a security or other financial instrument (or an account, other than a Client Account or a Firm Account, holding securities or other financial instruments) held by Ellington Personnel or over which such person exercises control or as to which such person provides investment advice or has “beneficial ownership.” “Personal Account” DOES NOT include an account in which the broker/custodian ONLY allows Permitted Instruments to be held (e.g., some mutual fund accounts are structured this way). The term “beneficial ownership” is defined by rules of the SEC. Generally, you are deemed to have beneficial ownership of securities and other financial instruments held in the name of:

¡	your spouse or a minor child;
¡	a relative (including in-laws, step-children, or step-parents) sharing the same house; or
¡	anyone else, if you can obtain ownership of the securities or other financial instruments immediately or at some future time.

11.1.7.	Restricted List

“Restricted List” is a list of securities and other financial instruments that are subject to trading restrictions. Securities may be added to the Restricted List for a number of reasons, including to enforce trading restrictions, monitor trading activity, or control risk related to the receipt of potentially material, non-public information. Absent an express exception granted by the CCO or the GC, all trading in Restricted List securities and financial instruments by any Ellington Personnel is prohibited.

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11.2.	Trading Restrictions

Any trading for a Personal Account not in compliance with this section of the Code is strictly prohibited. Except as specifically permitted below, this restriction applies to all securities, derivatives, and futures.

11.2.1.	Prior Written Approval Required for Transactions in Personal Accounts

Except as explained in “Exceptions to Requirement of Prior Written Approval” below, all Ellington Personnel must obtain prior approval for all transactions for a Personal Account from the CCO or a designee. Approval for transactions should be secured using the request form in C11, or by using the most current version of the firm’s standard request form.

11.2.1.1.	Scope of Approval

Unless explicitly specified otherwise, written approval for a transaction is valid until the close of business on the second business day following the day on which the approval is given.

Approvals are also valid only for the number of shares or principal amount specified in the approval.

11.2.1.2.	Approval of Limit Orders

You may request approval for a limit order. Requests must specify that the requested order is a limit order, and specify the limit price. Approvals for limit orders are valid for 20 trading days following the day on which the approval is given.

11.2.1.3.	Expiration of Approval and Effect of Notices

You are responsible for making sure approved trades, if executed, are executed prior to expiration of the approval. Though we may arrange for our personal trading system to provide email notifications when approvals are expiring, you are responsible for ensuring you comply with the policy, regardless of whether or not you receive notice that an approval is expiring.

11.2.1.4.	Discretion Exercised by Others

Other than as discussed below in “Trades in Accounts over which you have no influence or control,” you are responsible for making sure trades in your reportable accounts are pre-cleared, regardless

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of whether you are the person who executes the trade. This means that:

¡

If a broker managing your account normally contacts us the Compliance group to request pre-clearance for you, you will still be held accountable under this policy for their failure to request pre-clearance; and

¡

If someone other than you, for example your spouse, or a parent, has authority to trade in an account, and they do so without you having obtained a necessary pre-clearance, you will still be held accountable under this policy.

11.2.2.	Exceptions to Requirement of Prior Written Approval

Prior approval is not required for certain categories of securities transactions, although all transactions in these securities must be reported to the CCO as described in Section 11.6, “Reporting of Transactions and Holdings.” Prior approval is not required for transactions in:

11.2.2.1.	Permitted Instruments

Permitted Instruments, as defined in Section 11.1.5 above.

11.2.2.2.	Exchange Traded Funds (ETFs)

Exchange Traded Funds (ETFs) with a market capitalization of at least $1 billion and an average daily trading volume of at least 400,000 shares per day over the preceding 3-month period.

11.2.2.3.	Green List issuers

Green List issuers, which means the common shares or publicly traded debt of any issuer that appears on the Green List but that is not on the Restricted List, but only where the “aggregate value of all your trades” in such issuer on any given day is less then $250,000. Prior approval is still required for options or other derivatives related to issuers on the Green List. For the purposes of this section, the “aggregate value of all your trades” means the total absolute value of all transactions (i.e., viewing all buys and sells as positive amounts) for all of your Personal Accounts combined.

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11.2.2.4.	de minimis trading of public companies

de minimis trading of public companies, which means the common shares of any publicly traded company that is not on the Restricted List if the aggregate value of all purchases of such issuer is less than $5,000 and the aggregate value of all sales of such issuer is less than $5,000 on a given day. For the purposes of this section, the “aggregate value” means the total absolute value of such transactions for all of your Personal Accounts combined.

11.2.2.5.	Trades in Accounts over which you have no influence or control

Trades in Personal Accounts over which you have no direct or indirect influence or control, provided that the CCO has received evidence sufficient to establish that you have no such influence or control. Decisions to exempt trading in such Personal Accounts from the prior approval requirement will be made by the CCO on a case-by-case basis in light of all of the facts and circumstances.

11.2.2.6.	Municipal Securities

Prior approval is not required for municipal securities.

11.2.3.	No Personal Trading Permitted through Ellington Trading Desks

Without the prior, written approval of the CCO or the GC, no transaction for a Personal Account may be effected through or using the influence of one of Ellington’s trading desks.

11.3.	Restrictions on Trading and Holding of Ellington-Managed Public Companies

Because of the firm’s role with respect to the publicly traded vehicles it manages, including Ellington Financial LLC (“EFC”) and Ellington Residential Mortgage REIT (“EARN”) (together “Ellington-Managed Public Companies”), trading and owning of those companies’ shares is subject to the following restrictions. These restrictions are in addition to any other applicable restrictions included in the Code.

11.3.1.	Trading Windows

Ellington-Managed Public Companies will ordinarily be maintained on the firm’s Restricted List. Trading by employees, however, is expected to be permitted during trading windows. As explained below, even during a trading window, each trade must be approved beforehand by the CCO or his designee. If you are interested in trading shares of an Ellington-

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Managed Public Company, you can contact the CCO for information about expected trading windows.

Though windows are expected to open periodically, there is no guarantee that a window will open when expected, or that it will remain open for the amount of time expected. Consequently, it is possible that you will not be permitted to buy or sell the shares of Ellington-Managed Public Companies for extended periods of time.

11.3.2.	Pre-clearance requests two days before trading

Requests for approval to trade Ellington-Managed Public Companies may take longer to review than typical pre-clearance requests. In light of this, you must submit pre-clearance requests for Ellington-Managed Public Companies two business days ahead of the day you expect to trade, though pre-clearance may be granted more quickly than that. As with any request to trade a security on Ellington’s Restricted List, a request to trade Ellington-Managed Public Companies may be denied by Compliance for any reason (possibly with no explanation provided), and in the case of Ellington-Managed Public Companies may be denied even if the request is made during an open trading window.

11.3.3.	No de minimis exception

All trading of Ellington-Managed Public Companies in a Personal Account must be pre-cleared, regardless of the number of shares or dollar amount of the transaction. The de minimis exception to the pre-clearance requirement applicable in other circumstances is not available for trading of Ellington-Managed Public Companies.

11.3.4.	Required use of designated broker dealer

If you are going to buy, sell, or hold shares of Ellington-Managed Public Companies, you must do so in an account at a broker-dealer designated by Ellington for this purpose. Centralization of trading of Ellington-Managed Public Companies by Ellington Personnel at a single broker-dealer helps to reduce the risk of inadvertent violations of our policies in this area.

If you would like to purchase shares of an Ellington-Managed Public Company, you should contact the CCO for information about which broker-dealer you are required to use and for the appropriate contact information for opening an account there.

11.3.5.	No shorting

You may not sell short shares of Ellington-Managed Public Companies.

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11.3.6.	Expected minimum six-month holding period

Under the securities laws, officers and directors of a public company are not permitted to benefit from “short swing” trading. This restriction is intended to prevent officers and directors from unfairly using information they have gained because of their position.

Under ordinary circumstances, out of an abundance of caution, we expect to apply a similar standard to trading of Ellington-Managed Public Companies by all Ellington Personnel. As a consequence, you should expect that requests for approval to sell that are within six months of a purchase, or requests to purchase that are within six months of a sale, are likely to be denied.

11.3.7.	No trading while in possession of material, non-public information

Notwithstanding all of the above, you may not, under any circumstances, trade shares of Ellington-Managed Public Companies while in the possession of material, non-public information about them, even during a trading window and even if you have pre-cleared the trade.

Please see the Insider Trading section of this Manual for further discussion of materiality and of insider trading law in general. As noted there, the assessment of whether information is material can be complex and involve significant judgment. If you have doubt about whether information you possess is material, non-public information, you should consult with the GC or the CCO.

11.3.8.	Reporting of executions by Section 16 filers

Officers, directors, and owners of 10% or more of the outstanding shares of Ellington-Managed Public Companies (“Section 16 Filers”) are required to file reports with the SEC under Section 16 of the Exchange Act within two business days of reportable transactions. Ellington Personnel who are Section 16 filers should report trade executions to the CCO on trade date to facilitate preparation and filing of the requisite reports.

11.4.	Restriction on Investment in IPOs

You MAY NOT receive an allocation of a newly issued security issued in connection with an initial public offering (IPO) without the prior approval of the CCO. The CCO will retain records of each decision with respect to any such request for approval, and the basis for that decision.

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11.5.	Restriction on Investment in Private Placements

You also MAY NOT invest in any private security (including a private placement by a public company, or any privately offered security such as an investment in another hedge fund, a real estate fund, a private equity fund, or a direct investment in a non-public company) without the prior approval of the CCO. The CCO will retain records of each decision with respect to any such request for approval, and the basis for that decision. You also may not redeem or sell any investment in a private security without the prior approval of the CCO.

11.5.1.	Investment in Ellington-managed funds

Subscriptions and redemptions by Ellington Personnel in Ellington managed funds are handled through Investor Relations and requests should be made to Investor Relations. Investor Relations will provide prior notice to the CCO of pending subscription and redemption requests from Ellington Personnel, and the CCO may disallow a subscription or redemption. Though subscriptions and redemptions are handled by Investor Relations, the Management Company Controller, CFO or other members of the Financial Reporting group shall notify Investor Relations if they become aware of pending or requested subscriptions or redemptions that they have reason to believe may not be known by Investor Relations.

Subscriptions in our private funds are limited to those who meet certain financial criteria or who are deemed knowledgeable employees under applicable rules. Once a subscription or redemption request has been made to Investor Relations and the CCO has been notified, the CCO may disallow subscriptions in light of these qualification standards, or for other reasons, including based upon input from the subscriber’s supervisor or members of senior management. The CCO may also disallow redemptions for a number of reasons, including in light of co-investment or similar agreements, in light of disclosure regarding the amount of investment in Ellington Clients or a particular Ellington Client by Ellington Personnel, or to avoid the appearance of the misuse of nonpublic information or other appearance of impropriety.

11.6.	Limit on Investment in Financial Firms

You may not own in any Personal Account any stock or any other direct or indirect financial interest in any other organization primarily engaged in any securities, financial, or related business, except for minority stock ownership or other financial interest in a business which is publicly owned, provided that you may own a minority interest in a private securities, financial, or related business if that interest is acquired, owned, or disposed of indirectly through an entity

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which you do not advise and over which you exercise no investment discretion, e.g. an interest acquired by a third-party managed private equity or similar fund in which you have invested.

11.7.	Limit on Investment in Residential Real Estate

To control potential conflicts and the appearance of conflict between your investment activity and residential real estate investment activity by Ellington clients, purchases of residential real estate in the U.S. for investment purposes, like investments in securities, require pre-clearance by the compliance group. This pre-clearance requirement applies only to real estate purchased for investment purposes, and does not apply to real estate that you purchase for use as a primary residence or as a secondary or vacation residence. It also does not currently apply to direct purchases of residential real estate in New Jersey, New York, Connecticut, Massachusetts, Rhode Island, Vermont, New Hampshire, Maine, or outside of the United States. Please keep in mind that in cases in which an LLC or similar private entity is formed for purposes of real estate investments of this sort, your interest in the LLC is a private security and is subject to our pre-approval requirement for private securities.

11.8.	Reporting of Transactions and Holdings

To ensure compliance with the Code of Ethics, Ellington’s Compliance Manual, and applicable law, Ellington collects information regarding the personal trading activities and holdings of all Ellington Personnel. To assist with this process, you must submit periodic reports and certifications concerning your accounts, transactions, and holdings.

Most of the reporting requirements outlined below can be satisfied through timely completion of reports and certifications you will be asked to make using C11, the web-based service used by the firm to facilitate compliance with this section of the Code.

11.8.1.	Initial Holdings Report

You must provide the CCO or his designee with a list of all Personal Accounts within five business days of initial receipt of this Code or an initial request for such account information. Unless instructed otherwise by the CCO or his designee, you must also at that time supply the most recent account statements for each of your Personal Accounts and identify any securities you own which are not reflected on those statements. The statements may be dated no more than 45 days prior to the commencement of your relationship with Ellington.

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11.8.2.	Required Delivery of Duplicate Statements and Confirmations

You must arrange for duplicate copies of all confirmations and statements for Personal Accounts in which you hold anything other than Permitted Instruments to be sent to the CCO or his designee. Through C11, the firm is able to electronically receive confirmation and statement information for accounts held at certain brokers. Delivery of duplicate paper statements is not required when the equivalent information is received electronically through C11.

11.8.3.	Annual Holdings Report

On or before February 14th of each year, you must provide the CCO with a report of all securities you hold—excluding Permitted Instruments—which are not reflected on duplicate account statements sent directly to the CCO.

11.8.4.	Quarterly Transaction Reports

Within 30 days of the end of each calendar quarter, you must provide the CCO with a report of all securities transactions in which you engaged during the quarter which are not reflected on duplicate account statements sent directly to the CCO, excluding transactions in Permitted Instruments. At such time, you may be required to verify that all of your Personal Accounts have been identified to the CCO or a designee.

11.8.5.	Reporting of Newly Opened Accounts

You must apprise the CCO within five business days of the opening of a Personal Account, and, as required by Section 11.6.2 above, arrange for duplicate statements and confirmations for any such account to be sent directly to the CCO.

11.8.6.	Exceptions to Reporting Requirements

You may not be required to satisfy certain of the above reporting requirements with respect to certain Personal Accounts. Decisions as to the applicability of either of the two exceptions listed below will be made on a case-by-case basis by the CCO.

11.8.6.1.	Automatic Investment Plans

Automatic investment plans, including Dividend Re-investment Plans, may be exempt from the Quarterly Transaction Report requirement in Section 11.8.4 above.

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11.8.6.2.	Accounts over which you have no influence or control

Personal Accounts over which you have no direct or indirect influence or control may be exempt from the requirements in Sections 11.8.1 through 11.8.5 above, provided that such accounts must be identified to the CCO as required in Sections 11.8.1, 11.8.4, and 11.8.5 above, and provided that the CCO has received evidence sufficient to establish that you have no such influence or control.

11.8.7.	Identification of Family Members who are Officers or Directors of Public Companies or whose Employers may do Business with Ellington

In order to assist the firm in identifying sources of real or apparent conflicts of interest, Ellington will periodically, typically in connection with a quarterly or annual holdings or transaction report, ask that you provide information about members of your family or household who are employed by firms who do or who may do business with Ellington, particularly securities, financial, or related firms, or who are directors or officers of public companies.

11.8.8.	Additional Requests for Information

From time to time the firm may request the information discussed in this section in a different form or at a different time than outlined above. You are required to supply such information whenever requested to do so.

11.8.9.	Reporting by Interns, Contractors, and Temporary Employees

In lieu of arranging for duplicate statements and confirmations to be sent to the CCO, Ellington Personnel whose expected tenure with the firm is less than six months may personally deliver a statement dated December 31 in connection with any required Annual Holdings Report during their relationship with the firm, and may, in connection with any required Quarterly Transaction Report, personally deliver account statements covering transactions during that quarter, provided that such statements are delivered prior to the date by which such Reports are due.

11.9.	Exceptions for Short Term Personnel

Short term or temporary Personnel who do not have access to nonpublic information regarding trading on behalf of the firm’s clients and who are not involved in making investment or trading recommendations, may be exempt from the reporting and trade pre-approval requirements under this section. Exemptions will be granted on a case-by-case basis by the CCO.

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11.10.	Review by Compliance

The CCO or a designee will review the personal trading information collected pursuant to this Section, and conduct additional inquiry as necessary, in order to identify potentially abusive trading by Ellington Personnel, and in order to identify violations of this Code. The CCO is responsible for keeping a record of any such violations and the action taken as a result. The CCO will report potentially abusive trading and substantive violations of this Code to the Compliance Committee, or to members of the firm’s senior management, as appropriate.

The GC or a designee will review the personal trading of the CCO.

11.11.	References

Investment Advisers Act:

Section 204A (requiring advisers to establish and enforce written policies designed to prevent the illegal use of material nonpublic information by the adviser and its associated persons)

Rule 204A-1(b) (requiring submission of transaction and holdings reports by an adviser’s access persons)

Rule 204-2(a)(12)(ii) (requiring retention or a record of all violations of an adviser’s code of ethics and action taken as a result of the violation)

Rule 204-2(a)(13)(iii) (requiring retention of records of decisions and reasons supporting decisions to approve an access person’s investment in an IPO or privately placed security)

11.12.	Version History

Adopted:	July 15, 2008
Updated:	October 1, 2013; July 16, 2012; July 11, 2012; March 23, 2012; January 5, 2011; November 24, 2009; February 2, 2009

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12.	GIFTS AND ENTERTAINMENT

Giving or receiving gifts in a business setting can give rise to an appearance of impropriety or may raise potential conflicts of interest. Ellington has adopted the policies set forth below to guide employees whenever gifts are accepted from, or given to (or for the benefit of), any individual or entity doing business with Ellington.

Generally, you should not accept or provide any gifts or favors that might influence the recipient’s decisions regarding business transactions involving Ellington or Client Accounts, or even that might reasonably be perceived by others as influencing those decisions. Although modest gifts and favors may be accepted or given on an occasional basis, even a nominal gift should not be accepted if, to a reasonable observer, it might appear that the gift would influence the recipient’s business decisions. Where there is a law that affects the acceptance of gifts of nominal value (for example, certain government workers are prohibited from accepting gifts), the law must be followed.

Generally, you should also not host or attend meals or other forms of business entertainment that might reasonably be perceived as so frequent or excessive as to improperly influence the guest’s decisions regarding business transactions involving Ellington or our Client Accounts.

12.1.	Giving of Gifts or Entertainment

The giving of gifts to or entertainment of any person or entity related in any way to Ellington or its business, except as discussed below, is strictly prohibited without the prior approval of the GC or the CCO, who will keep a record of any such approvals.

12.1.1.	Limit on Gifts to or Entertainment of Certain Classes of Recipients

Notwithstanding the general exceptions listed in 12.1.2 below, provision of gifts or entertainment to certain, specific classes of recipients is subject to additional restrictions because of laws or regulations applicable to them. Each of these classes of recipients and the applicable policy are discussed below.

In addition to the gifts and entertainment described in the discussion of each class below, you may provide such recipients with items of nominal value on an occasional basis. Items of nominal value include, for example, an ordinary promotional item bearing an Ellington logo, modest meal or snacks provided during an on-site visit, or other non-monetary items less than $10 in value.

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12.1.1.1.	ERISA Plan Asset Investors

An ERISA Plan Asset Investor is anyone who you know or should have reason to know is the source, potential source, or who represents the source or potential source of Ellington-managed assets subject to ERISA (an “ERISA Plan Asset Investor”). ERISA Plan Asset Investors include, for example, representatives of pension funds who are or may become Ellington Clients or invest in Ellington-managed funds, and representatives of advisers to funds-of-funds which include substantial investments by pension plans and which have invested or may invest in Ellington-managed funds.

You may provide ERISA Plan Asset Investors with non-cash gifts or entertainment less than $50 in value, provided that:

¡	gifts and entertainment in aggregate provided to that recipient during the prior twelve months, including the proposed gift or entertainment, are less than $100 in value; and

¡	the gift or entertainment receives the prior approval of the GC or CCO.

12.1.1.2.	Foreign Officials

A Foreign Official is any officer or employee of (i) a foreign government, (ii) an agency or instrumentality of a foreign government, (iii) a foreign political party, or (iv) an enterprise owned or controlled by a foreign government, and any candidate for foreign political office.

You may provide Foreign Officials with non-cash gifts or entertainment, provided that:

¡

the gift or entertainment is valued at $50 or less, gifts in aggregate provided to that recipient during the prior twelve months, including the proposed gift, are less than $50 in value, and the recipient has been entertained four or fewer times in the previous 12 months, including the proposed entertainment; or

¡	the gift or entertainment receives the prior approval of the GC or CCO.

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The intent of this policy is to limit entertainment of Foreign Officials to entertainment that is of reasonable or moderate value in a given country, recognizing that a meal that is modest in one country or region could have the same monetary value as one that is extravagant in another. Because of this, the CCO may in some cases establish higher pre-approval thresholds on a country by country basis.

12.1.1.3.	State or Local Pension Officials

A State or Local Pension Official is any officer or employee of a U.S. state, county, or municipal pension. Gifts and entertainment provided to State or Local Pension Officials, other than items of nominal value as described above, require the prior approval of the GC or CCO.

12.1.2.	Exceptions to Requirement of Prior Approval of Giving of Gifts or Entertainment

Without in any way diminishing your responsibility to exercise good judgment in accordance with the principles laid out above, including consulting with the CCO if appropriate, and except as discussed above with respect to ERISA Plan Asset Investors, provision of the following gifts and entertainment will typically not require prior approval of the GC or CCO:

12.1.2.1.	Entertainment or meals provided under $500 per person per event

Entertainment or meals, not to exceed $500 per person per event, provided that you are present as the host at the event or meal, and provided that you report to the CCO circumstances in which you provide entertainment valued at less than $500 per person per event three or more times in any three month period to the same individual.

12.1.2.2.	Gifts and gratuities under $250

Other non-cash gifts and gratuities or anything else of value given by you, not to exceed $250 in total value given during any 12 month period to any individual.

12.2.	Acceptance of Gifts or Entertainment

The accepting of gifts from or entertainment by any person or entity related in any way to Ellington or its business, except as discussed below, is strictly prohibited without the prior approval of the GC or the CCO, who will keep a record of such requests and the decision made with respect to each.

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12.2.1.	Limit on Gifts or Entertainment Accepted in Connection with Transactions for ERISA Clients

Notwithstanding the exceptions listed in 12.2.2 below, you may not accept any gift or entertainment offered in whole or in part because Ellington advises an ERISA Client or because of the amount of business conducted by Ellington on behalf of an ERISA Client. An ERISA Client is any account managed on behalf of a pension or retirement plan, or any fund 25% or more of which is owned by ERISA Plan Asset Investors.

For your reference, ERISA Clients are identified in the fund table in Ellin by an ERISA flag, which should be set to “1” for each fund which is an ERISA Client.

12.2.2.	Exceptions to Requirement of Prior Approval of Acceptance of Gifts or Entertainment

Without in any way diminishing your responsibility to exercise good judgment in accordance with the principles laid out above, including consulting with the CCO if appropriate, and except as discussed above with respect to ERISA Clients, acceptance of the following gifts and entertainment will typically not require prior approval of the GC or CCO:

12.2.2.1.	Entertainment or meals received under $250 per person per event

Entertainment or meals, not to exceed $250 per person per event, provided that the host is present with you at the event or meal, and provided that you report to the CCO circumstances in which you receive entertainment valued at less than $250 per person per event three or more times in any three month period from the same individual, entity, or group of individuals from the same entity.

12.2.2.2.	Gifts and gratuities under $250

Other non-cash gifts and gratuities or anything else of value received by you, not to exceed $250 in total value in any 12 month period from any individual, entity, or group of individuals from the same entity.

12.3.	Personal Gifts or Entertainment Not in Relation to Ellington’s Business

In reviewing any requests for approval of gifts or entertainment exceeding the limits described above, the GC or CCO may consider whether such gift or entertainment is not in relation to Ellington’s business. Factors to be considered in making that determination may include whether:

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¡	there is a pre-existing personal or family relationship between the giver and receiver or guest and host;

¡	there is a likelihood that the giver and recipient will substantively interact in connection with Ellington’s business;

¡	the gift or entertainment is associated with a customary life event such as a wedding or the birth or adoption of a child;

¡	the giver or host is paying for the gift or entertainment personally; and

¡	the gift or entertainment might reasonably appear excessive in the circumstances.

12.4.	References

NASD Notice to Members 06-69 (December 2006) (providing guidance to member broker-dealers on the treatment of gifts under FINRA Rule 3220 (formerly NASD Rule 3060))

A Resource Guide to the U.S. Foreign Corrupt Practices Act (November 14, 2012) (providing guidance on the FCPA from the U.S. Department of Justice and the SEC, available at http://www.justice.gov/criminal/fraud/fcpa/guide.pdf)

12.5.	Version History

Adopted:	February 2, 2009
Updated:	October 1, 2013
January 5, 2011

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13.	OUTSIDE ACTIVITIES

Outside business activities, including employment outside Ellington, as well as service on the board of directors of an outside company, could lead to potential conflicts of interest, raise insider trading concerns, or otherwise interfere with your duties to the firm and its clients. Except as provided below, you may not be employed by, or serve as a director, officer, or trustee of any public or private company unaffiliated with Ellington. You also may not engage in outside business activities, including acting as a consultant, or serve on a creditor’s or advisory committee with respect to a company unaffiliated with Ellington.

13.1.	Exception for Approved Positions

In certain circumstances it may be in the interest of the firm or its clients for you to engage in the outside activities described above. You may engage in such activities only upon receiving written approval from the GC or CCO. Permission to engage in such an outside activity may be rescinded at any time if the GC or CCO determines that continuing the outside activity is against the interests of either the firm or its clients. Thus, though you have received written permission to pursue them, you may be required to resign an outside position, or discontinue outside business activities at any time.

13.2.	Charitable and Civic Activities

Ellington encourages you to be involved in the affairs of our community. However, you must receive prior written approval from the GC or the CCO before serving as a director or trustee of any organization that could potentially do business with Ellington or invest in an Ellington fund, or with respect to which you would potentially be involved in investment or similar matters. This pre-approval requirement does not apply to family or personal trusts, but you should keep in mind that investment activities by such trusts should be reported consistent with the Personal Trading section of this Code.

You must also seek prior written approval from the GC or the CCO before running for election or seeking appointment to any government-related position. As with any other outside activity for which you may have received approval, the firm may, at any time, require you to resign a position approved under this subsection if the interests of the firm or its clients so requires.

13.3.	Business Opportunities

Without the prior written consent of the GC or the CCO, you may not take for yourself business opportunities that are offered to you or become available to you because you are associated with Ellington. You also may not use firm

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property, including information you receive as a result of your association with the firm, for personal gain, or to compete with the firm.

13.4.	Separation of Outside and Professional Activities

Whenever you engage in activities outside your capacity at Ellington, including when you have been given approval to pursue such outside activities, you must take care to avoid creating the impression that Ellington endorses or approves of those outside activities. As a general rule, you should avoid using your association with Ellington to further your pursuits outside the firm, and you may not use firm property or facilities for outside activities. You are also expected to notify the GC or CCO of any events in connection with any of your outside activities that could materially impact the firm or its reputation.

Likewise, you should avoid engaging in outside activities during work hours. Except with the prior written approval of the CCO, you may not solicit other Ellington Personnel on Ellington’s premises, using Ellington equipment or facilities, or while either you or the person solicited are working.

13.5.	Prohibited Payments Involving Third Parties

Certain activities, by their very nature, breach the duty of loyalty that you have to Ellington. Therefore, without the prior written consent of the CCO or the GC, you may not:

¡	Pay, directly or indirectly, to any individual or entity, any part of your compensation received from Ellington in connection with any transaction on behalf of Ellington or an Ellington client;

¡

Accept, directly or indirectly, from any individual or entity other than Ellington, compensation of any nature as a bonus, commission, fee, gratuity or other consideration in connection with any transaction on behalf of Ellington or an Ellington client.

13.6.	Version History

Adopted:	February 2, 2009

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14.	COMMUNICATION WITH THIRD PARTIES

Care should be taken in all communications you undertake on behalf of Ellington or our clients. The firm has high standards for fairness, integrity, and professional conduct and expects that all of your communications will reflect those high standards. In addition, communications with certain groups of third parties, and communications of certain types, are best handled under the supervision of specialized Ellington Personnel.

14.1.	Regulators and Government Agencies

Except as provided in the Regulatory Filings section of the Compliance Manual, all communications received from a regulator or government agency that oversees the firm, including any from the SEC, CFTC, NFA, or FINRA should be immediately referred to the GC or CCO.

14.2.	Press and the Media

All communications from a member of the press should be referred to the head of Investor Relations. You may not speak to a member of the press in your capacity at Ellington or with regard to the business of Ellington, its affiliates, or any Ellington-managed fund or account without the express permission of Michael Vranos, Laurence Penn, or Richard Brounstein.

14.3.	Entering into Contracts

Except for standard or form contracts that have been previously approved for use by the GC, all contracts, prior to execution, should be reviewed by the GC or his designee, which may include designated outside counsel.

14.4.	Engaging Outside Counsel

You may not engage outside counsel on behalf of the firm, its affiliates, or any Ellington-managed fund or account for a new matter without the prior approval of the GC.

14.5.	Investor Communications

Communication with our investors must be handled with particular care in light of our duties to them and the complexity of the law governing communications between an adviser and its clients. A member of the Investor Relations group should be consulted with respect to any communication with an investor in any Ellington-managed fund or account. Such communications, when they take the form of marketing materials, must also be reviewed and approved beforehand as provided in the Marketing section of the Compliance Manual.

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14.6.	No Communications Disparaging Clients, Investors, Ellington, or Ellington Employees

When communicating with outside parties you should not in any way, either orally or in writing, disparage Ellington or our affiliates, or any of our current or former clients, investors, or employees, including without limitation by making or soliciting any comments, statements, or the like to the media or to others that may be considered to be derogatory or detrimental to the good names or business reputations Ellington or our current or former clients, investors, or employees.

14.7.	Version History

Updated:	March 19, 2012; June 13, 2011
Adopted:	February 2, 2009

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15.	DISTRIBUTION AND ACKNOWLEDGEMENT OF THE CODE OF ETHICS

Ellington will distribute a copy of this Code to all new Personnel upon commencement of their relationship with the firm. All Personnel must acknowledge in writing that they have received, read, understood, and agree to comply with the Code of Ethics. Ellington will also make the current version of the Code regularly available to Personnel through the firm’s intranet, distribute notice to Personnel of material amendments to the Code, and request periodic acknowledgement of the Code and agreement to abide by it.

15.1.	Distribution of the Code of Ethics to Investors

Investor Relations will provide a copy of the Code of Ethics to investors in Ellington-managed funds upon receiving written request.

15.2.	References

Investment Advisers Act:

Rule 204A-1(a) (requiring registered advisers to adopt a code of ethics)

Rule 204A-1(a)(5) (requiring registered advisers to distribute their codes and amendments to their supervised persons)

15.3.	Version History

Adopted:	February 2, 2009
Update:	October 1, 2013

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16.	POLITICAL CONTRIBUTIONS

Ellington respects employee participation in civic and political affairs. Political or campaign contributions by employees of an investment adviser, however, can in some circumstances create an appearance of impropriety, particularly when the receiving government official is or may be in a position to influence a decision by a state or government agency to engage the adviser to provide advisory services.

The SEC has adopted a specific rule in this area known as the “Pay-to-play Rule.” The Rule limits the ability of an adviser to receive compensation for advisory services provided to a government entity like a state pension for a period of two years after the adviser or certain classes of the adviser’s employees have made a political contribution to a relevant candidate or official.

We have adopted the policy outlined below in order to preserve the firm’s ability to provide investment advisory services to state or municipal governments, agencies, or pension plans or funds. Because case-by-case application of the Pay-to-play rule can be complex, our policy requires case-by-case pre-clearance with the CCO for political contributions and fundraising activity.

Pre-clearance is a precautionary measure. Because of the adverse effect that some employee political contributions can have on the firm and its business, we have adopted this pre-clearance requirement so that the consequences of proposed contributions can be evaluated, and to help ensure that the firm satisfies applicable record-keeping requirements in this area.

16.1.	Activity Requiring Pre-clearance

The “Pay-to-play” rule covers both direct political contributions to a candidate and indirect or fundraising activity. As discussed below, it also covers activities by members of your immediate family.

You should seek pre-clearance before:

¡

Contributing to a candidate for federal, state, or local political office except for contributions to candidates for President or for U.S. Congress who do not currently hold a state or local political office;

¡	Contributing to federal, state, or local officials;

¡	Contributing to national, state, or local political parties or political action committees;

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¡	Hosting, sponsoring, or organizing an event part of whose purpose is to further campaign efforts or raise funds for any person holding or seeking state or local office;

¡	Contributing to a charity controlled by a federal, state, or local official;

¡	Assuming a role with an organization that regularly engages in political fundraising and endorses candidates for state or local office;

¡	Volunteering for a political campaign; or

¡	Engaging in a political fundraising event or activity, including soliciting or coordinating contributions to a candidate, political action committee, or political party.

16.2.	People Covered

The Pay-to-play rule applies to the direct activities of covered Ellington employees, but also applies to “indirect” contributions by covered employees. That is, people covered by the rule may not attempt to circumvent it by, for example, directing somebody else, such as a spouse, to make a contribution on their behalf, or by giving to a group that supports a candidate instead of giving directly to the candidate.

Because contributions and fund raising activities by those close to you may create the appearance that they are acting at your request or on your behalf, we ask that you pre-clear any of the above-enumerated contributions or activities made or undertaken by you or by anyone in your immediate family. For these purposes your “immediate family” includes your spouse or spousal equivalent, minor children, or other relative who shares your household or who is financially dependent on you.

16.3.	Contributions by Ellington and Affiliated Entities

The pre-clearance requirement outlined above also applies to any contributions or activities contemplated by Ellington itself, by any of its affiliated advisers, or by other affiliated entities

16.4.	References

Investment Advisers Act

Rule 206(4)-5 (governing political contributions by certain investment advisers)

Rule 204-2(18) (required books and records related to political contributions)

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Rule 206(4)-3(e) (incorporating into the Client Solicitations rule provisions of 206(4)-5 concerning solicitation of government entity)

16.5.	Version History

Adopted:	March 2, 2011

GOLDMAN, SACHS & CO.

GOLDMAN SACHS ASSET MANAGEMENT, L.P.

GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL

GOLDMAN SACHS HEDGE FUND STRATEGIES LLC

GS INVESTMENT STRATEGIES, LLC

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Effective Date: February 6, 2012

Revision History

I.	DEFINITIONS

A.	“Access Person” with respect to Goldman, Sachs & Co. (“GS&Co.”), the principal underwriter of any Investment Company (as defined below), means any director, officer or general partner who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by any Investment Company or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Investment Company regarding the purchase or sale of Covered Securities.

“Access Person” with respect to Goldman Sachs Asset Management, L.P. and GSAM related entities (“GSAM”) means any of their Supervised Persons (as defined below) who: (1) has access to (a) non-public information regarding any client’s purchase or sale of securities, or (b) non-public information regarding the portfolio holdings of any Reportable Fund (as defined below) or (2) is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. For these purposes, all GSAM directors, officers and partners are considered to be Access Persons. In addition, “Access Person” means (1) any employee of GSAM (and any director, officer, general partner or employee of any company in a control relationship to GSAM who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Adviser who obtains information concerning the recommendations made to an Investment Company with regard to the purchase or sale of a Covered Security by an Investment Company.

B.	“Adviser” means each GSAM so long as it serves as principal underwriter to any Investment Company, the Goldman Sachs Asset Management unit of GS&Co.

C.	“Automatic Investment Plan” means a program in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

D.	“Beneficial Ownership” of a security shall be interpreted in the same manner as it would be under Rule 16a-1 (a) (2) under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

E.	“Board of Trustees” means the board of trustees, directors or managers, including a majority of the disinterested trustees/directors/managers, of any Investment Company for which an Adviser serves as an investment adviser, sub-adviser or principal underwriter.

F.	“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). Section 2(a)(9) generally provides that “control” means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

G.	“Covered Security” means a security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) or Section 2(a)(36) of the Investment Company Act, and open-end ETF shares and UIT ETF shares, except that it does not include: (1) direct obligations of the Government of the United States; (2) banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is in one of the two highest rating categories of a nationally recognized statistical rating organization), including repurchase agreements; (3) shares issued by money market funds registered under the Investment Company Act; (4) shares issued by open-end investment companies registered under the Investment Company Act other than Reportable Funds; and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies registered under the Investment Company Act, none of which are Reportable Funds (6) qualified tuition programs established pursuant to Section 529 of the Internal Revenue Code of 1986 (“529 Plans”), including interests in pre-paid tuition 529 plans and college savings 529 plans.

H.	“Exchange-traded fund (ETF)” means an investment company registered under the Investment Company Act as a unit investment trust (“UIT ETF”) or as an open-end investment company (“open-end ETF”) that is comprised of a basket of securities to replicate a securities index or subset of securities underlying an index. ETFs are traded on securities exchanges and in the over-the-counter markets intra-day at negotiated prices.

I.	“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Investment Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (the “Commission”) under any of these statutes, the Bank Secrecy Act as it applies to investment companies and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

J.	“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

K.	“Investment Company” means a company registered as such under the Investment Company Act, or any series thereof, for which the Adviser is the investment adviser, sub-adviser or principal underwriter.

L.	“Investment Personnel” of the Adviser means (i) any employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by an Investment Company or (ii) any natural person who controls the Adviser and who obtains information concerning recommendations made to an Investment Company regarding the purchase or sale of securities by an Investment Company.

M.	A “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933.

N.	“Purchase or sale of Covered Security” includes, among other things, the writing of an option to purchase or sell a Covered Security or any security that is exchangeable for or convertible into another Covered Security.

O.	“Reportable Fund” means any investment company registered under the Investment Company Act for which the Adviser serves as an investment adviser as defined in Section 2(a)(20) of the Investment Company Act or any investment company registered under the Investment Company Act whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser or is under common control with the Adviser.

P.	“Review Officer” means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by Access Persons. The term “Alternative Review Officer” means the officer of the Adviser designated from time to time by the Adviser to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer. It is recognized that a different

Review Officer and Alternative Review Officer may be designated with respect to each Adviser.

Q.	“Supervised Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of GSAM or other person who provides investment advice on behalf of GSAM and is subject to the supervision and control of GSAM .

R.	A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. With respect to an analyst of the Adviser, the foregoing period shall commence on the day that he or she decides to recommend the purchase or sale of the security to the Adviser for an Investment Company.

S.	A security is “held or to be acquired” if within the most recent 15 days it (1) is or has been held by the Investment Company, or (2) is being or has been considered by the Adviser for purchase by the Investment Company, and (3) includes any option to purchase or sell and any security convertible into or exchangeable for a security described in (1) or (2).

II.	LEGAL REQUIREMENTS

Section 17(j) of the Investment Company Act provides, among other things, that it is unlawful for any affiliated person of the Adviser to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by an Investment Company in contravention of such rules and regulations as the Commission may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17(j), the Commission has adopted Rule 17j-1 which provides, among other things, that it is unlawful for any affiliated person of the Adviser in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by an Investment Company:

(1)	To employ any device, scheme or artifice to defraud such Investment Company;

(2)

To make any untrue statement of a material fact to such Investment Company or omit to state a material fact necessary in order to make the statements made to such Investment Company, in light of the circumstances under which they are made, not misleading;

(3)	To engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon any such Investment Company; or

(4)	To engage in any manipulative practice with respect to such Investment Company.

Similarly, Section 206 of the Investment Advisers Act provides that it is unlawful for any investment adviser, directly or indirectly:

(1)	To employ any device, scheme or artifice to defraud any client or prospective client;

(2)	To engage in any transaction, practice or course of business which operates as a fraud or deceit upon any client or prospective client; or

(3)	To engage in any act, practice or course of business which is fraudulent, deceptive or manipulative.

In addition, Section 204A of the Investment Advisers Act requires the Adviser to establish written policies and procedures reasonably designed to prevent the misuse in violation of the Investment Advisers Act or Securities Exchange Act or rules or regulations thereunder of material, non-public information by the Adviser or any person associated with the Adviser. Pursuant to Section 204A, the Commission has adopted Rule 204A-1 which requires the Adviser to maintain and enforce a written code of ethics.

III.	STATEMENT OF POLICY

It is the policy of the Adviser that the Adviser and its Supervised Persons shall comply with applicable Federal Securities Laws and that no Supervised Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 under the Investment Company Act or Sections 204 and 206 of the Investment Advisers Act. No Supervised Person shall engage in, or permit anyone within his or her control to engage in, any act, practice or course of conduct which would operate as a fraud or deceit upon, or constitute a manipulative practice with respect to, an Investment Company or other investment advisory clients or an issuer of any security owned by an Investment Company or other investment advisory clients. In addition, the fundamental position of the Adviser is, and has been, that each Access Person shall place at all times the interests of each Investment Company and its shareholders and all other investment advisory clients first in conducting personal securities transactions. Accordingly, private securities transactions by Access Persons of the Adviser must be conducted in a manner consistent with this Code and so as to avoid any actual or potential conflict of interest or any abuse of an Access Person’s position of trust and responsibility. Further, Access Persons should not take inappropriate advantage of their positions with, or relationship to, any Investment Company, any other investment advisory client, the Adviser or any affiliated company.

Without limiting in any manner the fiduciary duty owed by Access Persons to the Investment Companies under the provisions of this Code, it should be noted that purchases and sales may be made by Access Persons in the marketplace of securities owned by the Investment Companies; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the Investment Companies’ portfolios. It is also evidence of confidence in the investments made. In making personal investment decisions with respect to any security, however, extreme care must be exercised by Access Persons to ensure that the prohibitions of this Code are not violated. Further, personal investing by an Access Person should be conducted in such a manner so as to eliminate the possibility that the Access Person’s time and attention is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of an Investment Company’s or other investment advisory client’s portfolio. It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an Access Person of his or her fiduciary duty to any Investment Company or other investment advisory clients.

Every Supervised Person shall promptly report any violation of this Code of Ethics to the Adviser’s chief compliance officer and the Review Officer.

IV.	EXEMPTED TRANSACTIONS

The Statement of Policy set forth above shall be deemed not to be violated by and the prohibitions of Section V.A(1) and (2) of this Code shall not apply to:

A.	Purchases or sales of securities effected for, or held in, any account over which the Access Person has no direct or indirect influence or control;

B.	Purchases or sales of securities which are not eligible for purchase or sale by an Investment Company or other investment advisory clients;

C.	Purchases or sales of securities which are non-volitional on the part of the Access Person, an Investment Company or other investment advisory clients;

D.

Purchases or sales of securities which are part of an Automatic Investment Plan provided that no adjustment is made by the Access Person to the rate at which securities are purchased or sold, as the case may be, under such a plan during any period in which the security is being considered for purchase or sale by an Investment Company or other investment advisory clients;

E.

Purchases of securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

F.	Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer’s acquisition of all of the securities of the same class;

G.	Purchases or sales of publicly-traded shares of companies that have a market capitalization in excess of $5 billion;

H.

Chief Investment Officer (“CIO”) signature approved de minimis per day purchases or sales ($50,000 or less) of publicly traded shares of companies that have a 10-day average daily trading volume of at least $1 million, subject to the following additional parameters:

(1)	Access Persons must submit a current (same day) printout of a Yahoo Finance, Bridge or Bloomberg (or similar service) screen with the minimum 10-day average daily trading volume information indicated;

(2)	No Access Person (together with related accounts) may own more than 1⁄2 of 1% of the outstanding securities of an issuer;

(3)	Multiple trades of up to $50,000 on different days are permitted so long as each day the trade is approved; and

(4)

A security purchased pursuant to this exemption must be held for a minimum of 360 days prior to sale unless it appears on the Adviser’s “$5 billion” Self Pre-Clearance Securities List or normal pre-clearance pursuant to Section VII of this Code is obtained, in which case the security must be held for at least 30 days prior to sale.

I.

Purchases or sales of securities with respect to which neither an Access Person, nor any member of his or her immediate family as defined in Rule 16a-1(c) under the Exchange Act, has any direct or indirect influence, control or prior knowledge, which purchases or sales are effected for, or held in, a “blind account.” For this purpose, a “blind account” is an account over which an investment adviser exercises full investment discretion (subject to account guidelines) and does not consult with or seek the approval of the Access Person, or any member of his or her immediate family, with respect to such purchases and sales; and

J.

Other purchases or sales which, due to factors determined by the Adviser, only remotely potentially impact the interests of an Investment Company or other investment advisory clients because the securities transaction involves a small number of shares of an issuer with a large market capitalization and high average daily trading volume or would otherwise be very unlikely to affect a highly institutional market.

K.	Transactions within a 529 Plan

V.	PROHIBITED PURCHASES AND SALES

A.	While the scope of actions which may violate the Statement of Policy set forth above cannot be exactly defined, such actions would always include at least the following prohibited activities:

(1)	No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale the Covered Security:

(i)	is being considered for purchase or sale by an Investment Company or other investment advisory clients; or

(ii)	is being purchased or sold by an Investment Company or other investment advisory clients.

(2)	No Access Person shall enter an order for the purchase or sale of a Covered Security which an Investment Company or other investment advisory clients is purchasing or selling or considering for purchase or sale until the later of (i) the day after the Investment Company’s or other investment advisory clients’ transaction in that Covered Security is completed or (ii) such time as the Investment Company or other investment advisory clients is no longer considering the security for purchase or sale, unless the Review Officer determines that it is clear that, in view of the nature of the Covered Security and the market for such Covered Security, the order of the Access Person will not adversely affect the price paid or received by the Investment Company or other investment advisory clients. Any securities transactions by an Access Person in violation of this Subsection 2 must be unwound, if possible, and the profits, if any, will be subject to disgorgement based on the assessment of the appropriate remedy as determined by the Adviser.

The preceding restrictions of this Section V.A(2) are not applicable to particular Access Persons with respect to transactions by Investment Companies or other advisory clients whose trading and holdings information is unavailable to such Access Persons due to the presence of an information barrier. Access Persons in GSIS and the Private Equity Group of GSAM for example, are generally “walled off” from non-public trading and holdings information of the Goldman Sachs Mutual Funds and other advisory clients. As a result, these Access Persons would not be subject to the restrictions of Section V.A(2) with respect to those particular client accounts.

(3)	No Access Person shall, in the absence of prior approval by the Review Officer, sell any Covered Security that was purchased, or purchase a Covered Security that was sold, within the prior 30 calendar days (measured on a last-in first-out basis).

B.	In addition to the foregoing, the following provisions will apply to Access Persons of the Adviser:

(1)	No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of an Investment Company or other investment advisory clients) any information regarding securities transactions by an Investment Company or other investment advisory clients or consideration by an Investment Company or other investment advisory clients or the Adviser of any such securities transaction.

(2)	Access Persons must, as a regulatory requirement and as a requirement of this Code, obtain prior approval before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering. In addition, Access Persons must comply with any additional restrictions or prohibitions that may be adopted by the Adviser from time to time.

C.	In addition to the foregoing, the following provision will apply to Investment Personnel of the Adviser:

(1)	No Investment Personnel shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the Review Officer that the board service would be consistent with the interests of the Investment Companies and their shareholders or other investment advisory clients. Such interested Investment Personnel may not participate in the decision for any Investment Company or other investment advisory clients to purchase and sell securities of such company.

VI.	BROKERAGE ACCOUNTS

Access Persons are required to direct their brokers to supply for the Review Officer on a timely basis duplicate copies of confirmations of all securities transactions in which the Access Person has a beneficial ownership interest and related periodic statements, whether or not one of the exemptions listed in Section IV applies. If an Access Person is unable to arrange for duplicate copies of confirmations and periodic account statements to be sent to the Review Officer, he or she must immediately notify the Review Officer.

VII.	PRECLEARANCE PROCEDURE

With such exceptions and conditions as the Adviser deems to be appropriate from time to time and consistent with the purposes of this Code (for example, exceptions based on an issuer’s market capitalization, the amount of public trading activity in a security, the size of a particular transaction or other factors), prior to effecting any securities transactions in which an Access Person has a beneficial ownership interest, the Access Person must receive approval by the Adviser. Any approval is valid only for such number of day(s) as may be determined from time to time by the Adviser. If an Access Person is unable to effect the securities transaction during such period, he or she must re-obtain approval prior to effecting the securities transaction.

The Adviser will decide whether to approve a personal securities transaction for an Access Person after considering the specific restrictions and limitations set forth in, and the spirit of, this Code of Ethics, including whether the security at issue is being considered for purchase or sale for an Investment Company or other investment advisory clients (taking into account the Access Person’s access to information regarding the transactions and holdings of such Investment Company or other investment advisory client). The Adviser is not required to give any explanation for refusing to approve a securities transaction.

VIII.	REPORTING

A.	Every Access Person shall report to the Review Officer the information: (1) described in Section VIII-C of this Code with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership in the Covered Security, and (2) described in Sections VIII-D or VIII-E of this Code with respect to securities holdings beneficially owned by the Access Person.

B.	Notwithstanding Section VIII-A of this Code, an Access Person need not make a report to the extent the information in the report would duplicate information recorded pursuant to Rule 204-2(a)(13) under the Investment Advisers Act or if the report would duplicate information contained in broker trade confirmations or account statements so long as the Adviser receives confirmations or statements no later than 30 days after the end of the applicable calendar quarter. The quarterly transaction reports required under Section VIII-A(1) shall be deemed made with respect to (1) any account where the Access Person has made provision for transmittal of all daily trading information regarding the account to be delivered to the designated Review Officer for his or her review or (2) any account maintained with the Adviser or an affiliate. With respect to Investment Companies for which the Adviser does not act as investment adviser or sub-adviser, reports required to be furnished by officers and trustees or managers of such Investment Companies who are Access Persons of the Adviser must be made under Section VIII-C of this Code and furnished to the designated review officer of the relevant investment adviser.

C.	Quarterly Transaction and New Account Reports. Unless quarterly transaction reports are deemed to have been made under Section VIII-B of this Code, every quarterly transaction report shall be made not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

(1)

The date of the transaction, the title, and as applicable the exchange ticker or CUSIP number, the interest rate and maturity date, class and the number of shares, and the principal amount of each Covered Security involved;

(2)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

(3)	The price of the Covered Security at which the transaction was effected;

(4)	The name of the broker, dealer or bank with or through whom the transaction was effected;

(5)	The date that the report was submitted by the Access Person; and

(6)	With respect to any account established by an Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(a)	The name of the broker, dealer or bank with whom the Access Person established the account;

(b)	The date the account was established; and

(c)	The date that the report was submitted by the Access Person.

D.	Initial Holdings Reports. No later than 10 days after becoming an Access Person, each Access Person must submit a report containing the following information (which information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person):

(1)

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(2)

The name of any broker, dealer or bank with which the Access Person maintained an account in which any securities (not just Covered Securities) were held for the direct or indirect benefit of the Access Person; and

(3)	The date that the report is submitted by the Access Person.

E.	Annual Holdings Reports. On an annual basis, every Access Person shall submit the following information (which information must be current as of a date no more than 45 days before the report is submitted):

(1)

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

(2)

The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities (not just Covered Securities) are held for the direct or indirect benefit of the Access Person; and

(3)	The date that the report is submitted by the Access Person.

F.	These reporting requirements shall apply whether or not one of the exemptions listed in Section IV applies except that: (1) an Access Person shall not be required to make a report with respect to securities transactions effected for, and any Covered Securities held in, any account over which such Access Person does not have any direct or indirect influence or control; and (2) an Access Person need not make a quarterly transaction report with respect to the transactions effected pursuant to an Automatic Investment Plan or a 529 Plan.

G.	Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that (1) he or she has or had any direct or indirect beneficial ownership in the Covered Security to which the report relates (a “Subject Security”) or (2) he or she knew or should have known that the Subject Security was being purchased or sold, or considered for purchase or sale, by an Investment Company or other investment advisory clients on the same day.

IX.	APPROVAL OF CODE OF ETHICS AND AMENDMENTS TO THE CODE OF ETHICS

The Board of Trustees of each Investment Company shall approve this Code of Ethics. Any material amendments to this Code of Ethics must be approved by the Board of Trustees of each Investment Company no later than six months after the adoption of the material change. Before their approval of this Code of Ethics and any material amendments hereto, the Adviser shall provide a certification to the Board of Trustees of each such Investment Company that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

X.	ANNUAL CERTIFICATION OF COMPLIANCE

Each Supervised Person shall certify to the Review Officer annually on the form annexed hereto as Form A that he or she (A) has read and understands this Code of Ethics and any procedures that are adopted by the Adviser relating to this Code, and recognizes that he or she is subject thereto; (B) has complied with the requirements of this Code of Ethics and such procedures; and (C) if an Access Person, has disclosed or reported all personal securities transactions and beneficial holdings in Covered Securities required to be disclosed or reported pursuant to the requirements of this Code of Ethics and any related procedures.

XI.	CONFIDENTIALITY

All reports of securities transactions, holding reports and any other information filed with the Adviser pursuant to this Code shall be treated as confidential, except that reports of securities transactions and holdings reports hereunder will be made available to the Investment Companies and to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation or to the extent the Adviser considers necessary or advisable in cooperating with an investigation or inquiry by the Commission or any other regulatory or self-regulatory organization.

XII.	REVIEW OF REPORTS

A.	The Review Officer shall be responsible for the review of the quarterly transaction reports required under VIII-C, and the initial and annual holdings reports required under Sections VIII-D and VIII-E, respectively, of this Code of Ethics. In connection with the review of these reports, the Review Officer or the Alternative Review Officer shall take appropriate measures to determine whether each reporting person has complied with the provisions of this Code of Ethics and any related procedures adopted by the Adviser. Any violations of the Code of Ethics shall be reported promptly to the Adviser’s chief compliance officer by the Review Officer, or Alternate Review Officer, as applicable.

B.	On an annual basis, the Review Officer shall prepare for the Board of Trustees of each Investment Company and the Board of Trustees of each Investment Company shall consider:

(1)

A report which describes any issues arising under this Code or any related procedures adopted by the Adviser including without limitation information about material violations of the Code and sanctions imposed in response to material violations. An Alternative Review Officer shall prepare reports with respect to compliance by the Review Officer;

(2)

A report identifying any recommended changes to existing restrictions or procedures based upon the Adviser’s experience under this Code, evolving industry practices and developments in applicable laws or regulations; and

(3)	A report certifying to the Board of Trustees that the Adviser has adopted procedures that are reasonably necessary to prevent Access Persons from violating this Code of Ethics.

XIII.	SANCTIONS

Upon discovering a violation of this Code, the Adviser may impose such sanction(s) as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator and/or restitution to the affected Investment Company or other investment advisory client of an amount equal to the advantage that the offending person gained by reason of such violation. In addition, as part of any sanction, the Adviser may require the Access Person or other individual involved to reverse the trade(s) at issue and forfeit any profit or absorb any loss from the trade. It is noted that violations of this Code may also result in criminal prosecution or civil action. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the Board of Trustees of the Investment Company with respect to whose securities the violation occurred.

XIV.	INTERPRETATION OF PROVISIONS

The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

XV.	IDENTIFICATION OF ACCESS PERSONS AND INVESTMENT PERSONNEL; ADDITIONAL DISTRIBUTION TO SUPERVISED PERSONS

The Adviser shall identify all persons who are considered to be Access Persons and Investment Personnel, and shall inform such persons of their respective duties and provide them with copies of this Code and any related procedures or amendments to this Code adopted by the Adviser. In addition, all Supervised Persons shall be provided with a copy of this Code and all amendments. All Supervised Persons (including Access Persons) shall provide the Review Officer with a written acknowledgment of their receipt of the Code and any amendments.

XVI.	EXCEPTIONS TO THE CODE

Although exceptions to the Code will rarely, if ever, be granted, a designated Officer of the Adviser, after consultation with the Review Officer, may make exceptions on a case by case basis, from any of the provisions of this Code upon a determination that the conduct at issue involves a negligible opportunity for abuse or otherwise merits an exception from the Code. All such exceptions must be received in writing by the person requesting the exception before becoming effective. The Review Officer shall report any exception to the Board of Trustees of the Investment Company with respect to which the exception applies at its next regularly scheduled Board meeting.

XVII.	RECORDS

The Adviser shall maintain records in the manner and to the extent set forth below, which records may be maintained using micrographic or electronic storage medium under the conditions described in Rule 204-2(g) of the Investment Advisers Act and Rule 31a-2(f)(1) and Rule 17j-1 under the Investment Company Act, and shall be available for examination by representatives of the Commission.

A.

A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved for a period of not less than five years in an easily accessible place;

B.

A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

C.

A copy of each initial holdings report, annual holdings report and quarterly transaction report made by an Access Person pursuant to this Code (including any brokerage confirmation or account statements provided in lieu of the reports) shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

D.

A record of the names of all persons who are, or within the past five years have been, required to make initial holdings, annual holdings or quarterly transaction reports pursuant to this Code shall be maintained in an easily accessible place;

E.

A record of all written acknowledgements for each person who is currently, or within the past five years was, required to acknowledge their receipt of this Code and any amendments thereto. All acknowledgements for a person must be kept for the period such person is a Supervised Person of the Adviser and until five years after the person ceases to be a Supervised Person of the Adviser.

F.

A record of the names of all persons, currently or within the past five years who are or were responsible for reviewing initial holdings, annual holdings or quarterly transaction reports shall be maintained in an easily accessible place;

G.

A record of any decision and the reason supporting the decision to approve the acquisition by Access Person of Initial Public Offerings and Limited Offerings shall be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

H.

A copy of each report required by Section XII-B of this Code shall be maintained for at least five years after the end of the fiscal year in which it was made, the first two years in an easily accessible place.

XVIII.	SUPPLEMENTAL COMPLIANCE AND REVIEW PROCEDURES

The Adviser may establish, in its discretion, supplemental compliance and review procedures (the “Procedures”) that are in addition to those set forth in this Code in order to provide additional assurance that the purposes of this Code are fulfilled and/or assist the Adviser in the administration of this Code. The Procedures may be more, but shall not be less, restrictive than the provisions of this Code. The Procedures, and any amendments thereto, do not require the approval of the Board of Trustees of an Investment Company or other investment advisory clients.

Revision History

•	February 6, 2012
•	November 17, 2010
•	January 15, 2010
•	May 12, 2009
•	January 23, 2007
•	June 15, 2006
•	February 23, 2005 (first web posting)
•	January 23, 1991 (original date)

Policy

Code of Ethics for JPMAM

Effective Date: 01/07/2005 | Last Revision Date: 09/27/2013

Last Review Date: 09/27/2013

For distribution only to clients

TABLE OF CONTENTS
1.	Summary	3

2.	Changes from Previous Version	3

3.	Scope	4

4.	Policy Statements	4

5.	Reporting Requirements	4
	5.1. Holdings Reports	4
	5.2. Transaction Reports	5
	5.3. Consolidated Report	6
	5.4. Exceptions from Transaction Reporting Requirements	6

6.	Pre-approval of Certain Investments	6

7.	Personal Trading Policies and Procedures	6
	7.1. Designated Broker Requirement	6
	7.2. Blackout Provisions	6
	7.3. Minimum Investment Holding Period and Market Timing Prohibition	7
	7.4. Trade Reversals and Disciplinary Action	7

8.	Books and Records to be maintained by Investment Advisers	7

9.	Privacy	8

10.	Conflicts of Interest	8
	10.1. Trading in Securities of Clients	8
	10.2. Trading in Securities of Suppliers	8
	10.3. Pre-clearance Procedures for Value-Added Investors	8
	10.4. Gifts	9
	10.5. Entertainment	9
	10.6. Political Contributions and Activities	9
	10.7. Charitable Contributions	9
	10.8. Outside Business Activities	9

11.	Training	10

12.	Escalation Guidelines	10
	12.1. Violation prior to Material Violation	10
	12.2. Material Violations	10

13.	Defined Terms	11

2

1.	Summary

Standards

This Code of Ethics for JPMAM (the “Code”) has been adopted by the registered investment advisers of JPMAM in accordance with Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”). Rule 204A-1 requires, at a minimum, that an adviser’s code of ethics set forth standards of conduct, require compliance with federal securities laws and address personal trading by advisory personnel.

While all J.P. Morgan Chase & Co. (“JPMC”) staff, including JPMAM Supervised Persons as defined below, are subject to the personal trading policies under the JPMC Code of Conduct, the JPMAM Code establishes more stringent standards reflecting the fiduciary obligations of JPMAM and its Supervised Persons. Where matters are addressed by both the JPMC Code of Conduct and this Code, Supervised Persons of JPMAM must observe and comply with the stricter standards set forth in this Code.

JPMAM hereby designates the staff of its Compliance Department to act as designees for the respective chief compliance officers of the JPMAM registered investment advisers (“CCO”) in administering this Code. Anyone with questions regarding the Code or its application should contact the Compliance Department.

2.	Changes from Previous Version

From April 04, 2013

•	Minimum Investment Holding Period and Market Timing Prohibition

-	Clarified that the minimum holding period and market timing prohibition applies to Reportable Securities and Reportable Funds

•	Trading in Securities of Clients (10.1)

-	Clarified that the definition of confidential information includes material non public information.

•	Political Contributions and Activities (10.6)

-	Removed the reference to “JPMAM Gift, Entertainment and Political Contributions Database” and replaced with the PATROL application.

•	Charitable Contribution (10.7)

-	Changed the name of the Corporate Philanthropy policy to “Global Philanthropy Policy” as changed by the Line of Business.

•	Escalation Guidelines (12)

-	Removed all references to each of the advisors and replaced with “JPMAM”.

-	Updated this section to reflect that the Escalation Guidelines is used to notify Group Heads, Managers and/or Human Resources of appropriate action that needs to be taken.

•	Defined Terms (13)

-	Added definition of “Proprietary” and “Reportable Fund” to the list of defined terms.

-	Updated the definition of “Reportable Security” to mirror the definition in Rule 204A-1.

3

3.	Scope

Business Conduct

It is the duty of all Supervised Persons to place the interests of JPMAM clients before their own personal interests at all times and avoid any actual or potential conflict of interest. Given the access that Supervised Persons may have to proprietary and client information, JPMAM and its Supervised Persons must avoid even the appearance of impropriety with respect to personal trading, which must be oriented toward investment rather than short-term or speculative trading. Supervised Persons must also comply with applicable federal securities laws and report any violations of the Code promptly to the Compliance Department, which shall report any such violation promptly to the CCO.

Access Persons, as defined below, must report, and JPMAM must review, their personal securities transactions and holdings periodically (see section 5). Reporting Requirements and the Personal Trading Policy for Investment Management Americas Staff (for internal use only), as defined below, for details regarding reporting procedures.

Compliance with the Code, and other applicable policies and procedures, is a condition of employment. The rules, procedures, reporting and recordkeeping requirements contained in the Code are designed to prevent employees from violating the provisions of the Code. Failure by a Supervised Person to comply with the Code may adversely impact JPMAM and may constitute a violation of federal securities laws.

The Compliance Department shall distribute to each Supervised Person a copy of the Code and any amendments, receipt of which shall be acknowledged in writing by the Supervised Person. Written acknowledgements shall be maintained by the Compliance Department in accordance with Escalation Guidelines in section 12. Books and Records to be maintained by Investment Advisers. The form of acknowledgment shall be determined by the Compliance Department.

At least annually, each CCO must review the adequacy of the Code and the policies and the procedures herein referenced.

4.	Policy Statements

•	Summary

•	Reporting Requirements

•	Pre-approval of Certain Investments

•	Personal Trading Policies and Procedures

•	Books and Records to be maintained by Investment Advisers

•	Privacy

•	Conflicts of Interest

•	Training

•	Escalation Guidelines

5.	Reporting Requirements

5.1.	Holdings Reports

Access Persons must submit to the Compliance Department a report, in the form designated by the Compliance Department, of the Access Person’s current securities holdings that meets the following requirements:

a)	Content of Holdings Reports

Each holdings report must contain, at a minimum:

4

1)	Account Details

The name of any broker, dealer or bank with which the Access Person maintains an Associated Account in which any Reportable Securities are held for the Access Person’s direct or indirect benefit, as well as all pertinent Associated Account details (e.g., account title, account number, etc.).

2)	Account Statements

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each Reportable Security in which the Access Person has any direct or indirect beneficial ownership.

3)	Submission Date

The date the Access Person submits the report.

b)	Timing of Holdings Reports

Access Persons must each submit a holdings report:

1)	Initial Report

No later than 10 days after the person becomes an Access Person, and the information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

2)	Annual Report

At least once each 12-month period thereafter on January 30, and the information must be current as of a date no more than 45 days prior to the date the report was submitted

5.2.	Transaction Reports

Access Persons must submit to the Compliance Department quarterly securities transactions reports, in the form designated by the Compliance Department, that meet the following requirements:

a)	Content of Transaction Reports

Each transaction report must contain, at a minimum, the following information about each transaction involving a Reportable Security in which the Access Person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

1)	The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each Reportable Security involved;

2)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

3)	The price of the security at which the transaction was effected;

4)	The name of the broker, dealer or bank with or through which the transaction was effected; and

5)	The date the Access Person submits the report.

b)	Timing of Transaction Reports

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Each Access Person must submit a transaction report no later than 30 days after the end of each calendar quarter, which report must cover, at a minimum, all transactions during the quarter.

5.3.	Consolidated Report

At the discretion of the Compliance Department, the form of annual holdings report may be combined with the form of the concurrent quarterly transaction report, provided that such consolidated holdings and transaction report meets, at a minimum, the timing requirements of both such reports if submitted separately.

5.4.	Exceptions from Transaction Reporting Requirements

An Access Person need not submit:

a)	Any report with respect to securities held in accounts over which the Access Person had no direct or indirect influence or control;

b)	A transaction report with respect to transactions effected pursuant to an automatic investment plan;

c)	A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that the Compliance Department holds in its records so long as the Compliance Department receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter;

d)	Any report with respect to transactions in reportable funds.

6.	Pre-approval of Certain Investments

Supervised Persons must obtain approval from the Compliance Department before they directly or indirectly acquire beneficial ownership in any reportable security, including initial public offerings and limited offerings. The Personal Trading Policy shall set forth the Compliance pre-clearance procedures as well as any exceptions to the pre-clearance requirement.

7.	Personal Trading Policies and Procedures

In furtherance of the standards for personal trading set forth herein, JPMAM shall maintain a Personal Trading Policy with respect to the trading restrictions and corrective actions discussed under this section, and such other restrictions as may be deemed necessary or appropriate by JPMAM.

7.1.	Designated Broker Requirement

Any Associated Account, except as otherwise indicated in the Personal Trading Policy, must be maintained with a Designated Broker, as provided under the JPMC Code of Conduct and the Personal Trading Policy.

7.2.	Blackout Provisions

The personal trading and investment activities of Supervised Persons are subject to particular scrutiny because of the fiduciary nature of the business. Specifically, JPMAM must avoid even the appearance that its Supervised Persons conduct personal transactions in a manner that conflicts with the firm’s investment activities on behalf of clients. Towards this end, Supervised Persons may be restricted from conducting personal investment transactions during certain periods (“Blackout Periods”), and may be instructed to reverse previously completed personal investment transactions. Additionally, the Compliance Department may restrict the personal trading activity of any Supervised Person if such activity has the appearance of

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violating the intent of the blackout provision or is deemed to present a possible conflict of interest.

The Blackout Periods set forth in the Personal Trading Policy may reflect varying levels of restriction appropriate for different categories of Supervised Persons based upon their level of access to non-public client or proprietary information.

7.3.	Minimum Investment Holding Period and Market Timing Prohibition

Supervised Persons are subject to a minimum holding period, as set forth under the Personal Trading Policy, for all transactions in Reportable Securities and Reportable Funds.

Supervised Persons are not permitted to conduct transactions for the purpose of market timing in any Reportable Security or Reportable Fund. Market timing is defined as an investment strategy using frequent purchases, redemptions, and/or exchanges in an attempt to profit from short-term market movements.

Please see the Personal Trading Policy for further details on transactions covered or exempted from the minimum investment holding period.

7.4.	Trade Reversals and Disciplinary Action

Transactions by Supervised Persons are subject to reversal due to a conflict (or appearance of a conflict) with the firm’s fiduciary responsibility or a violation of the Code or the Personal Trading Policy. Such a reversal may be required even for a pre-cleared transaction that results in an inadvertent conflict or a breach of black out period requirements under the Personal Trading Policy.

Disciplinary actions resulting from a violation of the Code will be administered in accordance with related JPMAM policies governing disciplinary action and escalation. All violations and disciplinary actions will be reported promptly by the Compliance Department to the JPMAM CCO. Violations will be reported at least quarterly to the firm’s executive committee and, where applicable, to the directors or trustees of an affected Fund.

Violations by Supervised Persons of any laws that relate to JPMAM’s operation of its business or any failure to cooperate with an internal investigation may result in disciplinary action up to and including immediate dismissal and, if applicable, termination of registration.

8.	Books and Records to be maintained by Investment Advisers

a)	A copy of this Code and any other code of ethics adopted by JPMAM pursuant to Rule 204A-1 that has been in effect during the past five years;

b)	A record of any violation of the Code, and any action taken as a result of that violation;

c)	A record of all written acknowledgments for each person who is currently, or within the past five years was, a Supervised Person of JPMAM;

d)	A record of each report made by an Access Persons required under the Reporting Requirements;

e)	A record of the names of persons who are currently, or within the past five years were, Access Persons;

f)

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Supervised Persons under section 6. Pre-approval of Certain Investments, for at least five years after the end of the fiscal year in which the approval is granted; and

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g)	Any other such record as may be required under the Code or the Personal Trading Policy.

9.	Privacy

Supervised Persons have a special responsibility to protect the confidentiality of information related to customers. This responsibility may be imposed by law, may arise out of agreements with customers, or may be based on policies or practices adopted by the firm. Certain jurisdictions have regulations relating specifically to the privacy of individuals and/or business and institutional customers. Various business units and geographic areas within JPMC have internal policies regarding customer privacy.

The foregoing notwithstanding, JPMAM and its Supervised Persons must comply with all provisions under the Bank Secrecy Act, the USA Patriot Act and all other applicable federal securities laws, as well as applicable anti-money laundering and know your client policies, procedures and training requirements of JPMAM and JPMC.

10.	Conflicts of Interest

With regards to each of the following restrictions, more detailed guidelines may be found under the applicable JPMAM policy and/or the JPMC Code of Conduct.

10.1.	Trading in Securities of Clients

Supervised Persons should not invest in any securities of a client with which the Supervised Person has or recently had significant dealings or responsibility on behalf of JPMAM if such investment could be perceived as based on confidential information, including material non-public information.

10.2.	Trading in Securities of Suppliers

Supervised Persons in possession of information regarding, or directly involved in negotiating, a contract material to a supplier of JPMAM may not invest in the securities of such supplier. If you own the securities of a company with which we are dealing and you are asked to represent JPMorgan Chase in such dealings you must:

a)	Disclose this fact to your department head and the Compliance Department; and

b)	Obtain prior approval from the Compliance Department before selling such securities.

10.3.	Pre-clearance Procedures for Value-Added Investors

Prior to any telephone calls, video, and in-person meetings between a Portfolio Manager and a Value-Added Investor who is meeting to discuss his/her personal investment (or prospective investment) in the JPMAM Private Investment Fund managed by the Portfolio Manager, the manager must obtain preclearance from Compliance. The following information must be provided to Compliance prior to the meeting:

a)	Date and place of meeting;

b)	Name of Value-added Investor, their employer, and job title;

c)	Name of private fund the Value-Added Investor is invested in (or may invest in);

d)	Names of all J.P. Morgan employees in attendance and job titles;

e)	Purpose of the meeting.

Compliance will respond within 24 hours via email and will ensure that appropriate controls are instituted.

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10.4.	Gifts

A conflict of interest occurs when the personal interests of Supervised Persons interfere or could potentially interfere with their responsibilities to the firm and its clients. Supervised Persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Supervised Persons should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the Supervised Person. Guidelines that are more specific are set forth under the JPMC Code of Conduct and the JPM Investment Management Americas Gift and Entertainment Policy. Supervised Persons are required to log all entertainment subject to reporting into the JPMAM Gift, Entertainment and Political Contributions Database and any violations of the Policy are subject to the Escalation Guidelines.

10.5.	Entertainment

No Supervised Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of JPMAM. Supervised Persons may provide or accept a business entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present, and only to the extent that such entertainment is permissible under the JPMC Code of Conduct and the JPM Investment Management Americas Gift and Entertainment Policy. Supervised Persons are required to log all entertainment subject to reporting into the JPMAM Gift, Entertainment and Political Contributions Database and any violations of the Policy are subject to the Escalation Guidelines.

10.6.	Political Contributions and Activities

JPMorgan Chase has a strict policy that no political contributions made on behalf of JPMorgan Chase are allowed unless pre-approved. Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. In addition, Supervised Persons are prohibited from considering JPMAM’s current or anticipated business relationships as a factor in making political or charitable donations. Additional requirements, restrictions, and other disclosures regarding all political activities are described under the JPMC Code of Conduct and the Political Contributions and Activities Policy for Investment Management Americas. Supervised Persons are required to pre-clear all political contributions subject to the policy into the PATROL application and any violations of the Policy are subject to the Escalation Guidelines. Contributions to the JPMorgan PACs are excluded from pre-clearance and reporting requirements.

10.7.	Charitable Contributions

Charitable contributions made on behalf of the Firm must adhere to the JPMC Global Philanthropy policy.

10.8.	Outside Business Activities

A Supervised Person’s outside activities must not reflect adversely on the firm or give rise to a real or apparent conflict of interest with the Supervised Person’s duties to the firm or its clients. Supervised Persons must be alert to potential conflicts of interest and be aware that they may be asked to discontinue any outside activity if a potential conflict arises. Supervised Persons may not, directly or indirectly:

a)	Accept a business opportunity from someone doing business or seeking to do business with JPMAM that is made available to the Supervised Person because of the individual’s position with the firm.

b)	Take for oneself a business opportunity belonging to the firm.

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c)	Engage in a business opportunity that competes with any of the firm’s businesses.

Guidelines that are more specific are set forth under the conflicts of interest policy of JPMAM and under the JPMC Code of Conduct. Procedures for pre-clearance of these activities by Compliance and the JPMC Office of the Secretary are available in the JPMC Procedures for Pre-clearance of Outside Activities referenced in the JPMC Code of Conduct. Supervised Persons must seek a new clearance for a previously approved activity whenever there is any material change in relevant circumstances, whether arising from a change in your job or association with JPMAM or in your role with respect to that activity or organization. You are required to be continually alert to any real or apparent conflicts of interest with respect to investment management activities and promptly disclose any such conflicts to Compliance and the Office of the Secretary. You must also notify the Office of the Secretary when any approved outside activity terminates.

Regardless of whether an activity is specifically addressed under JPMAM policies or the JPMC Code of Conduct, Supervised Persons should disclose any personal interest that might present a conflict of interest or harm the reputation of the firm.

11.	Training

All employees of the firm are required to take several mandatory training courses given each year by Compliance (e.g., AML, Privacy, and Code of Conduct). Failure to attend and/or complete required Compliance training courses will be subject to the Escalation Guidelines.

12.	Escalation Guidelines

Compliance maintains the Escalation Guidelines, which is applicable to employees of JPMAM. Please note, the Escalation Guidelines document is an internal Compliance document and is used to notify Group Heads, Managers and/or Human Resources (HR) of appropriate action that needs to be taken.

12.1.	Violation prior to Material Violation

While the Group Head is notified of all violations, he/she is required to have a meeting with the employee when the employees’ next violation would be considered material, in order to stress the importance of the requirement and inform the employee about the ramifications for not following the policy. The employee is also required to acknowledge, in writing, (form to be provided by Compliance) that he/she is aware of the ramifications for noncompliance and he/she will be compliant going forward. The written acknowledgement is signed by both the employee and Group Head, and returned to Compliance for record keeping.

12.2.	Material Violations

All material violations require the Group Head and HR to have a meeting with the employee and to document the meeting specifics in the employee’s personnel file. Once again, the employee will be required to acknowledge in writing the material nature of the violation and that he/she will be compliant going forward. The written acknowledgement, signed by the employee, Group Head and HR, will be returned to Compliance for record keeping.

There will be a mandated suspension of trading privileges for six months for all material violations of the Personal Trading Policy or Access Persons reporting requirement. Compliance and the Group Head may allow transactions for hardship reasons, but require documentation for pre-clearance.

A list of all individuals who have received material violations will be circulated to the appropriate Group Head and Senior Management on a periodic basis and may be a factor in the employee’s annual compensation.

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13.	Defined Terms

Access Persons	Include any partner, officer, director (or other person occupying a similar status or performing similar functions) of JPMAM, as well as any other Supervised Person who:

	1)	Has access to non-public information regarding any clients’ purchase or sale of securities, or non-public information regarding the portfolio holdings of any registered fund advised or sub-advised by JPMAM; or

	2)	Is involved in making securities recommendations to clients, including Funds, or who has access to such recommendations that are non-public.

Associated Account

Is an account in the name of or for the direct or indirect benefit of a Supervised Person or a Supervised Person’s spouse, domestic partner, minor children and any other person for whom the Supervised Person provides significant financial support, as well as to any other account over which the Supervised Person or any of these other persons exercise investment discretion, regardless of beneficial interest. Excluded from Associated Accounts are any 401(k) and deferred compensation plan accounts for which the Supervised Person has no investment discretion.

Automatic Investment Plan

Is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership

Is interpreted to mean any interest held directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, or any pecuniary interest in equity securities held or shared directly or indirectly, subject to the terms and conditions set forth under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. A Supervised Person who has questions regarding the definition of this term should consult the Compliance Department. Please note: Any report required under section 5. Reporting Requirements may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the security to which the report relates.

Client	Is any entity (e.g. person, corporation or Fund) for which JPMAM provides a service or has a fiduciary responsibility.

Federal Securities Laws

Are the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (“1940 Act”), the Advisers Act, Title V of the Gramm-Leach-Bliley Act (1999), any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

Fund	Is an investment company registered under the 1940 Act.

Initial public offering

Is an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

JPMAM

Is the abbreviation for JPMorgan Asset Management, a marketing name for the Investment Management subsidiaries of JPMorgan Chase & Co. Within the context of this document, JPMAM refers to the U.S. registered investment advisers of JPMorgan Asset Management identified on the cover of this Code.

Limited offering	Is an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504, 505 or 506 there under.

Personal Trading Policy	Is the Personal Trading Policy for Investment Management Americas Staff and/or the Personal Investment Policy for JPMAM Employees in EMEA, Asia and Japan, as

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applicable, and the procedures there under.

Proprietary	Within the context of the Policy is:

(1) any research conducted by IM or its affiliates

(2) any non-public information pertaining to IM or its affiliates

(3) all JPM managed and sub-advised mutual funds

Reportable Fund	Is any JPMorgan Proprietary Fund, including sub-advised funds

Reportable Security	Is a security as defined under section 202(a)(18) of the Advisers Act held for the direct or indirect benefit of an Access Person, including any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. Excluded from this definition are:

	1)	Direct obligations of the Government of the United States;

	2)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

	3)	Shares issued by money market funds; and

	4)	Shares issued by open-end funds other than reportable funds

Supervised Persons	1)	Any partner, officer, director (or other person occupying a similar status or performing similar functions) and employees of JPMAM;

	2)	All employees of entities affiliated with JPMAM that have been authorized by the Office of the Corporate Secretary to act in an official capacity on behalf of a legal entity within JPMAM, sometimes referred to as “dual hatted” employees;

	3)	Certain consultants as well as any other persons who provide advice on behalf of JPMAM and are subject to JPMAM’s supervision and control; and

	4)	All Access Persons

Value–Added Investor

Is an executive level officer (i.e., president, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer or Partner) or director of a company, who, due to the nature of his/her position, may obtain material, non-public information.

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Canyon Capital Advisors LLC,

Canyon Capital Realty Advisors LLC,

ICE Canyon LLC, River Canyon Fund

Management LLC, and Canyon Capital Advisors

(Europe) Limited

Code of Ethics

Policy on Personal Securities Transactions

and Insider Information

Last amended February 10, 2014

TABLE OF CONTENTS	SECTION
CODE OF ETHICS	1.
STANDARDS OF BUSINESS CONDUCT	1.1
PROHIBITION AGAINST INTENTIONAL SPREADING OF FALSE RUMORS	1.2
CONDUCTING BUSINESS IN FOREIGN COUNTRIES	1.3
SAFEGUARDING OF PROPRIETARY AND NON-PUBLIC INFORMATION	1.4
USE OF SOCIAL MEDIA	1.5

PERSONAL SECURITIES TRANSACTIONS	2
POLICIES AND PROCEDURES REGARDING PERSONAL SECURITIES TRANSACTIONS	2.1
PERSONAL SECURITIES TRANSACTIONS REPORTING REQUIREMENTS	2.2
SUMMARY OF REPORTING REQUIREMENTS	2.3
CONFIDENTIALITY OF PERSONAL SECURITIES TRANSACTION INFORMATION	2.4
COMMUNICATION WITH THE BOARDS OF DIRECTORS OF REPORTABLE FUNDS	2.5

POLICY ON INSIDER INFORMATION	3
INSIDER TRANSACTIONS	3.1
IDENTIFYING INSIDE INFORMATION	3.2
LIMITING THE USE OF INSIDER INFORMATION AND USING INFORMATION BARRIERS (CHINESE WALLS)	3.3
MISCELLANEOUS CONTROL PROCEDURES	3.4
USE OF NON-PUBLIC INFORMATION REGARDING A CLIENT	3.5

GIFTS, CONFERENCES, DIRECTORSHIPS, REGULATORY REQUIREMENTS, AND POLITICAL CONTRIBUTIONS AND ACTIVITIES	4
GIFTS	4.1
BUSINESS ENTERTAINMENT	4.2
GIFTS AND ENTERTAINMENT GIVEN TO UNION OFFICIALS	4.3
OUTSIDE BUSINESS ACTIVITIES	4.4
POLITICAL ACTIVITIES USING FIRM NAME OR RESOURCES	4.5
REGULATORY REQUIREMENTS	4.6

ENFORCEMENT OF THE CODE	5.
REPORTING REQUIREMENTS	5.1
DUTIES AND RESPONSIBILITIES OF THE CHIEF COMPLIANCE OFFICER AND COMPLIANCE REPRESENTATIVE	5.2
CODE VIOLATIONS	5.3
REPORTS TO SENIOR MANAGEMENT	5.4
RECORDKEEPING REQUIREMENTS	5.5
EFFECTIVE DATE OF THE CODE	5.6

APPENDIX A

1.	CODE OF ETHICS

This Code of Ethics shall apply to all employees within the Canyon group of companies, which includes Canyon Capital Advisors LLC (“CCA”), Canyon Capital Realty Advisors LLC (“CCRA”), ICE Canyon LLC (“ICE”), River Canyon Fund Management LLC (“River Canyon”), and Canyon Capital Advisors (Europe) Limited (“CCA EU”). CCA, CCRA, ICE, and River Canyon are investment advisers registered under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and have adopted this Code of Ethics and Policy on Personal Securities Transactions and Insider Information (the “Code”) to meet the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940 (the “IC Act”). CCA EU is registered with the Financial Conduct Authority (“FCA”). The employees and officers (referred to collectively as “Employees”) of Canyon Partners, LLC (“Canyon Partners”), CCA, CCRA, ICE, River Canyon, and CCA EU, (collectively referred to as “Canyon”) are subject to this Code.

As a fiduciary, Canyon is committed to maintaining the highest ethical standards in all business activities, including the management of separate accounts, private investment funds managed by Canyon, and any Registered Investment Companies which are advised or subadvised by Canyon (“Reportable Funds”) (collectively referred to as “Clients”). The Code reflects Canyon’s view on dishonesty, self-dealing, conflicts of interest and trading on material, non-public information, none of which will be tolerated. Each Employee is required to read the Code annually and to certify that he or she has complied with its provisions and with the reporting requirements. Acknowledgement of and compliance with the Code are conditions of employment.

Any person who has any question regarding the applicability of the Code or the related prohibitions, restrictions and procedures or the propriety of any action, is urged to contact Canyon’s Compliance Department. Canyon’s Trading Compliance Officer will assist in monitoring the personal securities trading of Employees and resolving any issues that may arise. For a list of Employees currently holding the positions noted above see Appendix A.

CCA EU has adopted policies and procedures to comply with the requirements of the FCA and MAS, respectively. The employees of CCA EU shall comply with the strictest standard whether imposed by this Code of Ethics or the policies and procedures adopted by their respective firm. (In most cases the standards imposed by the Code of Ethics are stricter.)

1.1	STANDARDS OF BUSINESS CONDUCT

As fiduciaries, Canyon and its Employees owe Canyon’s Clients a duty of loyalty and care, which requires that Employees act for the best interests of Canyon and its Clients and always place Canyon and its Clients’ interests first and foremost. Enumerated below are some examples of these duties.

•

Employees must avoid actions or activities that allow (or appear to allow) them or their family members to improperly profit or benefit from their relationships with Canyon or its Clients, or that bring into question their independence or judgment.

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•	Employees must report any violations of this Code promptly to the Compliance Department or Trading Compliance Officer.

•	Employees must always observe the highest standards of business conduct and act in accordance with all applicable laws and regulations, including federal securities laws.

•	Employees cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by any Client:

¡	employ any device, scheme or artifice to defraud any Client;

¡

make to a Client any untrue statement of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

¡	engage in any act, practice or course of business that would operate as a fraud or deceit upon any Client; or

¡	engage in any manipulative practice with respect to any Client.

•	Employees cannot engage in any inappropriate trading practices.

¡	Employees cannot cause or attempt to cause any Client to purchase, sell, or hold any security in a manner calculated to create any personal benefit to an Employee.

1.2.	INTENTIONAL SPREADING OF FALSE RUMORS

Intentionally creating, passing or using false rumors or misleading information with the intent to manipulate securities prices or markets is prohibited by Canyon and by the law. Such conduct is contradictory to the Company’s stated Code of Conduct as well as the Company’s expectations regarding appropriate behavior of its supervised persons. The circulation of false rumors or sensational information that might reasonably be expected to affect market conditions for one or more securities, a sector or market, or unjustly affect any person or entity, is prohibited.

Should you hear a rumor or other communication you know to be false, do not pass such information to others. Notwithstanding the forgoing, please note: the differentiation between a false rumor and someone’s investment opinion is a very grey area. To be clear, Canyon’s (and the regulators’) concern is with the intentional spreading of false rumors and information and is not in any way intended to prevent the free flow of information, including investment ideas and opinions regarding specific companies, securities, and industries, among market professionals.

1.3.	CONDUCTING BUSINESS IN FOREIGN COUNTRIES

In addition to the general standards noted above, from time to time, Employees may pursue business opportunities or other activities in foreign countries. Whenever conducting activities on behalf of Canyon outside the Unites States, all personnel are expected to comply with all applicable national and local laws and regulations of the countries in which they are operating (unless prohibited by U.S. law). Any apparent conflict between the requirements of U.S. and foreign law should be promptly brought to the attention of the Compliance Department.

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Employees should take note of the fact that in some countries certain laws prohibiting particular conduct are not enforced in practice; however, this does not excuse non-compliance. Personnel with any question as to whether certain activities are prohibited should contact the Compliance Department before engaging in any questionable conduct.

All personnel must also comply with U.S. laws and regulations applicable to the conduct of business outside of the United States. One such law is the Foreign Corrupt Practices Act. In general, the U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits companies from making, offering or authorizing the making or offering of, corrupt payments to foreign officials for the purpose of obtaining, retaining or directing business or otherwise securing an improper advantage (such as favorable regulatory action). To this end, Canyon has adopted specific policies and procedures dealing with the FCPA. Those policies and procedures are available on DataWare. Employees should always consult the Compliance Department before making or offering any payment (or anything of value including, but not limited to, gifts, charitable contributions or covering the cost of travel related expenses) to a foreign official.

1.4.	SAFEGUARDING OF PROPRIETARY AND NON-PUBLIC INFORMATION

Proprietary information includes non-public information, analyses and plans that are created or obtained by Canyon for its business purposes, other than that which constitutes confidential information entrusted to Canyon or its personnel by an external source. (Confidential information received by an external source is discussed in Section 3). In order to safeguard proprietary and non-public information, Employees should: (i) use proprietary or non-public information only for the specific business purposes for which the information was given, created or obtained; (ii) avoid discussions of proprietary or non-public information in the presence of others who do not have a need to know such information (including other Employees), and exercise extreme caution when discussing proprietary or non-public information in hallways, elevators, trains, subways, airplanes, restaurants, social gatherings or other public places; (iii) keep Clients’ and Investors’ identities confidential; (iv) keep proprietary and non-public information in locked file cabinets located in a secure area and use pass-codes to protect computer files; (v) exercise care to avoid placing documents containing proprietary or non-public information in areas where they may be read by unauthorized persons, and store such documents in secure locations when they are not in use; and (vi) avoid using speakerphones in circumstances where proprietary or non-public information may be overheard, and be aware that mobile telephones must be used with great care because their transmissions may be picked up by others. For the avoidance of doubt, Employees may be permitted to share general investment information with outside firms provided (1) there is a legitimate business reason for sharing such information (2) the sharing of any such information would not disadvantage or prejudice any Canyon client, and (3) the communication(s) would not otherwise violate the safeguards noted above or any other restrictions regarding the sharing of such information. Please note that disclosure of portfolio holdings of any Reportable Fund is subject to specific restrictions and limitations as outlined in the Disclosure of Portfolio Holdings Policy as set forth in the registration statement of each Reportable Fund. For example, an Employee may only discuss or disclose a trade in process for a RIC with counterparties, potential counterparties and others involved in the transaction (i.e., brokers and custodians).

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Canyon sub-leases office space, which will result in individuals, other than Employees, having access to various common areas such as hallways, kitchens, elevators, etc. As a result, Employees must be especially vigilant in following the procedures outlined above. To the extent feasible, Canyon will strive to erect physical barriers between Employees in possession of proprietary and non-public information and other Employees of Canyon, its affiliates, and those with whom it shares office space. Canyon has adopted specific policies and procedures regarding the sharing of office space.

1.5	USE OF SOCIAL MEDIA

Employees may access certain websites that permit blogging or the posting of electronic information for work related reasons. However, any information posted on an electronic forum will be publicly available and, based on the content, may be considered an advertisement or investment advice/recommendation. To avoid any regulatory issues, Employees are prohibited from posting the following types of information on blogs or other electronic forums:

•

Information about Canyon’s Clients and Investors including, but not limited to, identifying an individual or institution as being a Client or Investor or posting any non-public information about a Client or Investor;

•	Proprietary information about Canyon’s investment strategies, holdings, and decisions; and

•	Performance or other proprietary marketing related information about any Canyon Client, fund or account.

For purposes of the preceding policies, “Electronic Forum” includes information that is available to the general public, as well as information that is only available to “friends,” personal contacts, members, subscribers, or other groups of individuals.

Further, please be aware that persons outside Canyon may publish material non-public information on blogs or other electronic forums. Any Employee who believes he or she may have reviewed non-public information on an electronic forum should contact a member of the Compliance or Legal department immediately to discuss.

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2.	PERSONAL SECURITIES TRANSACTIONS

The personal transactions and investment activities of Employees of investment advisory firms, and certain of their family members1 (referred to collectively as “Personal Securities Transactions”), are the subject of various federal securities laws, rules and regulations. The rules and regulations regarding Personal Securities Transactions define Employees with access to certain information as “Access Persons.” Canyon has decided to deem all Employees “Access Persons” and, as a result, all Employees must engage in all personal securities transactions in a manner that avoids a conflict (actual or apparent) between their personal interests and those of Canyon and its Clients. When Employees invest for their own accounts, conflicts of interest may arise between Canyon, Clients’ and the Employee’s interests. The conflicts may include (without limitation):

•	Taking an investment opportunity from a Client for an Employee’s own portfolio,

•	Using an Employee’s advisory position to take advantage of available investments,

•	Front running, for example, by an Employee trading for Employee’s own account before making a similar trade for a Client account, and

•	Taking advantage of information or using Client portfolio assets to affect the market to the Employee’s benefit.

2.1	POLICIES AND PROCEDURES REGARDING PERSONAL SECURITIES TRANSACTIONS

To assure compliance with the securities laws and to avoid potential conflicts of interest (actual or apparent) with its Clients, Canyon has established the following procedures included in the Code with respect to all Employees. The procedures outlined below must be strictly adhered to by all Employees.

A.	Location of Accounts; Reporting Requirements

Employees and Related Persons (as such term is defined in Sub-Section E. below) may not maintain any form of trading or investment account at any broker, dealer, bank or investment adviser unless: (i) the Chief Compliance Officer has approved of the account in writing; (ii) all account positions are disclosed to Canyon; and (iii) trading in the account is subject to the rules and

[1]	Family member includes adoptive relationships and means any of the following persons who reside in your household:

spouse	stepparent	son-in-law
child	grandparent	daughter-in-law
stepchild	spouse	brother-in-law
grandchild	sibling	sister-in-law
parent	father-in-law	mother-in-law

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reporting requirements discussed in this Code. Unless excepted in writing, all accounts subject to the Code must be maintained at a broker-dealer approved by the Compliance Department. In addition, unless excepted in writing, all transactions in accounts subject to the Code must be effected through a broker-dealer approved by the Compliance Department. Upon commencement of employment, an Employee must arrange for transfer of any securities and related cash accounts to an approved broker-dealer within 30 days of the date of employment (unless excepted in writing). Where an exception is granted, Employees must still follow all applicable provisions of this Code regarding Personal Securities Transactions including providing Canyon with the name of the broker-dealer firm with which they have their personal accounts and requesting that the broker-dealer send to Canyon, to the attention of the Compliance Department, duplicates of all confirmations and monthly account statements related to the foregoing accounts and transactions. Exceptions to the above requirements will only be granted in unusual circumstances.

Employees are required to report promptly to the Compliance Department any changes in status or location of any account in which they have a beneficial interest as defined below.

B.	General Restrictions

The following restrictions and guidelines apply to Employee Personal Securities Transactions:

1.

Employees and their Related Persons are prohibited from purchasing or selling any form of investment or trading assets (an “Investment Asset”) on the basis of material confidential information, proprietary information, and/or material, non-public information, which is discussed further in Section 3.

2.

No transactions may be made by an Employee or their Related Persons in an Investment Asset on the Restricted List, unless approved by a Managing Partner. For more information on the Restricted List please see Section 3.3 of the Code.

3.

All trades done for personal accounts of Employees and their Related Persons require advance approval either in writing or electronically from the Compliance Department and/or Trading Compliance Officer. Approvals will only be valid on the day the trade was approved. If an approved trade is not effected on that day, the trade will need to be re-approved.

4.

Once a decision has been made to trade in a security on behalf of a Client, Employees and their Related Persons are prohibited from effecting any transaction in such security during the period which begins one business day before and ends two business days after any Client has traded in that security (referred to as the “Black-Out Period”). For example, an employee will be permitted to trade on the third business day after the transaction, typically on the same day the Client trade settles). This restriction does not apply to a security that is excepted from this Code or to broad based market indices.

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5.

Employees and their Related Persons are prohibited from investing in any Investment Asset for less than 30 calendar days (please see Policy against Short-Term Trading; 30-Day Holding Period in Section G below).

6.	Absent specific approval, Employees and their Related Persons are prohibited from engaging in speculative trading as opposed to investment activity.

7.	Employees and their Related Persons are generally prohibited from writing naked puts and/or calls, except with respect to broad based market indices.

8.

Interests in a Reportable Fund or a private investment fund advised by Canyon (“Canyon Private Funds”) may be purchased, sold, transferred or redeemed by Employees and their Related Persons only with the prior written approval of the Trading Compliance Officer and a Managing Partner; Employees may not invest in any other private investment fund without the consent of a Managing Partner.

Canyon’s procedures require that the approval must be obtained to sell securities previously acquired even if the acquisition was made prior to becoming an Employee or with Canyon’s approval.

Prior to effecting any securities transaction, all Employees should consider the guidelines and restrictions applicable to trading while in possession of material, non-public information contained in Section 3 of this Code.

C.	Investment Assets

1.	Investment Assets Subject to the Code

The policies and procedures in this Code apply to transactions involving all equity and debt securities, including common and preferred stock, investment and non-investment grade debt securities, investments convertible into or exchangeable for stock or debt securities, or any derivative instrument relating to any such security, including options, warrants and futures, or any interest in a partnership or other entity that invests in any of the foregoing. Additionally, investments in any Reportable Funds are covered by this Code.

Exchange Traded Funds (“ETF”) are not subject to the Black-Out Period, the 30-Day Holding Period, or pre-clearance requirements of the Code. However, ETFs are subject to the reporting requirements of the Code (i.e., initial and annual holding reports and quarterly certifications).

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2.	Real Estate Investments Subject to the Code

CCRA Employees are subject to additional restrictions with respect to certain types of real estate investments, including the requirement to pre-clear certain real estate transactions. Please see the Reporting Requirements Table below for a list of such transactions.

3.	Types of Investment Assets Not Subject to the Code

Investments in the following Investment Assets are not subject to the Code.

•	Direct obligations of the U.S. government;

•	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments[2], including repurchase agreements;

•	Shares issued by money market funds; and

•	Shares issued by open-end investment companies, with the exception of any Reportable Fund.

D.	Types of Accounts

1.	Accounts Subject to the Code

“Personal Securities Accounts” include the following types of accounts, all of which are subject to this Code:

(a)	Accounts in the Employee’s name;

(b)	Accounts in the name of the Employee’s spouse;

(c)

Accounts in the name of children under the age of 18, whether or not living with the Employee, and family members (see note 1) living with the Employee or for whose support the Employee is wholly or partially responsible (together with the Employee’s spouse collectively referred to as a “Related Person”);

(d)

Accounts in which the Employee or any Related Person directly or indirectly controls, participates in, or has the right to control or participate in, investment decisions, such as family trusts in which the Employee or Related Person is a trustee;

2 High quality short-term debt instrument means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody’s Investors Service).

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(e)	Accounts in which the Employee or Related Person has direct or indirect Beneficial Ownership[3].

2.	Accounts Not Subject to the Code

Accounts over which the Employee or Related Person does not have direct or indirect influence or control are not subject to the Code. This would typically include accounts managed on a discretionary basis by an outside money manager. The existence of all such accounts must be reported to the Compliance Department and the outside money manager may be asked to confirm this.

E.	Approval Requirements and Process

All transactions by Employees (including Related Persons) must receive prior approval (or pre-clearance) from the Compliance Department and the Trading Compliance Officer. Employees must follow the procedures outlined below before effecting any transaction subject to the Code:

1.	The Employee must complete and submit the Request for Personal Securities Transaction form to the Trading Compliance Officer and Compliance Department.

2.	Upon review and approval by the Trading Compliance Officer, the Request for Personal Securities Transaction form will be forwarded to the Compliance Department.

3.

After both the Compliance Department and the Trading Compliance Officer have approved the transaction, the Employee will be notified and will have until the end of the business day to complete the transaction.

Canyon has the right to deny approval for any securities transactions. The fact that approval for a securities transaction is granted or denied is highly confidential and should not be disclosed by

3 You should generally consider yourself the “beneficial owner” of any securities in which you have a direct or indirect Pecuniary Interest. Pecuniary Interest in a security means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such security. As a general rule, you will be regarded as having a pecuniary interest in a security held in the name of your family members. For example, you will likely be deemed to have a pecuniary interest in securities (including the right to require the exercise or conversion of any derivative security such as an option or warrant, whether or not presently exercisable or convertible) held for:

•	Your accounts or the accounts of Related Persons

•	A partnership or limited liability company, if you are or a Related Person is a general partner or a managing member

•	A corporation or similar business entity, if you have or share, or a Related Person has or shares, investment control

•	A trust, if you are or a Related Person is a beneficiary

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the Employee seeking approval to anyone inside or outside Canyon. Personnel should not engage in discussions as to the reasons for the grant or denial of approval except with a Managing Partner. If an Employee believes a denied transaction should have been approved, the Employee must seek the approval of a Managing Partner. All approvals by a Managing Partner will document the specific reason for approving the request.

Stop Loss Orders

Employees will be permitted to use stop loss orders provided the following additional procedures are followed:

1.	An employee must hold his position for a minimum of 30 days prior to submitting a stop loss order,

2.	Each stop loss order, and any changes or amendments thereto, must be pre-cleared in the same manner as any other trade,

3.

The Black-Out Period will only apply to date on which the stop loss order is approved and not to the date on which the stop loss order is executed unless the stop loss order is executed within two days of approval. For example, if a stop loss order is approved on Monday and the order is executed on Tuesday and the firm trades in the same name on Tuesday, the trade will need to be reversed. If, however, a stop loss order is approved on Monday and the order is executed on following Tuesday and the firm trades in the same name on that Tuesday, the trade will NOT need to be reversed.

Trades on Foreign Exchanges

As noted above, pre-clearances are only good for the trading day on which the pre-clearance is approved. However, due to the timing differences between our hours of operations and the hours of operations of foreign exchanges, pre-clearances will be valid until the end of the next trading day on that foreign exchange.

Canyon Capital Advisors (Europe) Limited

As noted above, pre-clearances are only good for the trading day on which the pre-clearance is approved. However, due to the timing differences between our hours of operations and the hours of operations of Canyon Capital Advisors (Europe) Limited, pre-clearances will be valid until the end of the next trading day on either the US or foreign exchange, as applicable.

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F.	Public Offerings and Limited Offerings

1.	The following general restrictions apply to Employees and Related Persons:

Restricted Investments Security Type	Purchase	Sale
Initial Public Offerings (IPOs) (An IPO[4] is a corporation’s first offering of a security representing shares of the company to the public.)	PERMITTED – Subject to advance written approval by the Trading Compliance Officer and a Managing Partner.	PERMITTED – Subject to advance written approval by the Trading Compliance Officer and a Managing Partner.

Limited Offerings* (A limited offering[5] is an offer or sale of any security by a brokerage firm not involving a public offering, for example, a venture capital deal.)	PERMITTED – Subject to advance written approval by the Trading Compliance Officer and a Managing Partner.	PERMITTED – Subject to advance written approval by the Trading Compliance Officer and a Managing Partner.

*Limited Offerings include:

•	The Canyon Private Funds;
•	Transactions in securities, options, commodities or futures contracts that are not publicly offered or traded;
•	Participation in hedge funds, leveraged buy-out transactions, real estate offerings, private placements, and oil and gas partnerships or working interests;
•	Acceptance of offers of options or shares by personnel who serve on boards of directors;
•	Transactions involving real estate or agricultural land held for investment purposes, jointly in partnership with another person (other than family members);
•	Investing in any other business, whether or not related to securities (e.g., fast-food franchises, restaurants, sports teams, etc.); and
•

Owning stock or having, directly or indirectly, any financial interest in any other organization engaged in any advisory, securities, commodities, futures contracts or related business; provided, however, that approval is not required with regard

4 IPO (i.e., initial public offering) means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934.

5 A limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2), Section 4(6) or Rules 504, 505 or 506 of Regulation D (e.g., private placements).

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to stock ownership or other financial interest in any such business that is publicly owned, unless a control relationship exists.

2. Employees who are also registered representatives or associated persons of CP Investments, LLC (“CPI”), Canyon’s affiliated broker-dealer, are generally prohibited from purchasing shares during an initial public offering. Please see CPI’s Written Supervisory Procedures for more information.

G.	Policy against Short-Term Trading; 30-Day Holding Period

Personal Securities Transactions should be undertaken for investment purposes, not for short-term trading or risk arbitrage profits. Accordingly, Employees and Related Persons are generally prohibited from trading in “deal” or “rumor” securities. “Deal” or “rumor” securities include securities of companies that are the subject of reports or rumors of actual or anticipated extraordinary corporate transactions or other corporate events, regardless of whether Canyon is involved. Employees are also generally prohibited from trading options or futures unless for bona fide hedging purposes against an offsetting position on a one-to-one basis (other than with respect to broad-based standard indexes), absent specific approval. Thus naked puts and calls are prohibited.

Unless a security is excepted from the Code or is an ETF, all Employees and Related Persons are required to maintain all securities positions for a minimum of 30 days. Under certain circumstances, generally involving hardships, exceptions to this 30-day holding period may be permitted on a prior approval basis. However, Canyon retains the unconditional right to refuse to grant approval for short-term trading transactions. While Canyon does not prohibit short sales by Employees or Related Persons, short sales are discouraged and subject to the 30-day minimum holding period.

H.	The Unconditional Right of Canyon to Impose Restrictions on Personal Securities Trading

Canyon may in its sole discretion impose restrictions (in addition to those specifically set forth herein) on the execution of transactions by Employees and Related Persons. Employees should be aware and apprise Related Persons that their securities positions may become frozen if Canyon becomes involved in a transaction affecting the issuer of such securities. The imposition of any such restriction is highly confidential and should not be disclosed outside Canyon, or inside Canyon except to the extent necessary to effectuate the restriction. Employees should avoid discussion as to reasons for the imposition of any such restriction.

I.	Monitoring Compliance with Canyon’s Personal Securities Trading Policies

On a periodic basis, a review of all Employee trades, not exempted from this Code, will be conducted to determine whether any securities purchased or sold by Employees for their own accounts or the accounts of any Related Peron are either on the Restricted List or being considered for purchase, purchased, or sold by Clients of Canyon.

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Firm personnel should be aware and apprise Related Parties that Canyon will use periodic account statements, transactions confirmations and other information, whether or not received from Canyon, to monitor and review securities trading in Personal Securities Accounts for compliance not only with Canyon’s internal policies but also with respect to legal and regulatory requirements regarding such trading. Canyon personnel are expected to cooperate with such inquires and any monitoring or review procedures employed by Canyon.

2.2	PERSONAL SECURITIES TRANSACTIONS REPORTING REQUIREMENTS

A.	Initial and Annual Holdings Reports

All Employees are required to report brokerage accounts and securities/holdings by the Employee and Related Persons (subject to Code requirements) on an Initial Holdings Report within 10 days of employment, with information current as of a date no more than 45 days prior to employment, and annually thereafter. Annual reports must be submitted by February 14 of each year and the information contained in an annual report must be current as of December 31 of the prior year, unless some other date is set by the Compliance Department. An Employee’s or Related Person’s brokerage account statement(s) may be submitted in lieu of a separate initial or annual holdings report if all of the Employee’s or Related Person’s reportable holdings appear on the statement(s). In certain circumstances, an Employee’s or Related Person’s brokerage account statements may need to be consolidated. The holdings report must contain the following:

•	title and exchange ticker symbol or CUSIP number;

•	number of shares and principal amount of the security involved;

•	type of security;

•	name of the broker-dealer or bank that maintained the account; and

•	the date the report is submitted by the Employee.

B.	Monthly Transactions Reports

All Employees must arrange for the Compliance Department to receive monthly (or as generated, e.g., quarterly) duplicate statements for all investment accounts that contain securities of the Employee and Related Persons directly from the broker-dealer or other financial institution approved to handle the Employees investment account. These duplicate statements must report any transaction in a security over which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership. A record of every transaction in a security is required with the following information to be maintained:

•	title and exchange ticker symbol or CUSIP number;

•	number of shares or principal amount of the security involved;

•	interest rate and maturity date (if applicable);

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•	date of the transaction;

•	nature of the transaction (purchase or sale);

•	price at which the trade was effected;

•	name of the broker-dealer or bank that executed the transaction; and

•	the date the report is submitted by the Employee.

**Special Note Regarding 401(k) Plans: You are not required to report exchanges and transfers within your 401(k) plan if you are only able to invest in open-end mutual funds as long as such plan does not invest in any Reportable Funds. If your 401(k) plan offers investments in other types of securities or invests in Reportable Funds, you are required to report exchanges and transfers, but not automatic investment plans.6

C.	Quarterly Certification

Employees will certify that the information contained in the duplicate statement(s) or downloaded into to the DataWare system is correct and complete and to record quarterly transaction information that did not appear in duplicate statement(s) or DataWare, if necessary. It is required by federal law to be submitted not later than 30 days after the calendar quarter in which the transaction was effected. If the thirtieth day falls on a weekend or a holiday, the report is due the business day immediately preceding this deadline. Please forward the report to the Compliance Department.

In addition, if during the quarter an Employee or Related Person establishes a new account in which any securities are held for his or her beneficial interest, the Employee must file an initial holdings report, described above, and must provide the following information as part of his or her quarterly report:

•	name of the broker-dealer or bank with whom the Employee established the account

•	the date the account was established; and

•	the date the report is submitted by the Employee.

D.	Exceptions to Reporting

Employees need not submit a quarterly transactions report to Canyon if all the information in the report would duplicate information contained in brokerage account statements received by Canyon not later than 30 days after the calendar quarter. The quarterly certification is, however, required.

6 Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

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You are not required to detail or list the following items on your initial and annual holdings reports and quarterly transactions reports:

1.

Purchases or sales effected for any account over which you have no direct or indirect influence or control. However, the Employee is required to report the existence of all accounts, even if managed on a discretionary basis by an outside money manager (however, the outside money manager may be asked to confirm this);

2.	Transactions effected pursuant to an automatic investment plan; and

3.	Purchases or sales of any of the following securities:

•	Direct obligations of the U.S. government;

•	Banker’s acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (previously defined in footnote 3);

•	shares issued by money market funds, whether affiliated or non-affiliated; and

•	shares issued by open-end investment companies, other than shares of an Reportable Fund, if any.

E.	Acknowledgement and Certification

All Employees must acknowledge receipt of this Code no less frequently than annually to comply with Canyon’s policies and procedures. New Employees must also acknowledge receipt on their date of hire.

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2.3	SUMMARY OF REPORTING REQUIREMENTS

The following table summarizes some of the reporting requirements. If you have any questions regarding the reporting requirements for transactions in other types of securities you should contact the Compliance Department.

Security Type	Quarterly Reporting
IPOs	Yes
Limited Offerings	Yes
Corporate Debt Transactions	Yes
Equity Transactions	Yes
Government Bond	Yes
Municipal Bond	Yes
Whole Mortgage Loans or Other Real Estate Related Investments**	Yes
Private Funds Managed by Canyon	Yes
Closed-end Mutual Funds	Yes
Exchange Traded Funds	Yes
Open-end Mutual Funds Advised or Subadvised by Canyon	Yes
US Treasury / Agencies	No
Money Market Funds (affiliated and non-affiliated)	No
Open-end Mutual Funds Not Advised or Subadvised by Canyon	No
Short Term / Cash Equivalents	No
Variable Annuities	No
SPP / DRIPS* — automatic purchases	No

* Sales of stocks from SPP or DRIPs: Pre-clearance is required for the sale of stocks from SSP or DRIPs. Please notify the Trading Compliance Officer in writing of the sale and include these transactions in any reports.

** Reporting of investments in whole mortgage loans or other real estate related investments is required only for Employees of CCRA and does not include primary residences and vacation homes.

2.4	CONFIDENTIALITY OF PERSONAL SECURITIES TRANSACTION INFORMATION

Canyon will endeavor to keep all reports of personal securities transactions, holdings and any other information filed pursuant to this Code confidential. Employees’ reports and information submitted in connection with this Code will be kept in a locked filed cabinet, and access will be limited to appropriate Canyon personnel including the Compliance Department, Trading Compliance Officer, and Senior Management (Senior Management includes the Managing Partners, the Chief Operating Officer, Chief Financial Officer, General Counsel, and the Chief Compliance Officer. These individuals are identified in Appendix A) as well as Canyon’s compliance consultants and outside counsel; provided, however, that such information also may be subject to review by legal counsel, government authorities, Clients or others if required by law or court order.

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The personal securities trading records of certain Employees may also be subject to review by the Reportable Fund’s Board of Directors, CCO, or its agent.

2.5	COMMUNICATION WITH THE BOARDS OF DIRECTORS OF REPORTABLE FUNDS

Canyon’s Code of Ethics must be approved by the Board of Directors of any Reportable Fund. Additionally, Canyon is required to provide notification of any material changes to the Company’s Code of Ethics to the Board of Directors of any Reportable Fund no later than six months after the adoption of such a change.

Violations of Canyon’s Code of Ethics may be reportable to the Board of Directors of any Reportable Fund. At a minimum, Rule 17j-1 under the IC Act requires Canyon to provide an annual written report to the Board of Directors of any Reportable Fund which describes any issues arising under the Code since the last such report was made, including but not limited to material violations of the Code and any sanctions imposed by Canyon, and certifies that Canyon has adopted procedures reasonably necessary to prevent Employees from violating the Code. Additional reporting may be required for each Reportable Fund.

3.	POLICY ON INSIDER INFORMATION

The Insider Trading and Securities Fraud Enforcement Act of 1988 and Section 204A of Advisers Act requires Canyon to establish, maintain and enforce written policies and procedures designed to prevent the misuse of material, non-public information (hereinafter referred to as “Inside Information”) by Canyon and its Employees. Among these policies and procedures are ones that restrict access to files likely to contain Inside Information, that provide for continuing education programs concerning insider trading, that require restricting or monitoring trades in securities about which Canyon and/or Employees might possess Inside Information, and that require reviewing trading executed on behalf of Clients and/or by Employees.

Employees should note that the following discussion relates to the misuse of material, non-public information based on the federal securities laws of the United States. Employees conducting business outside of the United States (i.e., investing in Non-US companies) or employees of CCA EU should be aware that other Countries have similar prohibitions against insider trading. Please contact the Compliance Department or Legal Department for specific information regarding the applicable laws with respect to other jurisdictions.

3.1	INSIDER TRANSACTIONS

Canyon considers information material if there is a substantial likelihood that a reasonable investor would consider it important in making investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Examples of material information include information regarding dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements,

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material real estate transactions, major litigation, liquidation problems, and extraordinary management developments.

Information is considered non-public when it has not been disseminated broadly to investors and the general public in the marketplace, such as by means of a press release carried over a major news service, a major news publication, a research report or publication, a public filing made with a regulatory agency, materials sent to shareholders or potential investors or customers, such as a proxy statement or prospectus, or materials available from public disclosure services. For example, information found in a public report filed with the Securities and Exchange Commission (“SEC”), or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal, or other publications of general circulation would be considered public. However, limited disclosure does not make the information public (i.e., disclosure by an insider to a select group of persons). If there is no tangible evidence of any widespread dissemination of material information, Employees should presume that the information is non-public until instructed otherwise by Senior Management.

Employees should be aware that certain Canyon information may be considered Inside Information. Examples of such Inside Information include the following information that is used, produced, or obtained by Canyon for business purposes: specific information about Canyon’s securities trading positions or trading intentions; Canyon’s specific investment, trading or financial strategies or decisions; pending customer securities orders; advice to investment banking clients (to the extent Canyon is engaged to provide such advice); and analysis of companies that are potential acquirers or targets of other companies. Canyon information must be kept in the strictest of confidence and Employees may not disclose specific Canyon information to persons outside Canyon in the absence of a legitimate business reason. (Please see Section 1.4 for more information on sharing Canyon information with third parties.) Nothing contained in this paragraph in any way modifies or amends any provision of the Confidential Information Agreement signed by Employees.

Canyon generally defines insider trading as the buying or selling of a security, in breach of a fiduciary duty or other relationship of trust and confidence, while in possession of material, non-public information. Insider trading is a violation of federal securities laws, punishable by a prison term and significant monetary fines for the individual and investment adviser.

•	Tipping of Inside Information is PROHIBITED. An Employee may not tip a trade, either personally or on behalf of others, while in possession of such information.

•	Front running is PROHIBITED. Front running involves trading ahead of a Client order in the same security on the basis of Inside Information regarding impending market transactions.

•

Scalping is PROHIBITED. Scalping occurs when an Employee purchases shares of a security for his/her own account prior to recommending/buying that security for Clients and then immediately selling the shares at profit upon the rise in the market price following the recommendation/purchase.

Employees must notify the Compliance Department or the Trading Compliance Officer immediately if they have any reason to believe that a violation of the use of Inside Information has occurred or is about to occur, whether or not such violation involves the Employee or other

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Employees of Canyon. Failure to do so constitutes grounds for disciplinary sanction, including dismissal.

3.2	IDENTIFYING INSIDE INFORMATION

Certain activities may present Employees with greater opportunities to obtain Inside Information. For example, Canyon may have contacts with public companies as part of Canyon’s research efforts, such as in the case of contacts with corporate insiders. For example, a company’s Chief Financial Officer may prematurely disclose quarterly results to an analyst or a company representative may make selective disclosure of adverse news. This type of information conveyed in this type of setting should be treated as Inside Information. Employees who are privy to issuer information in this context should immediately contact the Compliance Department. Immediate reporting is intended to protect the Employee, Canyon’s Clients and Canyon.

Moreover, when Canyon executes a confidentiality agreement with a public company or participates on, or has access to information from, creditors’ committees of companies in bankruptcy, Canyon and its Employees may receive material, non-public information. Employees who receive non-public information pursuant to a confidentiality agreement or participate in or have access to non-public information from creditors’ committees should immediately contact the Compliance Department. Immediate reporting is intended to protect the Employee, Canyon’s Clients, and Canyon.

Similarly, investments in bank debt also create situations in which Employees may receive Inside Information. Canyon has developed specific procedures with respect to bank debt, which are set forth in separate internal documents.

Tender offers also present opportunities for obtaining Inside Information and are subject to greater regulatory scrutiny, particularly given the possibility to misuse Inside Information in the tender offer context. Private Investments in Public Equities (PIPE) also create an opportunity for obtaining Inside Information. In most cases, the mere knowledge that a company is engaging in a PIPE transaction is deemed to be material, non-public information and would restrict Canyon from trading the public equities of the PIPE issuer until such transaction has been publicly announced. Employees should exercise particular caution any time they believe they may have become aware of any information, no matter how seemingly trivial, relating to an actual or potential tender offer or PIPE transaction.

Employees should take extra precautions when utilizing expert networks and outside consultants. Due to the unique nature of these services, the use of expert networks and outside consults must be preapproved by senior management. For more information regarding Canyon’s policy on the use of expert networks, please reference Canyon’s Policy on Third-Party Consultants which is available on DataWare.

If an Employee believes he/she or a family member has access to Inside Information, the following steps should be taken:

•	Report the information and proposed trade immediately to the Compliance Department.

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•	Do not communicate the Inside Information to anyone other than the Compliance Department.

•	Await Canyon’s resolution of the matter.

3.3	LIMITING THE USE OF INSIDER INFORMATION AND USING INFORMATION BARRIERS

A.	The Restricted List

Canyon uses a “Restricted List” to monitor Canyon and Employee trading with respect to certain investments that (1) Canyon has or may have Inside Information about and/or (2) Canyon is restricted from trading because of a contractual arrangement (such as participating in certain types of transactions or executing a confidentiality agreement with a company). Canyon’s research analysts and Managing Partners shall work with the Compliance Department to determine the extent to which securities may need to be designated as “Restricted List” securities.

Canyon designates a security as being on the Restricted List for a number of reasons. However, any employee who is in possession of Inside Information, regardless of whether or not the security is on the Restricted List, is prohibited from trading in the security for any reason. Canyon seeks to limit the circumstances in which an issuer is placed on Canyon’s Restricted List due to the potential adverse effects on Canyon’s clients. Thus, Canyon shall endeavor to control access to material, non-public information among a limited number of employees through the use of information barriers. For more information on the Restricted List please see the CCA Compliance Manual.

As noted above, PIPE transactions pose greater risk with respect to the receipt and potential misuse of material, non-public information. If an Employee is made aware of or becomes aware of a pending PIPE transaction, the employee must report such information to the Compliance Department. In most cases the name will be added to the restricted list and Canyon and its Employees will be restricted from trading the public securities of the PIPE issuer until the transaction has been publicly announced.

B.	Information Barriers

The purpose of an information barrier (commonly referred to as a “Chinese Wall”) is to isolate sensitive information, including Inside Information, from persons responsible for sales and trading activities and from other persons, within or without Canyon, who do not have an appropriate need to know the information. If properly implemented, information barriers permit certain persons at Canyon to, for example, perform investment banking functions for an issuer, or to serve on creditors’ committees, while other persons at Canyon who are not privy to sensitive information continue to trade that issuer’s securities. In addition, such procedures permit Canyon to insulate sales and trading activities from the effects of the inadvertent receipt of sensitive information by one or more individuals. Unless the employee is effectively “walled off,” conveying sensitive information to members of other business areas or employees of affiliates can lead to restrictions on research, trading, or other business of Canyon or the affiliate.

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Canyon may have occasion to implement information barriers in special circumstances. As such, Canyon has developed procedures that are sufficiently flexible to address whatever special circumstances may be involved. As a result, the mechanism for implementing those procedures will be established on a case-by-case basis. However, Canyon has developed and implemented specific procedures with respect to bank debt purchases, which are addressed in separate internal documents.

Where a transaction, engagement or occurrence is to be the subject of an information barrier, the Compliance Department will generate a confidential memorandum describing the specific procedures to be applied in the case at hand. The procedures will vary depending on the nature, scope and expected duration of the project or occurrence and the number of individuals involved.

In the case of investment banking projects, creditor committee membership or similar, the memorandum shall specify, among other things: (a) the nature, background and purpose of the engagement, (b) the persons to receive sensitive information, (c) the methods for accomplishing the engagement, (d) the methods for safeguarding the sensitive information (e.g., security of files and communications), and (e) the method for obtaining any consent to the information barrier procedures that might be required. All personnel permitted to receive sensitive information must countersign the memorandum, by which they agree to be bound by its terms and to hold the information in strictest confidence. Such personnel will be restricted from performing any research, sales or trading function relating to the subject matter of the engagement, for Canyon or otherwise, during the term of the engagement or discussing the same with persons not also subject to similar restrictions. Upon conclusion of the engagement, all sensitive information will be assessed by the Compliance Department to determine whether ongoing restrictions should be imposed.

In more limited situations (e.g., the inadvertent receipt of sensitive information by a single individual), the Compliance Department may devise a simplified procedure for isolating the sensitive information and preventing its dissemination and misuse. The Compliance Department will retain documents memorializing such procedures. All securities of issuers that are the subject of an information barrier must be placed on the Watch List and/or the Restricted List by the Compliance Department until the engagement is complete and/or any sensitive information in Canyon’s possession has been published, superseded or rendered stale.

Once information and/or individuals have been “walled off,” in order to prevent Canyon and/or its affiliates from being in possession of Inside Information, the Compliance Department should be consulted before bringing any Employee over the wall. When an Employee is brought over the wall, the Compliance Department will create a record indicating the reason why the Employee has been brought over the wall along with any restrictions that have been placed on that Employee. Under certain circumstances, one or more Employees may be brought over the wall to provide analysis relating to a specific trade or decision to be made by Canyon. In such cases, the Compliance Department will create such a record, and the Employee(s) will be instructed not to discuss the analysis performed with anyone other than Employees who are also brought over the wall. In addition, the Employee will be instructed not to make trades for his or her personal account or Related Accounts relating to the securities involved in the analysis.

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3.4	MISCELLANEOUS CONTROL PROCEDURES

A.	Certifications

Employees will be required to certify, on an annual basis, that they have read and agree to abide by the Policy on Insider Trading. The certifications will be maintained as part of Canyon’s records under the supervision of the Compliance Department.

The Compliance Department will be responsible for organizing periodic training sessions to facilitate Employees’ full understanding of Canyon’s Policy on Insider Trading.

B.	Reporting Obligations

In an effort to detect and prevent insider trading, the Compliance Department will promptly investigate all reports of any possible violations of Canyon’s Policy on Insider Trading.

C.	General Reports to Management

At least annually, the Trading Compliance Officer will prepare a report for Senior Management setting forth some or all of the following:

•	a summary of existing procedures to detect and prevent insider trading;

•	a summary of changes in procedures made in the last year;

•

full details of any investigation since the last report (either internal or by a regulatory agency) of any suspected insider trading, the results of the investigation and a description of any changes in procedures prompted by any such investigation; and

•	an evaluation of the current procedures and a description of anticipated changes in procedures, if any.

D.	Special Reports to Management

Promptly upon learning of a potential violation of Canyon’s Policy on Insider Trading, the Compliance Department will prepare a report for Senior Management, which may include: (1) the name of particular securities involved, if any, (2) the date Canyon learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

3.5	USE OF NON-PUBLIC INFORMATION REGARDING A CLIENT

No Employee shall:

•	Disclose to any other person, except to the extent permitted by law or necessary to carry out his or her duties as an Employee and as part of those duties, any non-public

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information regarding any Client portfolio, including any specific security holdings or pending transactions of a Client, including specific information about actual or contemplated investment decisions.

•	Use any non-public information regarding any Client portfolio in any way that might be contrary to, or in competition with, the interest of such Client.

•	Use any non-public information regarding any Client in any way for personal gain.

For more information on Canyon’s Privacy Policy, please see the IA Compliance Manual.

4.	GIFTS, BUSINESS ENTERTAINMENT, DIRECTORSHIPS, REGULATORY REQUIREMENTS, AND POLITICAL CONTRIBUTIONS AND ACTIVITIES

4.1	GIFTS

Employees must use reasonable care and judgment to achieve and maintain independence and objectivity in their professional activities. Employees must not offer, solicit, or accept any gift, benefit, compensation, or consideration that could be reasonably expected to compromise their own or another’s independence and objectivity. Employees must not accept gifts, benefits, compensation, or consideration that competes with, or might reasonably be expected to create a conflict of interest with, Canyon or its Clients’ interests unless they obtain written consent from a Managing Partner. Employees are not permitted to directly or indirectly give anything of value, including gratuities, in excess of $100 per individual per year, where such payment is in relation to obtaining business on behalf of Canyon. In addition, Employees are not permitted to directly or indirectly receive gifts totaling more than $100 annually from any single securities industry participant or accept any gift or favor that could be construed as preferential treatment. Gifts of cash or cash equivalents (prepaid debit cards and the like) in any amount are strictly prohibited. Should a situation arise where gifts exceeding this $100 limit are made or received, the Employee must notify the Compliance Department in writing immediately. The written notification must include a detailed description of the events surrounding the activity, the amount given or received, the circumstances under which the activity took place and reasons for accepting or giving the gifts.

Notwithstanding the foregoing, Employees are generally not permitted to give anything of value to any employees of public pensions or other government entities, without the prior written approval of the CCO.

As noted in a recent Notice to Members (NASD Notice to Members 06-69), personal gifts such as wedding gifts and congratulatory gifts for the birth of a child are not subject to the $100 limit as long as such gifts are not “in relation to the business of the employer of the recipient.” The same notice also clarified that de minimus, promotional, and commemorative items do not fall

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within FINRA Rule 3060, which is the rule upon which our policy is based, provided the item’s value is substantially below the $100 limit.

Employees will be required to report any gift, benefit, compensation, or consideration given to or received by an Employee from a securities industry participant, vendor, or other person doing business with Canyon using the DataWare system. Employees will be required to no less frequently than annually certify that they have submitted all such gifts via DataWare (or other acceptable means). Employees will be required to provide negative certifications.

Employees should note that while this section primarily relates to gifts given to or received from securities industry participants (i.e., broker-dealers, prime brokers, etc.), Canyon’s employee handbook also includes prohibitions with respect to giving or receiving gifts generally.

4.2	Business Entertainment

Similar to Gifts, Employees must use reasonable care and judgment in deciding when and which events sponsored by securities industry participants (e.g., broker-dealers, investment banking firms, etc.) to attend, including golfing outings and ski trips. The SEC and FINRA do not prohibit attending such events. However, in an interpretive letter issued by FINRA, FINRA stated that attendance at such events would not be considered a gift “so long as it is neither so frequent nor so extensive as to raise any question of propriety.” FINRA also stated that if the sponsor did not attend the event, attendance at such an event would be considered a gift.

Employees will be required to report any “Material Business Entertainment” accepted by an Employee using the DataWare system (or other acceptable means). Material Business Entertainment will generally include any event that would cost the Employee $500 or more to attend. Employees will be required to no less frequently than annually certify that they have submitted all such Material Business Entertainment via DataWare (or other acceptable means). Employees will be required to provide negative certifications.

Employees should note that while this section primarily relates to business entertainment provided to or received from securities industry participants (i.e., broker-dealers, prime brokers, etc.); Canyon’s employee handbook also includes prohibitions with respect to business entertainment generally.

4.3	Gifts and Entertainment Given to Union Officials

Any gift or entertainment provided by Canyon to a labor union official in excess of $250 per fiscal year must be reported to the Department of Labor on Form LM-10 within 90 days following the end of Canyon’s fiscal year. Consequently, all gifts and entertainment provided to labor unions must be reported to the CCO via the Gifts and Business Entertainment On Demand Disclosures form in the DataWare System.

Canyon employees are reminded that gifts (given or received) in excess of $100 per fiscal year to/from any individual are generally prohibited.

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4.4	Outside Business Activities

In addition to restrictions placed on the personal trading and private investments of Employees, each Employee must obtain prior written approval from a Managing Partner with respect to outside business activities. Prior to engaging in such activities, an Employee must make full disclosure to the Compliance Department. Such approval, if granted, may be given subject to restrictions or qualifications and is revocable at any time. Examples of activities requiring prior written approval include full- or part-time service as an officer, director, partner, manager, consultant or employee of another business organization (including acting as a director of a company whose securities are publicly traded); agreements to provide financial advice (e.g., through service on a finance or investment committee) to a private, educational or charitable organization; and any agreement to be employed or accept compensation in any form (e.g., commission, salary, fee, bonus, contingent compensation, etc.) by a person or entity or their affiliates. Approval is generally not given for requests to serve as an officer, director, partner, consultant or employee of another business organization.

No Employee may work for any FINRA registered broker-dealer firm or affiliate, or any other money management firm or affiliate or registered investment adviser or affiliate or any other competitor of Canyon without the express written approval of a Managing Partner.

Neither management nor Employees may trade in any securities issued by any company of which any Employee is an officer, director, or other insider absent the prior approval of a Managing Partner.

4.5	Political Activity Using Firm Name or Resources

Absent explicit approval from a Managing Partner, Canyon prohibits Employees from undertaking any political activity using Canyon’s name, on Canyon’s premises, or with use of Canyon equipment or other property. Further, Employees must always take care to ensure that their political comments and activities are presented as strictly personal, and not reflective of the views of Canyon. To this end, political contributions should not be made in the name of Canyon, especially in situations where Canyon may appear to benefit, directly or indirectly, from the contribution.

Canyon has adopted a formal policy with respect to political contributions by or on behalf of employees, which prohibits political contributions to certain individuals. Canyon’s political contribution policy is available in the Compliance Manual and posted on DataWare.

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4.6	REGULATORY REQUIREMENTS

The SEC considers it a violation of general antifraud provisions of federal securities laws whenever an investment adviser, such as Canyon, engages in fraudulent, deceptive or manipulative conduct. As a fiduciary with respect to Client assets, Canyon cannot engage in activities that would result in conflicts of interests (i.e., front-running or scalping).

The SEC can censure, place limitations on the activities, functions, or operations of, suspend for a period not exceeding twelve months, or revoke the registration of any investment adviser based on a:

•	Failure to reasonably to supervise, with a view to preventing violations of the provisions of the federal securities laws, an Employee or an Employee who commits such a violation.

However, no manager shall be deemed to have failed reasonably to supervise any person, if:

1.

there have been established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and

2.

such manager has reasonably discharged the duties and obligations incumbent upon him or her by reason of such procedures and system without reasonable cause to believe that such procedures and system were not complied with.

5.	Enforcement of the Code

The Chief Compliance Officer has several responsibilities to fulfill in enforcing the Code. Some of these responsibilities are summarized below.

5.1	REPORTING REQUIREMENTS

Employees must notify the Chief Compliance Officer, the Compliance Representative or the Trading Compliance Officer immediately if they have any reason to believe that a violation of this Code occurred or is about to occur, whether or not such violation involves the Employee or another Employee. Failure to do so constitutes grounds for disciplinary sanction, including dismissal. To the extent feasible, any self-reporting by an Employee will be held in the strictest confidence.

Employees may report any violation or suspected violation of this Code anonymously through the DataWare system. Once logged onto the system, please select “Incident Report” under the “Home” tab. You can check a box to remain anonymous.

All such reports will be fully reviewed and investigated by the Compliance Department.

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5.2	DUTIES AND RESPONSIBILITIES OF THE CHIEF COMPLIANCE OFFICER AND COMPLIANCE REPRESENTATIVE

The Chief Compliance Officer or Compliance Representative:

1.	will provide each Employee with a copy of the Code and any amendments thereto; and

2.	shall notify each person in writing who is required to report under the Code of his or her reporting requirements no later than 10 business days after accepting a position with Canyon.

The Chief Compliance Officer or Compliance Representative:

1.	Will monitor personal securities transactions to ensure compliance with the Code.

a.	DataWare will be reviewed daily for any violations of the pre-clearance process, holding period, and Black-Out period.

b.	For those accounts that do not report daily transactions to DataWare, monthly statements will be used to monitor compliance with pre-clearance process, holding period, and Black-Out period.

2.	Will, before determining that a person has violated the Code, give the person an opportunity to supply explanatory material.

3.	Will, at least on a monthly basis, record all violations of the Code, and any action taken as a result of the violation.

4.

Will submit his or her own reports, as may be required pursuant to the Code, to the Chief Compliance Officer /Compliance Representative who shall fulfill the duties of the other so as to avoid any potential conflicts of interest.

A Managing Partner, or appointed representative of Canyon, will review all personal trading activity reported to the DataWare system on a weekly basis and all activity not reported to the DataWare system on a monthly basis.

5.3	CODE VIOLATIONS

If you violate this Code, including filing a late, inaccurate or incomplete holdings or transaction report, you may be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (1) a warning; (2) disgorgement of profits; (3) imposition of a fine, which may be substantial; (4) demotion, which may be substantial; (5) suspension of employment, with or without pay; (6) termination of employment; or (7) referral to civil or governmental authorities for possible civil or criminal prosecution. If you are normally eligible for a discretionary bonus, any violation of the Code may also reduce or eliminate the discretionary portion of your bonus.

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If a trade is executed in violation of either the Black-Out Period or the 30-Day Holding Period, the Employee will be required to reverse the trade at the Employee’s expense and any gain on such trade will be donated to charity. For example, if an Employee buys stock in Company A on Monday and a Client buys stock in Company A on Tuesday, the Employee will be required to sell the shares purchased on Monday, with all losses accruing to the Employee and any gains remitted to charity. An Employee will not be permitted to trade until any outstanding violations have been fully resolved including making any required donations to charity.

Note: Both the violation and any imposed sanction will be reported to or brought before Senior Management and may also be reported to the Board of Directors of any Reportable Fund.

5.4	REPORTS TO SENIOR MANAGEMENT

Special Reports to Management: Promptly upon learning of a potential violation of the Code, the Chief Compliance Officer, the Compliance Representative and/or Trading Compliance Officer shall prepare a written report fully detailing the potential violation, which may include: (i) the name of particular securities involved, if any; (ii) the date he learned of the potential violation and began investigating; (iii) the accounts and individuals involved; (iv) actions taken as a result of the investigation, if any; and (v) recommendations for further action.

If the Chief Compliance Officer determines that the violation(s) was material, the violation(s) will be reported to Senior Management and may also be required to be reported to the Board of Directors of any Reportable Fund.

Periodic Reports: The Compliance Department will prepare a quarterly, written report for Senior Management. The Quarterly Code Report will describe any issue(s) that arose during the previous quarter under the Code or procedures related thereto, including any material Code or procedural violations, and any resulting sanction(s). The Compliance Department will also prepare an annual, written report for Senior Management. The Annual Code Report will describe, in summary fashion, issue(s) that arose during the previous four quarters and how the Code should be amended to address any recurring violations. In addition, Canyon will provide all periodic reports required by the Boards of Directors of any Reportable Funds.

The Compliance Department or the Trading Compliance Officer may report to Senior Management more frequently as necessary or appropriate, and shall do so as requested by the Chief Compliance Officer and/or Senior Management.

5.5	RECORDKEEPING REQUIREMENTS

Canyon shall maintain at its principal place of business records in the manner and to the extent set out in this Code. Such records shall be available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination. Such records shall include:

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1.	A copy of each Code that is in effect, or at any time within the past five (5) years was in effect, with each such copy being maintained in an easily accessible place;

2.

A record of any violation of the Code, and of any action taken as a result of the violation, with each such record being maintained in an easily accessible place for at least five (5) years after the end of the fiscal year in which such a violation occurs;

3.

A copy of each report made by an Employee as required by this Code, including any information provided in lieu of such reports, with each such record being maintained for at least five (5) years after the end of the fiscal year in which such a report is made or such information is provided, the first two (2) years of which in an easily accessible place;

4.

A record of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to the Code, or who are or were responsible for reviewing these reports, with each such record being maintained in an easily accessible place;

5.

A copy of each Annual Report to the Board, such Report being maintained for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years of which in an easily accessible place; and

6.

A record of any decision and the reasons supporting the decision, to approve the acquisition of securities, including an IPO or a Private Placement, shall be preserved for at least five (5) years after the end of the fiscal year in which the approval is granted

5.6	EFFECTIVE DATE OF THE CODE

The Code was adopted on June 30, 2005, and has been amended as of the date noted above, and supersedes any prior versions of the Code.

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Appendix A

Chief Compliance Officer	Douglas Anderson

Compliance Representatives	Lena Najarian
Sonya Nelson
David Young
Elaine Tzou
John Thatcher

Trading Compliance Officer (CCA)	Desmond Lynch

Chief Financial Officer	John Plaga

General Counsel (CCA and River Canyon)	Jonathan M. Kaplan

Managing Partners (CCA, CCRA and River Canyon)	Joshua S. Friedman
Mitchell R. Julis

Managing Partners (ICE Canyon)	Joshua S. Friedman
Mitchell R. Julis
Nathan B. Sandler

WHITEBOX ADVISORS, LLC

CODE OF ETHICS, INCLUDING PERSONAL INVESTMENT AND TRADING

POLICY, AND STATEMENT ON INSIDER TRADING

Dated as of December 2012

CHIEF COMPLIANCE OFFICER: ELISSA WEDDLE

I.	CODE OF ETHICS

This Code of Ethics (the “Code”), including the Personal Investment and Trading Policy and the Statement on Insider Trading, is adopted Pursuant to Rules 204A-1 and 204-2 under the Investment Advisers Act of 1940 (the “Advisers Act”). It relates to the operations of Whitebox Advisors, LLC (“WBA”) as a registered investment adviser and is an adjunct to, and must be read in conjunction with, WBA’s Investment Adviser Compliance and Procedures Manual (the “Manual”). Certain defined terms are used throughout this Code. In each instance, the first time those terms are defined, they are set forth in quotation marks and bold-face type, and the definition of the term appears in the text of this Code immediately preceding or following the term or in the text of a footnote associated with the term. The Code has five basic parts, which are set forth in the remainder of this Section I.

A.	Standard of Business Conduct

WBA seeks to foster and maintain a reputation for honesty, integrity and professionalism. WBA’s reputation is a vital business asset. The confidence and trust placed in WBA are highly valued and must be protected. As a result, WBA and its “Supervised Persons”1 must not act or behave in any manner or engage in any activity that (1) creates even the suspicion or appearance of the misuse of material, nonpublic information by WBA or any Supervised Person or (2) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any “Client”2 or “Investor.”3 In addition, WBA and its Supervised Persons should be mindful of activity that creates any actual or potential conflict of interest, or even the appearance of a conflict of interest, between any Client or Investor, on the one hand, and WBA or any Supervised Person, on the other hand. All Supervised Persons should be familiar with and abide by the disclosure regarding conflicts of interest included in the offering materials for WBA’s funds and in WBA’s Form ADV Part II. In furtherance of this part of the Code, WBA has adopted a Personal Investment and Trading Policy that is found at Section II of this Code and a Statement on Insider Trading that is found at Section IV of this Code. All Sections of this Code must be complied with.

1 The term “Supervised Person” means (1) any partner, officer, director of WBA, or other person occupying a similar status or performing similar function: (2) employees of WBA; and (3) any other persons who provide advice on behalf of WBA and are subject to WBA’s supervision and control.

2 The term “Client” means any investment entity, including any pooled investment vehicle, or account advised or managed or subadvised by WBA.

3 The term “Investor” means any Investor in an investment entity that is a client.

B.	Duty to Comply with Applicable Laws and this Code

All Supervised Persons are required to comply with this Code and the “Federal Securities Laws,”4 and in particular to carry out the fiduciary duty owed by WBA to its Clients, which requires that WBA always act in the best interest of its Clients and place their interests before WBA’s interests.

C.	Reporting and Review of Securities Transactions of Access Persons

“Access Persons”5 must report, and WBA will review and maintain a record of, every transaction in any “Security”6 (with certain exceptions, as described below) in which any Access Person acquires or disposes of “Beneficial Ownership” of such Security and such Security is or was held in an

4 The term “Federal Securities Laws” means the Securities Act of 1933 (the “Securities Act”), the Securities Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

5 The term “Access Person” means (1) any Supervised Person who (a) has access to nonpublic information regarding a Client’s purchase or sale of securities; (b) has access to nonpublic information regarding the portfolio holdings of any Reportable Fund; (c) is involved in making securities recommendations to Clients or who has access to such recommendations that are nonpublic and (2) all of the directors and officers WBA. By way of example, Access Persons include portfolio management personnel and service representatives who communicate investment advice to Clients. Administrative, technical, and clerical personnel may also be Access Persons if their functions or duties provide them with access to nonpublic information.

6 The term “Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Please note that under this definition. “Security” includes a right to acquire a Security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).

The following are not Securities: commodities, commodity futures and options thereon, and commodity options traded on a commodities exchange, including currency futures. Although futures on a single security and on a “narrow-based security index” as defined in Exchange Act Section 3(a)(55)(B) are securities, futures on a broad- based security index are not.

7 You will be considered to have “Beneficial Ownership” in a Security if: (1) you have a “Pecuniary Interest” (as defined in the next paragraph) in such Security; (2) you have voting power with respect to the Security, meaning the power to vote or direct the voting of such Security; or (3) you have the power to dispose, or direct the disposition of, such Security. If you have any question about whether an interest in a Security or an account constitutes Beneficial Ownership of that Security, you should contact the Chief Compliance Officer.

You will be considered to have a “Pecuniary Interest” in a Security if you. directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in such Security. The term Pecuniary Interest is construed very broadly. The following examples illustrate this principle: (a) ordinarily, you will be deemed to have a Pecuniary account over which the Access Person has direct or indirect influence or control. Additionally, certain transactions in Securities must be pre-approved by WBA. These reporting requirements and the review, approval, and recordkeeping procedures are set forth in more detail in Section II of this Code.

D.	Duty to Report Violations

Each Supervised Person is required to promptly notify the Chief Compliance Officer in the event such Supervised Person knows or has reason to believe that such Supervised Person or any other Supervised Person has violated any provision of this Code. If a Supervised Person knows or has reason to believe that the Chief Compliance Officer has violated any provision of this Code, such Supervised Person must promptly notify Mark Strefling, the General Counsel of WBA, and is not required to so notify the Chief Compliance Officer.

WBA is committed to fostering a culture of compliance. WBA therefore urges you to contact the Chief Compliance Officer or the General Counsel if you believe you have any reason to do so. You will not be penalized and your status at WBA will not be jeopardized by communicating with the Chief Compliance Officer or the General Counsel. Reports of violations or suspected violations also may be submitted anonymously to the Chief Compliance Officer or the General Counsel. Any retaliatory action taken against any person who in good faith reports a violation or a suspected violation of this Code is itself a violation of this Code and cause for appropriate corrective action, including dismissal.

E.	Duty to Provide Copy of the Code and Related Certification

WBA will provide all Supervised Persons with a copy of this Code and all subsequent amendments hereto. By law, all Supervised Persons must, in turn, provide written acknowledgement to the Chief Compliance Officer of (i) their initial receipt and review of this Code, (ii) their annual review of this Code and (iii) their receipt and review of any subsequent amendments to this Code.

Interest in all Securities owned by members of your “Immediate Family” (as defined in the next paragraph) sharing the same household with you; (b) if you are a general partner of a general or limited partnership, you will be deemed to have a Pecuniary Interest in all Securities held by such partnership; (c) if you are a shareholder of a corporation or similar business entity, you will be deemed to have a Pecuniary Interest in all Securities held by the corporation if you are a controlling shareholder or have or share investment control over the corporation’s investment portfolio; (d) if you have the right to acquire equity Securities through the exercise or conversion of a derivative Security, you will be deemed to have a Pecuniary Interest in such Securities, whether or not your right is presently exercisable; (e) if you are a member-manager of a limited liability company, you w ill be deemed to have a Pecuniary Interest in the Securities held by the limited liability company; and (f) ordinarily, if you are a trustee or beneficiary of a trust, where either you or members of your Immediate Family have a vested interest in the principal or income of the trust, you will be deemed to have a Pecuniary Interest in all Securities held by that trust. If you have any question about whether an interest in a Security or an account constitutes a Pecuniary Interest, you should contact the Chief Compliance Officer.

For purposes of this Policy, Statement and Code, the term “Immediate Family” includes a Supervised Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in- law, son-in- law, daughter-in-law, brother-in-law, or sister-in-law. and includes any adoptive relationship.

II.	PERSONAL INVESTMENT AND TRADING POLICY—APPLICABLE ONLY TO ACCESS PERSONS

A.	General Prohibition on Certain Securities Transactions

No Access Person may engage in a personal transaction in a Security that is also the subject of a transaction by a Client (a “Client Transaction”) if such Access Person’s transaction would disadvantage or appear to disadvantage the Client or if such Access Person would profit from or appear to profit from such transaction at the expense of the Client. The following specific restrictions apply to all trading activity by Access Persons:

1.        Any transaction in a Security in anticipation of an order from or on behalf of a Client (“front running”) is prohibited.

2.        Any transaction of a Security included on the list of issuers maintained by WBA that includes the name of any company (whether or not a Client) as to which one or more individuals at WBA may have material information which has not been publicly disclosed (the “Restricted List”) is prohibited. The Chief Compliance Officer is responsible for maintaining the Restricted List and making a diligent effort to ensure that the Restricted List is regularly updated and accurate. Please contact the Chief Compliance Officer for additional information regarding the Restricted List.

3.        Any transaction in a Security or Related Security8 owned by a Client Account (a “Client Security”).

4.        Any transaction in any Security that exceeds $100,000.00 per security per day.

5.        Where an Access Person holds a position in a Client Security in their personal account any transactions in that Security must be approved in writing by the Chief Compliance Officer and will only be approved where such transaction is effecting a sale of a long position or a purchase to close a short position or other similar transaction that has the effect of reducing the Access Person’s holdings in a Client Security.

6.        A transaction in any publically traded equity or Related Security where the issuer is not included in the S&P is prohibited.

7.        Any transaction in a Security which the Access Person knows or has reason to believe is being purchased or sold, or is being considered for purchase or sale,9 by or on behalf of a Client is prohibited until the relevant Client Transaction has been completed or consideration of such transaction is abandoned.

8.        Any transaction in a Security on the same day on which any Client Transaction in the same Security is pending or has been completed is prohibited.

[8]	The term “Related Security” includes all securities that are issued by the same issuer or any options or other derivative securities that derive their value from a security issued by the same issuer.

[9]

A Security is “being considered for purchase or sale” the earlier of when a recommendation to purchase or sell has been made and communicated or the Security is placed on WBA’s research project lists and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

9.          Any short selling or option trading that is economically opposite any pending Client Transaction is prohibited.

10.        Any transaction that would result in “short swing” profits under Section 16 of the Exchange Act is prohibited. This provision is not normally expected to be relevant to WBA’s Access Persons.

11.        Personal account trading must be done on the Access Person’s own time without placing undue burden on WBA’s time. Executing more than fifteen personal trades in a month may trigger a more rigorous review of your personal trading activity.

12.        No trades should be undertaken which are beyond the financial resources of the Access Person.

13.        Blackout Periods — A blackout period refers to a period of time during which buying or selling a Security is prohibited because of a potential conflict of interest. Regardless of actual knowledge of a WBA Client Transaction, Access Persons are restricted from purchasing or selling any Security on the same day WBA is purchasing or selling the same Security for clients. Regardless of actual knowledge of a WBA Client Transaction, Restricted Access Persons are restricted from purchasing or selling any Security for five business days before and five business days after WBA is purchasing or selling the same Security for clients. The following list of securities requires preclearance, but normally will be approved, even in blackout periods, absent a special circumstance: Securities whose performance is directly tied to a broad-based publicly traded market basket or index of stocks, i.e. SPDRS, QQQs or Diamonds; and orders of less than $100,000.00 per day in a single Security of issuers included in the S&P 500. Failure to obtain preclearance for these or any other transactions under the Code will be treated as a violation. NOTE: While you may trade in these securities during the “blackout” period, the prohibition on the 30-day short-term profit taking still applies to these securities.

B.     Transactions Not Generally Prohibited But That Require Pre-Clearance by the Chief Compliance Officer

Access Persons must preclear transactions in Securities (excluding “Exempt Securities”10) before executing the transaction. In addition, Access Person transactions that would result in an Access Person’s acquisition of a direct or indirect Beneficial Ownership of any Securities in an “Initial Public Offering”11 or a “Limited Offering”12 must first be cleared in writing by the Chief Compliance Officer.

Preclearance Procedures for Transactions in Equity Securities

10 The term “Exempt Securities” means direct obligations of the government of the United States; bankers’ acceptance, bank certificates of deposit, commercial paper; high-quality short-term debt instruments, including repurchase agreements; and shares of open-end mutual funds, including money market funds. Transactions in Exempt Securities do not require preclearance nor are they required to be reported.

11 The term “Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

12 The term “Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) thereof or pursuant to Rule 504. Rule 505 or Rule 506 thereunder.

•

Access Persons must obtain approval to transact non-exempt equity Securities using the Compliance11 (“Compliance11”) system. If such a transaction is approved, it must be executed by the close of the NYSE the same day that approval is given. If a transaction is not executed that day, a new approval must be obtained using Compliance 11.

•

Access Persons may enter a limit order on the date the transaction is precleared, but this preclearance will only be good for that day. If the trade is not executed, the Access Person must obtain another preclearance from Compliance11 prior to reentering the limit order.

•	Good till cancelled (“GTC”), stop loss, and similar execution instructions are not permitted.

Preclearance Procedures for Transactions in Debt Securities, Initial Public Offerings, and Limited Offerings

•

If an Access Person wishes to engage in a transaction involving a debt Security, an Initial Public Offering or a Limited Offering, he or she must first submit an Access Person Trade Pre-clearance Form (a copy of which is attached as Exhibit V hereto) to the Chief Compliance Officer. The Chief Compliance Officer will notify such Access Person within five business days of any conflict and will advise whether the Access Person’s transaction has been cleared. A transaction for an Access Person account may be disapproved if it is determined by the Chief Compliance Officer that the Access Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any Client Transaction, any of the above-described trading restrictions, or this Code.

The determination that an Access Person may unfairly benefit from, or that an Access Person transaction may conflict with or appears to be in conflict with, a Client Transaction will be subjective and individualized and may include questions about the timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for that transaction or series of transactions. Any disapproval of an Access Person transaction shall be in writing. An Access Person may appeal any such disapproval by written notice to the Chief Compliance Officer within two business days after receipt of notice of disapproval. Such appeal shall be resolved promptly by WBA’s outside counsel. It is possible that a disapproval of an Access Person transaction could be costly to an Access Person or members of an Access Person’s family; therefore, each Access Person should take great care to adhere to WBA’s trading restrictions and avoid conflicts of interest or the appearance of conflicts of interest.

If you are a “Restricted Access Person,”13 in addition to the procedures described above, you are subject to the following additional prohibitions:

[13]

The term “Restricted Access Person” means research analysts, traders, portfolio/fund managers, executive management, members of the Compliance Department. and their departmental assistants. In addition to the specific responsibilities and procedures applicable to Restricted Access Persons, Restricted Access Persons must abide by the procedures described for Access Persons.

•	Restricted Access Persons are prohibited from personal trading in Initial Public Offerings that are being purchased for client/investor accounts.

•	Restricted Access Persons are prohibited from personal trading in Limited Offerings that are being purchased for client/investor accounts.

If the Initial Public Offering or Limited Offering is not being purchased for client/investor accounts:

•

Restricted Access Persons may submit a written request to the Chief Compliance Officer to purchase the Initial Public Offering or Limited Offering describing the reasons for making the purchase in a personal account, and why the investment is not being considered for client/investors.

•

If a Restricted Access Person is granted approval to purchase the Initial Public Offering or Limited Offering in a personal account, the Restricted Access Person may not execute any further transactions (purchase or sale) in the Security without the approval of the Chief Compliance Officer.

If the Initial Public Offering or Limited Offering is subsequently purchased for client/investor accounts, Restricted Access Persons will be prohibited from any personal transaction in that Security until all interests in client/investor accounts have been sold.

•

Restricted Access Persons are prohibited from profiting from a purchase and sale, or sale and purchase of the same Security (other than exempt securities and derivative securities linked to physical commodities) within 30 calendar days, calculated as “LIFO” (Last in, first out). This prohibition may be waived by the Chief Compliance Compliance in special circumstances, provided the transaction would not be inconsistent with the expressed purposes of this Code and any Client Transaction.

Hardship Clause: In special situations, Restricted Access Persons may obtain an exception to the restrictions identified in this Code as a result of divorce, disability, or special circumstances (i.e. personal hardship). To obtain an exemption you must submit a written request to the Compliance Department, for review and final ruling by the Internal Compliance Control Committee (“ICCC”). Note that the Hardship Clause should only be considered for special situations.

III.	SECURITIES HOLDINGS AND TRANSACTION REPORTING—APPLICABLE ONLY TO ACCESS PERSONS

Access Persons must submit to the Chief Compliance Officer periodic written reports about their Securities holdings, transactions, and accounts (and the Securities holdings, transactions, and accounts of other persons if the Access Person has Beneficial Ownership of such Securities or direct or indirect influence or control over such accounts). The obligation to submit these reports and the content of these reports are governed by Rule 204A-1 of the Advisers Act. The reports are intended to identify conflicts of interest that could arise with respect to an Access Person’s Security investments or accounts, and to promote compliance with this Code. WBA is sensitive to privacy concerns, and will take commercially reasonable efforts not to disclose your reports to anyone unnecessarily. Report forms are attached at Exhibits II and III hereto.

Failure to file a timely, accurate, and complete report is a serious breach of Rule 204A- 1 and this Code. If an Access Person is late in filing a report, or files a report that is misleading or incomplete, such Access Person may face sanctions including, but not necessarily limited to: (a) a warning; (b) demotion (which may be substantial); (c) withholding of salary and/or bonus; (d) suspension of employment (with or without pay); (e) termination of employment; or (f) referral to civil or governmental authorities for possible civil or criminal prosecution. If you are normally eligible for a discretionary bonus, any such violation may also reduce or eliminate the discretionary portion of your bonus. The various holding reports that an Access Person must file are discussed below.

A.	Initial and Annual Holdings Reports

Within ten days after you become an Access Person, and no later than February 14 of each year thereafter, you must submit to the Chief Compliance Officer a holdings report (a form of which is attached as Exhibit II hereto) based on information that is current for initial reports as of a date not more than 45 days prior to the date you become an Access Person (the “Initial Report Date”), and for annual reports as of a date no earlier than December 31 of the preceding calendar year (the “Annual Report Date”), and that contains the following information:

1.        The name/title and type of “Reportable Security,”14 and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security for which you had direct or indirect Beneficial Ownership on the Initial Report Date or the Annual Report Date, as relevant. You may provide this information by referring to copies of broker transaction confirmations or account statements that contain the information and that are attached to the holdings report you submit.

2.        The name and address of any broker, dealer, or bank or other institution (such as a general partner of a limited partnership, or transfer agent of a company) (each, a “Broker”) that maintained any account holding any Securities (note that these reports are not limited to Reportable Securities) for which you have direct or indirect Beneficial Ownership on the Initial Report Date or the Annual Report Date, as relevant, and the account numbers and names. You may provide this information by referring to copies of broker transaction confirmations or account statements that contain the information and that are attached to the holdings report you submit.

3. An executed copy of the letter attached to this Code as Exhibit IV pursuant to which you have instructed each Broker that maintained any account holding any Securities (note that these reports are not limited to Reportable Securities) for which you have direct or indirect Beneficial

14 The term “Reportable Security” includes all Securities other than: (1) direct obligations of the U.S. Government; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements; (3) shares issued by money market funds; (4) shares issued by open-end funds registered under the Investment Company Act, other than (a) an exchange-traded fund, (b) any fund for which WBA serves as investment adviser; or (c) any fund the investment adviser or principal underwriter for which controls WBA, is controlled by WBA, or is under common control with WBA ((b) and (c) are collectively, “Reportable Funds” — WBA currently does not sponsor or advise any Reportable Funds because it does not sponsor or advise registered investment companies); and (5) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds or exchange-traded funds ((1)-(5) are collectively referred to in this Code as “Non-Reportable Securities”).

Ownership on the Initial Report Date (subsequent letters will be provided with the quarterly transaction reports required below, and, therefore, need not be included with annual reports) to provide duplicate account statements and confirmations of all Securities transactions to WBA, unless the Chief Compliance Officer indicates that the information is otherwise available to WBA.

4.	The date you submitted the holdings report.

You are not required to include on your holdings reports information on accounts over which you had no direct or indirect influence or control during the applicable period. If you have no holdings to report, you must still submit a report, but can indicate that you have no accounts with a Broker at which Securities are held, and no Securities held other than with a Broker, by writing “none” in response to Items (4) and (5) of the holdings report.

B.	Quarterly Transaction Reports

1.         Unless, as noted below, the Chief Compliance Officer already receives trade confirmations or account statements for all of your transactions in reportable securities, within 30 days after the end of each calendar quarter, you must submit to the Chief Compliance Officer a transaction report (a form of which is attached as Exhibit III hereto) that contains, with respect to any transaction during the quarter in any Reportable Security in which you had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership, the following information:

(a)        The date of the transaction, the name/title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of equity shares of (or the principal amount of debt represented by) and principal amount of each Reportable Security involved;

(b)        The nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

(c)        The price of the Reportable Security at which the transaction was effected;

(d)        The name of the Broker with or through which the transaction was effected;

(e)        The name and address of any Broker that maintained during the quarter any account holding any Reportable Securities in which you had a direct or indirect Beneficial Ownership, the account numbers and names, and the date when the account was established. You may provide this information by referring to copies of broker transaction confirmations or account statements that contain the information and that are attached to the transaction report you submit.

(f)        An executed copy of the letter attached to this Code as Exhibit IV pursuant to which you have instructed each Broker that has established during the quarter a new account over which you have direct or indirect influence or control to provide duplicate account statements and confirmations of all Securities transactions to WBA, unless the Chief Compliance Officer indicates that the information is otherwise available to WBA.

(g)        The date that you submitted the transaction report.

2.        Exceptions. You are not required to submit a quarterly transaction report (a) with respect to any account over which you had no direct or indirect influence or control; and (b) with respect to transactions effected pursuant to an “Automatic Investment Plan,”15 unless otherwise requested by the Chief Compliance Officer, except transactions that override pre-set schedules or allocations of an Automatic Investment Plan must be included in a quarterly transaction report. In addition, if a quarterly transaction report would duplicate information contained in trade confirmations or account statements already received by the Chief Compliance Officer, and you have not opened or closed any accounts with a broker since the date you submitted the previous quarterly transaction report, you can simply indicate that you have no accounts to report and that no transactions were executed other than through a broker, provided that those trade confirmations or statements are received not later than 30 days after the close of the calendar quarter in which the transaction takes place.

C.	Use of Brokers and Brokerage Accounts

(1)        You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Reportable Securities of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer or registered investment advisor.

(2)        You must provide written notice to the Chief Compliance Officer of your opening of an account with a bank, advisor or broker through which you have the ability to purchase or sell Securities promptly after opening the account, and in any event before the first order for the purchase or sale of a Security is placed in the account. The Chief Compliance Officer will then ask you to complete and sign a written notice to the broker or bank, (the forms of which are attached as Exhibit IV hereto) which discloses your affiliation with WBA and request that copies of trade confirmations and statements be sent to the Chief Compliance Officer. The Chief Compliance Officer will execute this notice on behalf of WBA and transmit it to the broker.

D.	Review of Reports and Other Documents

The Chief Compliance Officer or her designee will promptly review each report submitted by each Access Person, and each account statement or trade confirmation from the Broker(s) that maintains such Access Person’s account(s). To ensure adequate scrutiny, documents concerning the Chief Compliance Officer will be reviewed by a different Access Person.

Review of submitted holding and transaction reports will include not only an assessment of whether the Access Person followed all required procedures of this Code, such as preclearance for Initial Public Offerings and Limited Offerings, but may also compare the personal trading to any Restricted Lists; assess whether the Access Person is trading for his or her own account in the same Securities he or she is trading for Clients and, if so, whether the Clients are receiving terms as favorable as those received by Access Person; periodically analyze the Access Person’s trading for patterns that may indicate abuse, including market timing; investigate any substantial disparities between the quality of performance the Access Person achieves for his or her own account and that he or she achieves for Clients; and investigate any substantial disparities between the percentage of trades that are profitable

[15]

An “Automatic Investment Plan” is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts according to a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

when the Access Person trades for his or her own account and the percentage that are profitable when he or she places trades for Clients.

IV.	STATEMENT ON INSIDER TRADING – APPLICABLE TO ALL SUPERVISED PERSONS

A.	Background

Insider trading — trading Securities while in possession of material, nonpublic information or improperly communicating such information to others — may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years’ imprisonment. The SEC may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit windfall, and/or issue an order permanently barring any person engaging in insider trading from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations.

These Insider Trading Policies and Procedures are drafted broadly and will be applied and interpreted in a similar manner. Regardless of whether an inquiry by a regulatory body occurs, WBA views seriously any violation of this Statement on Insider Trading (the “Statement”). Any such violation constitutes grounds for disciplinary sanctions, including dismissal and/or referral to civil or governmental authorities for possible civil or criminal prosecution.

The law of insider trading is complex; a Supervised Person legitimately may be uncertain about the application of the Statement in a particular circumstance. A question could prevent disciplinary action or complex legal problems. Supervised Persons should direct all questions relating to the Statement to the Chief Compliance Officer. A Supervised Person must also notify the Chief Compliance Officer immediately if he or she knows or has reason to believe that a violation of the Statement has occurred or is about to occur.

B.	Statement of Firm Policy

1.       Buying or selling Securities on the basis of material nonpublic information is prohibited. This includes purchasing or selling (a) for a Supervised Person’s own account or one in which the Supervised Person has direct or indirect influence or control, (b) for a Client’s account, or (c) for WBA’s account. If any Supervised Person is uncertain as to whether information is “material” or “nonpublic,” he or she should consult the Chief Compliance Officer.

2.       Disclosing material, nonpublic information to inappropriate personnel, whether or not for consideration (i.e., tipping), is prohibited. Material, nonpublic information must be disseminated on a “need to know basis” only to appropriate personnel. This includes any confidential discussions between the issuer and personnel of WBA. The Chief Compliance Officer should be consulted should a question arise as to who is privy to material, nonpublic information.

3.       Assisting anyone transacting business on the basis of material, nonpublic information through a third party is prohibited.

4.       In view of the Gabelli & Co./GAMCO Investments, Inc. SEC proceeding, it is clear that when a portfolio manager is in a position, due to his official duties at an issuer, to have access to inside information on a relatively continuous basis, self-reporting procedures are not adequate to detect and prevent insider trading. Accordingly, neither WBA nor a WBA employee may trade in any securities issued by any company of which any WBA employee is an employee or insider. All Supervised Persons must report to the Chief Compliance Officer any affiliation or business relationship they may have with any issuer (a form of which is attached as Exhibit VII).

5.       Supervised Persons should understand that if WBA becomes aware of material, nonpublic information about the issuer of the underlying securities, even if the particular Supervised Person in question does not himself or herself have such knowledge, or enters into certain transactions for clients, WBA will not bear any losses resulting in personal accounts through the implementation of these Insider Trading Policies and Procedures.

6.       The following is a review of principles important to this Statement:

(a)       What is “Material” Information?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider such information important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of an issuer’s Securities. No simple “bright line” test exists to determine whether information is material; assessments of materiality involve highly fact-specific inquiries. However, if the information you have received is or could be a factor in your trading decision you must assume that the information is material. Supervised Persons should direct any questions regarding the materiality of information to the Chief Compliance Officer.

Material information often relates to an issuer’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a Security. Information about a significant order to purchase or sell Securities, in some contexts, may be deemed material. Similarly, prepublication information regarding reports in the financial press may also be deemed material.

(b)       What is “Nonpublic” Information?

Information is “nonpublic” until it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Commission or some other government agency, or available to the Dow Jones “tape” or The Wall Street Journal or some other general circulation publication, and after sufficient time has passed such that the information has been disseminated widely. If you believe that you have information concerning an issuer which gives you an advantage over other issuers, the information is, in all likelihood, non-public.

7.       Identifying Insider Information

Before executing any trade for oneself or others, including Clients, a Supervised Person must determine whether he or she has access to material, nonpublic information. If a Supervised Person believes he or she might have access to material, nonpublic information, he or she should take the following steps:

(a)       Immediately alert the Chief Compliance Officer, so that the applicable Security is placed on the Restricted List.

(b)       Do not purchase or sell the Securities on his or her behalf or for others, including Clients.

(c)       Do not communicate the information inside or outside of WBA, other than to the Chief Compliance Officer.

The Chief Compliance Officer will review the issue and determine whether the information is material and nonpublic and, if so, determine what action WBA should take.

8.	Contacts With Public Companies; Tender Offers

Contacts with public companies may represent part of WBA’s research efforts and WBA may make investment decisions on the basis of its conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues may arise, however, when a Supervised Person, in the course of these contacts, becomes aware of material, nonpublic information. For example, a company’s Chief Financial Officer could prematurely disclose quarterly results, or an investor relations representative could make a selective disclosure of adverse news to certain investors. In such situations, WBA must make a judgment about its further conduct. To protect oneself, Clients, and WBA itself, a Supervised Person should immediately contact the Chief Compliance Officer if he or she believes he or she may have received material, nonpublic information.

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary movement in the price of the target company’s Securities. Trading during this time is more likely to attract regulatory attention, and produces a disproportionate percentage of insider trading cases. Second, the Commission has adopted a rule expressly forbidding trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the company making the tender offer, the target company, or anyone acting on behalf of either. Supervised Persons must exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

C.     Procedures To Implement Statement

1.       Responsibilities of Supervised Persons

(a)     All Supervised Persons must make a diligent effort to ensure that a violation of the Statement does not either intentionally or inadvertently occur. In this regard, all Supervised Persons are responsible for:

(i)       Reading, understanding and consenting to comply with the insider trading policies contained in this Statement. (Supervised Persons will be required to sign an acknowledgment that they have read and understood their responsibilities under the Code);

(ii)      Ensuring that no trading occurs for their account or for any account over which they have direct or indirect influence or control (including for any Client’s account) in Securities for which they have material, nonpublic information;

(iii)     Not disclosing insider information obtained from any source whatsoever to inappropriate persons, including WBA personnel. Disclosure to family, friends or acquaintances is inappropriate and will be grounds for immediate termination and/or referral to civil or governmental authorities for possible civil or criminal prosecution;

(iv)     Consulting the Chief Compliance Officer when questions arise regarding insider trading or when potential violations of the Statement are suspected;

(v)      Ensuring that WBA receives copies of confirmations and statements from Brokers for accounts of Supervised Persons and members of the Immediate Family of such Supervised Persons; and

(vi)     Advising the Chief Compliance Officer of all outside activities, directorships, or major ownership (over 5%) in a public company. No Supervised Person may engage in any outside activities as employee, proprietor, partner, consultant, trustee officer or director without prior written consent of the Chief Compliance Officer, a form of which is attached as Exhibit VII.

2.	Security Guidelines

In order to prevent accidental dissemination of material nonpublic information, personnel must adhere to the following guidelines.

(a)       Inform management when unauthorized personnel enter the premises.

(b)       Lock doors and/or file cabinets at all times in areas that have confidential and secure files.

(c)       Refrain from discussing sensitive information in public areas.

(d)       Refrain from leaving confidential information on message devices.

(e)       Maintain control of sensitive documents including handouts and copies intended for internal dissemination only.

(f)       Ensure that faxes and e-mail messages containing sensitive information are properly sent, and confirm that the recipient has received the intended message.

(g)       Do not allow passwords to be given to unauthorized personnel.

V.	OTHER CONFLICTS OR PROHIBITED ACTIVITIES

A.	Policy on Gifts – Applicable to all Supervised Persons.

Receiving or providing excessive gifts or entertainment to others who may represent potential business is prohibited. Supervised Persons may accept only business-related meals, entertainment, gifts, or favors when the value involved is not significant and clearly will not create any appearance of a conflict of interest or an obligation to the donor. The value of a gift or favor should generally be less than $100 and may not be part of a recurrent pattern of giving. Each Supervised Person may accept gifts from a single giver (any firm or natural person associated with such firm) in amounts not exceeding $100 in any year. Such prohibition does not limit ordinary and usual business entertainment provided by a firm or its associated persons to Supervised Persons. Thus, when a firm or its associated persons are hosting Supervised Persons at an occasional meal, sporting event, theater production or comparable entertainment event, such events would not be subject to the $100 gift restriction so long as it is neither so frequent nor so extensive as to raise any question of propriety.

Before accepting anything with an assumed individual or aggregate value (except for those items noted directly above) from any outside business person in excess of $100 during any year — Supervised Persons must obtain the approval of the Chief Compliance Officer. Supervised Persons should note that NASD Rule 3060 prohibits the broker from giving gifts in excess of $100.

The Chief Compliance Officer may periodically circulate a gift log to each Supervised Person of WBA in which each such person shall disclose the type and dollar amount of any business-related gifts.

Under no circumstances may a Supervised Person initiate or encourage the provision of a gift from any other person or organization.

B.       PAY-TO-PLAY POLICY Effective as of July 1, 2011 – Applicable to all Supervised Persons

STATEMENT OF POLICY

This Pay-to-Play Policy has been adopted by Whitebox Advisors, LLC (the “Adviser”) to comply with (i) Rule 206(4)-5 promulgated under the Investment Advisers Act of 1940, as amended; and (ii) various pay-to-play laws and regulations that have been enacted by state and local governments in the United States (collectively, the “Pay-to-Play Laws”). This policy applies to the Adviser and all of its employees.

Employees are urged to err on the side of caution when faced with issues arising under the Pay-to-Play Laws. Any questions regarding this policy, political contributions or political fundraising activities should be directed to Adviser’s Chief Compliance Officer (“CCO”) before making the contribution or engaging in the activity.

OVERVIEW

According to the SEC:

Elected officials who allow political contributions to play a role in the management of [public retirement plans and other assets] and who use these assets to reward contributors violate the public trust. Moreover, they undermine the fairness of the process by which public contracts are awarded. Similarly, investment advisers that seek to influence government officials’ awards of advisory contracts by making or soliciting political contributions to those officials compromise their fiduciary duties to the pension plans they advise and defraud prospective clients. These practices, known as “pay to play,” distort the process by which advisers are selected. They can harm pension plans that may subsequently receive inferior advisory services and pay higher fees. Ultimately, these violations of trust can harm the millions of retirees that rely on the plan or the taxpayers of the state and municipal governments that must honor those obligations.16

[16]	SEC Release No 1A-3043, Political Contributions by Certain Investment Advisers at p. 6 (July 1, 2010)

As a result of these concerns, the SEC and many states and localities have adopted Pay-to-Play Laws that generally seek to limit or prohibit certain types of political contributions and activities intended to benefit state and local officials or candidates who are in a position of selecting advisers to government plans and/or the officials who appoint them.

Violations of the Pay-to-Play Laws can have significant financial and other consequences for the Adviser. For example, under the applicable SEC rule, a violation can result in the Adviser being prohibited from accepting management fees from an affected public plan client for two years from the date of the violation. State and local Pay-to-Play Laws can provide for a complete prohibition on Adviser accepting the applicable governmental plan as a client. Therefore, political contributions and activities in the United States by Adviser and its employees must be approved in advance by the CCO in accordance with this policy.

ADVISER POLICY & PROCEDURE

In order for the Adviser to comply with the Pay-to-Play Laws, it has adopted the following policies and procedures:

1.	General Statements

•	It is Adviser’s policy not to influence its employees, directly or indirectly, to make any political contribution or to engage in political activities. Subject to the restrictions and requirements of this policy, you may make personal political contributions and engage in personal political activities as you choose. Time spent on personal political activities must be outside of work hours, and the Adviser’s name, resources (such as office space and telephones) and funds may not be used in connection with personal political activities.

2.	Political Contributions by Adviser

•	As a general matter, the Adviser does not make political contributions. If this changes in the future, the CCO must be given prior notice of any intended political contribution on behalf of the Adviser to ensure compliance with all applicable Pay-to-Play Laws.

3.	Policy Applies to Covered Associates

•	All employees are deemed “Covered Associates” and are subject to this policy.
•	Any political action committee controlled by the Adviser or any employee is deemed a Covered Associate and is subject to this policy.

4.	Political Contributions by Covered Associates

•	Contribution means any gift, subscription, loan, advance, or deposit of money or anything of value made for:
o	the purpose of influencing any election for federal, state or local office;
o	payment of debt incurred in connection with any such election; or
o	transition or inaugural expenses of the successful candidate for State or local office

•	Official means any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office:

o	is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity; or

o	has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

•	Permitted Political Contributions:

o	$350 per election for those Officials in elections where the Covered Associate is entitled to vote

o	$150 per election for those Officials in elections where the Covered Associate is not entitled to vote but wants to contribute anyway

o	Contributions to candidates for U.S. federal office in amounts consistent with any federal election laws (provided that the candidate does not hold a state or local office while running for federal office in which case the above limits apply)

o	Contributions to national political parties or their committees

•	Prohibited Political Contributions

o	Set forth on Exhibit A is a list of current advisory clients or private fund investors that are subject to our Pay to Play Policy. All Contributions to Officials of these entities are prohibited. All Contributions to state or local political parties and PACs that are known to be a conduit to these Officials or are otherwise earmarked to these Officials are also prohibited.

•	All other desired Contributions must be pre-cleared by the Adviser’s CCO. Requests for preclearance shall use the form attached as Exhibit B.

o	Requests will be reviewed on a case by case basis and may involve the following considerations
¡	Whether the request is for an Official of a potential future client or investor
¡	Whether the request implicates additional state or local restrictions
¡	Whether the request violates the policy of prohibiting indirect violations (see Section 7 below).

o	This includes direct contributions to PACs and state and local political parties
¡	Such contribution requests will be reviewed for potential indirect violations, i.e., is the PAC or state or local party known to be a conduit to an Official or is the contribution earmarked to an Official?

5.	Engaging in Fundraising Activities for Officials and Their Political Committees

•	All Covered Associates are required to pre-clear any fundraising activities on behalf of any Official.

•	“Fundraising activities” means to communicate directly or indirectly with any person or PAC, or to coordinate any activity, for the purpose of obtaining contributions from them to an

Official or to a political committee that is known to funnel contributions to the Official. This includes the practice known as “bundling” and hosting fundraisers.

•	Exception: Covered Associates do not need to obtain approval with regard to volunteer efforts on behalf of an Official that are unrelated to fundraising activities (subject to the General Statements above).

6.	Engaging in Fundraising Activities for Political Parties and Their Political Committees

•	Covered Associates are required to pre-clear any fundraising activities on behalf of any state or local political party or other political committee.

•	“Fundraising activities” means to communicate directly or indirectly with any person or PAC, or to coordinate any activity, for the purpose of obtaining payments from them to a state or local political party or a political committee that is known to funnel contributions to the political party.

•	Exception: Covered Associates do not need to obtain approval with regard to volunteer efforts on behalf of a political party that are unrelated to fundraising activities (subject to the General Statements above).

7.	Indirect Contributions and Solicitations

•	Covered Associates are also prohibited from violating the Pay-to-Play Laws indirectly, such as by directing or funding contributions through third parties such as spouses, lawyers or companies affiliated with the Adviser, if that conduct would violate the Pay-to-Play Laws if the Covered Associate or Adviser did it directly.

8.	Hiring Third Party Solicitors/Placement Agents on behalf of Adviser

•	The CCO must be given prior notice of any intended third-party solicitation agreements and/or placement agent agreements to ensure that the third party is eligible to provide such services under the Pay-to-Play Laws. Effective September 13, 2011, such third parties must comply with the applicable requirements set forth in Rule 206(4)-5.

9.	Hiring/Promoting/Transferring Covered Persons

•	Prior to hiring any person who would be a Covered Associate, Adviser HR must obtain from the candidate and provide to the CCO a list of all political contributions (made either directly or via a political party or political action committee) by such candidate and any fundraising activity the candidate engaged in, both within the preceding two year periods starting March 14, 2011.

•	In connection with any promotion or transfer of an existing Adviser employee that would result in such employee becoming a Covered Associate (if not already considered such), Adviser HR must obtain from the related employee and provide to the CCO a list of all political contributions (made either directly or via a political party or political action committee) by such employee and any fundraising activity the employee engaged in, both within the preceding two year periods starting March 14, 2011.

10. Quarterly Reporting

•	All Covered Associates are required to report to the CCO all political contributions and fundraising activity during the previous calendar quarter no later than 15 calendar days after the quarter-end. The reporting form is at Exhibit C.

•	This includes all pre-cleared contributions and activities.

11. Inadvertent Violations

•	The Adviser will not be subject to Rule 206(4)-5’s prohibition on receiving advisory fees because of an inadvertent violation if the following requirements are met:

o	the Adviser must have discovered the contribution which resulted in the prohibition within four months of the date of such contribution;

o	such contribution must not have exceeded $ 350; and

o	the Covered Associate must obtain a return of the contribution within 60 calendar days of the date of discovery of such contribution by the Adviser.

•	As long as the Adviser has more than 50 employees as reported on its annual Form ADV Part 1 update, it may take advantage of this exception three times during any calendar year.

•	This exception is only available with respect to a contribution by a particular Covered Associate only once for that Covered Associate regardless of time period. A second inadvertent violation by the Covered Associate will trigger Rule 206(4)-5’s prohibitions.

12. Monitoring, Training and Maintenance of Books & Records

•	The CCO is responsible for monitoring all political contributions made by Covered Persons against a list of any existing or potential investors in any of the of Adviser funds to ensure that Adviser will not be precluded from accepting and/or receiving compensation pursuant to the Pay-to-Play Laws.

•	The CCO is responsible for reviewing and analyzing all pre-clearance requests to determine any applicable restrictions or prohibitions. The CCO is entitled to use such resources as necessary in making the determination and may consult with the general counsel and the partners as appropriate.

•	The CCO is responsible for providing training to all Covered Persons and relevant personnel with respect to the Pay-to-Play Laws.

•	The CCO is responsible for ensuring that all books and records requirements pursuant to Rule 204-2 with respect to political contributions and fundraising activities are met and maintained. Such books and records are as follows.

o	The names, titles and business and residence addresses of all Covered Associates;

o	All government entities to which the Adviser provides or has provided investment advisory services, or which are or were investors in any covered investment pool to which the Adviser provides or has provided investment advisory services, as applicable, in the past five years, but not prior to September 13, 2010;

¡	All direct or indirect contributions made by the Adviser or any of its Covered Associates to an Official, or direct or indirect payments to a political party of a State or political subdivision thereof, or to a political action committee; these records must be listed in chronological order and indicate

¡	The name and title of each contributor;

¡	The name and title (including any city/county/State or other political subdivision) of each recipient of a contribution or payment;

¡	The amount and date of each contribution or payment; and

¡	Whether any such contribution was the subject of the exception for certain returned contributions/inadvertent violations.

¡	The name and business address of each third party solicitor or placement agent to whom the Adviser provides or agrees to provide, directly or indirectly, payment to solicit a government entity for investment advisory services on its behalf.

Exhibit A

List of Clients/Investors

Exhibit B

POLITICAL CONTRIBUTION/FUNDRAISING

PRE-CLEARANCE FORM

In accordance with Adviser’s Pay-to-Play Policy, all Covered Associates are required to obtain pre-approval from the Chief Compliance Officer for certain political contributions to, and fundraising activities on behalf of, certain elected offices and state and local political parties. As such, please provide the following information and provide to the Chief Compliance Officer prior to making the contribution or engaging in fundraising activities. Approval must be received from the Chief Compliance Officer before engaging in the requested activities.

1.	Name of official/political figure or political party/political committee:

2.	To the best of your knowledge, is the above-referenced political figure an incumbent or candidate for elective office of a state or local government entity, and the office is directly or indirectly responsible for, or can influence the outcome of, the hiring of Adviser or has the authority to appoint any person who is directly or indirectly responsible for or can influence the outcome of the hiring of Adviser:

YES                                   NO                      N/A

To the best of your knowledge, is the political party or political committee a conduit to anyone mentioned in the previous paragraph?

YES                                   NO                      N/A

If yes to either, please provide details:

3.	If the contribution is for an individual, a state or local party or a political committee (any of which are conduits to the individual), are you entitled to vote for the incumbent or candidate in the locality in which the official seeks election:

YES                                   NO

4.	What amount would you like to contribute?

$

5.	Have you made a previous contribution to this individual (or conduit political party or committee) for the same election?

YES                                   NO

If yes, please provide the following details of the contribution:

Elective Office for which official was running:

Date of Contribution(s):

Amount of contribution(s):	$

6.	Has Adviser or any Adviser employee requested that you make any contribution to any political figure?

YES                                   NO

7.	Please describe any fundraising activities that you propose to provide on behalf of the political figure, political party or political committee

I hereby certify that the above information is true and correct to the best of my knowledge and that I have fully disclosed any additional pertinent information regarding the proposed contribution and/or fundraising activity. I further certify that I have reviewed the Adviser policy on Pay-to-Play before submitting this request

Signed:

Title:

For Compliance Use Only

Date Received:	Check One:
Date Reviewed:	Approved ☐
Denied ☐
Return for more information ☐
Signed:

The CCO shall attach and maintain any supporting documentation relating to this request and the review of this request.

EXHIBIT C

QUARTERLY PAY TO PLAY REPORT

(for the Quarter Ended                                                  ,             )

You must submit this report to the Chief Compliance Officer not later than 30 days after the end of each calendar quarter. Capitalized terms in this report have the same meanings as defined in the Pay to Play Policy. Please direct questions to the Chief Compliance Officer.

•	If you had no indirect or direct Contributions or Fundraising Activities during the quarter, put an “X” in the following box ☐, and skip to the signature line.

•	The following do not need to be reported:
•	contributions to candidates for U.S. federal office (provided that the candidate does not hold a state or local office while running for federal office)
•	contributions to national political parties or their committees
•	volunteer efforts on behalf of a political party that are unrelated to fundraising activities
•	volunteer efforts on behalf of an Official that are unrelated to fundraising activities

•	Set forth the following information as applicable with respect to Contributions or Fundraising Activities during the quarter.

Name of Recipient	Title/Office	Name of Government Entity Recipient is Affiliated With	Amount of Contribution/Nature of Fundraising Activity	Date of Contribution/ Fundraising Activity

(If you need additional space, please attach additional pages.)

The answers to the foregoing are true and correct to the best of my information and belief. I further represent and certify that I have reviewed and understand the Pay to Play Policy and have complied with it during the previous quarter.

Name of Covered Associate

Dated: ,
Signature of Covered Associate

Chief Compliance Officer Initials:                          Date:

C.	Use of Copyrighted Materials

WBA employees are not allowed to reproduce and distribute any written materials without obtaining approval from the Chief Compliance Officer prior to use.

VI.	COMPLIANCE – APPLICABLE TO ALL SUPERVISED PERSONS

A.	Certificate of Receipt

You are required to acknowledge receipt of your copy of this Code and that you have read and understood this Code. A form for this purpose is attached to this Code as Exhibit I.

B.	Annual Certificate of Compliance

You are required to certify upon your becoming a Supervised Person or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with all of the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings and transactions as required hereunder during the prior year. A form for this purpose is attached to this Code as Exhibit VI.

C.	Remedial Actions

If you violate this Code, including filing a late, inaccurate or incomplete holdings or transaction report, you will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (a) a warning; (b) demotion (which may be substantial); (c) withholding of salary and/or bonus; (d) suspension of employment (with or without pay); (e) termination of employment; or (f) referral to civil or governmental authorities for possible civil or criminal prosecution. If you are normally eligible for a discretionary bonus, any violation of the Code may also reduce or eliminate the discretionary portion of your bonus.

VII.	RETENTION OF RECORDS

The Chief Compliance Officer will maintain, for a period of five years unless specified in further detail below, the records listed below. The records will be maintained at the offices of WBA in an easily accessible, but secured, place.

A. A record of the names of persons who are currently, or within the past five years were, Access Persons of WBA, subject to this Code during that period.

B. The Annual Certificates of Compliance signed by each Supervised Persons acknowledging receipt of copies of this Code and acknowledging they are subject to it and will comply with its terms. All Annual Certificates of Compliance for each Supervised Person must be kept for five years after the individual ceases to be a Supervised Person.

C. A copy of each Code that has been in effect at any time during the five-year period.

D. A copy of each report made by an Access Person pursuant to this Code, including any broker trade confirmations or account statements that were submitted in lieu of such persons’ quarterly transaction reports.

E. A record of all known violations of the Code and of any actions taken as a result thereof, regardless of when such violations were committed.

F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of Initial Public Offerings or Limited Offerings by Access Persons, for at least five years after the end of the fiscal year in which the approval is granted.

G. A record of all reports made by the Chief Compliance Officer related to this Code.

VIII.	DISCLOSURE OF CONFIDENTIAL INFORMATION.

Information about WBA funds, investors and clients (including former clients and investors), their identities, financial circumstances and holdings, is highly confidential. So is information about WBA’s securities recommendations, pending transactions, and portfolio holdings. All employees of WBA must keep confidential information in strict confidence. Confidential information, including any trade secrets or other proprietary information must not be disclosed to anyone outside WBA, including family members, except as required to effect securities transactions on behalf of a client or for other legitimate business purposes. In addition, this information should not be downloaded on to laptop computers that are used outside of WBA. You must observe this policy to safeguard any confidential information.

IX.	NOTICES.

For purposes of this Code, all notices, reports, requests for clearance, questions, contacts, or other communications to the Chief Compliance Officer or the President shall be deemed to be delivered if delivered by hand to the Chief Compliance Officer or the President, respectively and as applicable.

X.	REVIEW.

This Code shall be reviewed by the Chief Compliance Officer on an annual basis to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to WBA or Supervised Persons. Supervised Persons are encouraged to contact the Chief Compliance Officer with any comments, questions or suggestions regarding implementation or improvement of the Code.

Exhibit I

WHITEBOX ADVISORS, LLC

ACKNOWLEDGMENT AND CERTIFICATION

PERSONAL INVESTMENT AND TRADING POLICY

STATEMENT ON INSIDER TRADING

AND

CODE OF ETHICS

Employee name:

Date:

I hereby certify to Whitebox Advisors, LLC (“WBA”) that:

(1) I have received and reviewed WBA’s Code of Ethics (the “Code”), including, in particular, the Personal Investment and Trading Policy and the Statement on Insider Trading;

(2) To the extent I had questions regarding any policy or procedure contained in the Code, I have received satisfactory answers to those questions from Mark Strefling, the Chief Compliance Officer;

(3) I fully understand the policies and procedures contained in the Code;

(4) I understand and acknowledge that I am subject to the Code;

(5) I will comply with the policies and procedures contained in the Code at all times during my association with WBA and agree that the Code will continue to apply to me subsequent to the termination of my association with WBA in connection with: (1) transactions in Securities (as defined in the Code) with respect to which I possess material, nonpublic information that I obtained while I was associated with WBA and (2) transactions in Securities initiated, but not completed, prior to the termination of my association with WBA; and

(6) I understand and acknowledge that if I violate any provision of the Code, I will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (a) a warning; (b) demotion (which may be substantial); (c) withholding of salary and/or bonus; (d) suspension of employment (with or without pay); (e) termination of employment; or (f) referral to civil or governmental authorities for possible civil or criminal prosecution. If you are normally eligible for a discretionary bonus, any violation of the Code may also reduce or eliminate the discretionary portion of your bonus. /1/

I-1

Date:
Signature

Printed Name

/1/ The antifraud provisions of the United States securities laws reach insider trading or tipping activity worldwide which defrauds domestic Securities markets. In addition, the Insider Trading and Securities Fraud Enforcement Act specifically authorizes the SEC to conduct investigations at the request of foreign governments, without regard to whether the conduct violates United States law.

I-2

Exhibit II

WHITEBOX ADVISORS, LLC

INITIAL AND ANNUAL REPORT OF

PERSONAL SECURITIES HOLDINGS

(For Access Persons Only)

Name of employee:

Date:

Capitalized terms used in this report form are defined in Whitebox Advisors, LLC’s (“WBA”) Code of Ethics (the “Code”), including but not limited to the Personal Investment and Trading Policy and the Statement on Insider Trading. In accordance with the Code, within ten days after you become an Access Person, and no later than February 14 of each year thereafter, please provide: (1) a list of all Reportable Securities (this includes not only Reportable Securities held by brokers, but also Reportable Securities held at home, in safe deposit boxes, or by an issuer) for which you had direct or indirect Beneficial Ownership as of the Initial Report Date, and for annual reports, as of a date no earlier than the Annual Report Date; (2) the name and address of any Broker that maintained any account holding any Securities (note that these reports are not limited to Reportable Securities) for which you have direct or indirect Beneficial Ownership on the Initial Report Date or the Annual Report Date, as relevant, and the account numbers and names; and (3) an executed copy of the letter attached to the Code as Exhibit IV for each Broker that maintained any account holding any Securities (note that these reports are not limited to Reportable Securities) for which you have direct or indirect Beneficial Ownership on the Initial Report Date. Note: If you have no holdings to report, you must still submit a report, but can indicate that you have no accounts with a Broker at which Securities are held, and no Securities held other than with a Broker, by writing “none” in response to Items (4) and (5).

(1)	Name of employee:

(2)	If different than (1), name of the person in whose name the account is held:

(3)	Relationship of (2) to (1):

(4)	For each account, list the following information (ATTACH A SEPARATE SHEET IF NECESSARY):

Name of Broker(s)

Telephone No. of Broker(s)

Account Number

II-1

(5)

For each account, attach your most recent account statement listing Securities in that account. This information must be current as of a date no more than 45 days before this report is submitted. If you own Securities that are not listed in an attached account statement, list them below. If you do not, write “none” on Line 1.

	Name of Security	Symbol	Quantity	Value*

1.

2.

3.

4.

5.

* Including principal amount, if applicable.

(Attach separate sheet if necessary.)

I certify that this form and the attached statements (if any) constitute all of the Securities of which I have direct or indirect Beneficial Ownership.

I also certify that I have caused duplicate trade confirmations and account statements to be sent to Mark Strefling, the Chief Compliance Officer of WBA, for every brokerage account listed above that trades and. in the case of the annual report, has traded in Securities during the applicable period of time.

Signature

Printed Name

Date:

II-2

Exhibit III

WHITEBOX ADVISORS, LLC

QUARTERLY BROKERAGE ACCOUNT

AND NON-BROKER TRANSACTION REPORT

(For Access Persons Only)

Employee name:

For the Quarter:

Note: You must complete this report even if you have no transactions to report. Capitalized terms used in this report form are defined in WBA’s Code of Ethics (the “Code”), including but not limited to the Personal Investment and Trading Policy and the Statement on Insider Trading. In accordance with the Code, you must cause each Broker that maintains an account over which you have direct or indirect influence or control and that holds Reportable Securities for which you have direct or indirect Beneficial Ownership, to provide to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account, and you must report to the Chief Compliance Officer, within 30 days of the end of each calendar quarter, all transactions in Reportable Securities for which you have direct or indirect Beneficial Ownership effected without the use of a Broker.

I have requested that Mark Strefling, the Chief Compliance Officer, receive duplicate account statements and confirms on my behalf from the following brokers:

Name	Broker	Account Number	Date/time period	Date Account Opened

B.

The following are Securities transactions that have not been reported and/or executed through a Broker (e.g., direct purchase of a Limited Offering) during the previous calendar quarter. ( If none write “none” on the first line.)

Date	Buy/Sell	Security Name/Ticker Symbol/CUSIP	Interest Rate/ Maturity Date	Shares or Principal Amount	Price	Total Value	Broker

III-3

By signing this document, I am certifying that I have caused duplicate trade confirmations and account statements to be sent to MarkStrefling, the Chief Compliance Officer of WBA, for every brokerage account that trades in Reportable Securities (as defined in the Code). This report should be filed NO LATER THAN 30 CALENDAR DAYS following the end of each calendar quarter.

If applicable, please initial here:

I have not (nor have any members of my immediate family or any family members in my household) opened any brokerage accounts for the [                ] quarter of [            ].

Date	Signature

Printed Name

********************

1.	Date. In the case of a market transaction, state the trade date (not the settlement date).

2.	Buy/Sell. State the character of the transaction (e.g., purchase or sale, exercise of option).

3.

Security Name/Ticker Symbol/CUSIP.  State the name of the issuer and the class of the Security (e.g., common stock, preferred stock or designated issue of debt Securities) . In the case of the acquisition or disposition of a security futures contract or put, call option or other right on a Security, state the title of the Security subject to the future or option and the expiration date of the future or option.

4.	Interest Rate/Maturity Date. If a debt Security, state the interest rate, principal amount and maturity date.

5.

Shares or Principal Amount.    State the number of shares of stock, the face amount of debt Securities or other units of other Securities. For security futures or options, state the amount of Securities underlying the future or option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of Securities involved in the transaction. In such cases, you should also indicate the extent of your interest in the transaction.

6.

Price.    State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. In the case of a security future, state the price at which it was opened and/or closed or at which you took delivery.

7.	Total Value. State the total value of the transaction.

8.	Broker. State the name of the broker, dealer or bank with or through whom the transaction was effected.

III-4

Exhibit IV

WHITEBOX ADVISORS, LLC

LETTER OF DIRECTION

Name of employee:

[NAME AND ADDRESS

of broker, bank, dealer or other institution]

Re:	Notification of Account Approval

Dear Ladies and Gentleman:

We are providing this letter to you at the request of                                     , (the “Accountholder”), who is employed by or otherwise associated with Whitebox Advisors, LLC and who holds the account(s) listed below with your firm. Please accept this letter as confirmation that we are aware of and have authorized the Accountholder to maintain such account(s).

Account Name	Account Number

By his or her signature below, the Accountholder hereby requests that you forward duplicate monthly account statements and trade confirmations relating to the account(s) listed above to the following address:

Whitebox Advisors, LLC

Attention: Mark Strefling

3033 Excelsior Blvd., Suite 300

Minneapolis, MN 55416

Signature of Accountholder:

Printed Name:

Please direct any questions or comments you may have to my attention. I can be reached at 612-253-6018 or via email at mstrefling@whiteboxadvisors.com. Thank you for your cooperation.

Sincerely yours,

  Mark Strefling

IV-1

Exhibit V

ACCESS PERSON TRADE PRE-CLEARANCE FORM

PLEASE USE A SEPARATE FORM FOR EACH INITIAL PUBLIC OFFERING OR LIMITED

OFFERING

All terms capitalized bat not defined herein have the meaning provided in the Code of Ethics.

Name of Access Person (please print)
Department		Supervisor	Telephone

Broker		Account Number	Telephone

[ ] Buy [ ] Sell			Ticker Symbol

Quantity		Issue (Full Security Description)

Source of Idea (please explain where you learned of the investment opportunity):

IPO	Private Placement	Non-Exempt Debt Security*

[ ] Yes [ ] No	[ ] Yes [ ] No	[ ] Yes [ ] No

Approvals

This area reserved for Chief Compliance Officer use only

Trade Has Been		Date Approved

[ ] Approved	[ ] Not Approved

Legal / Compliance (if required)

*	For preclearance to transact in non-exempt equity Securities, the Personal Trading Assistant system must be used.

V-1

Unless otherwise indicated, approvals are valid until the close of business on the day approval has been granted. Accordingly, GTC (good till canceled) orders are prohibited. If a trade is not executed by the close of business, you are required to submit a new preclearance form. It is each Access Person’s responsibility to comply with all provisions of WBA’s Code of Ethics (the “Code”), including the Personal Investment and Trading Policy and the Statement on Insider Trading. Obtaining preclearance satisfies the preclearance requirements of the Code with respect to Initial Public Offerings and Limited Offerings, but does not imply compliance with the Code’s other provisions.

Preclearance procedures apply to all WBA Access Persons and their Immediate Family (as defined by the Code) including: a) all accounts in the name of the Access Person’s spouse or minor children; b) all accounts in which any of such persons have a beneficial interest; and c) all other accounts over which any such person exercises any investment discretion. Please see the Code for the complete definition of Immediate Family.

By signing below, I certify the following: I agree that the above order is in compliance with the Code and is not based on knowledge of an actual Client order within the previous seven business days in the Security that is being purchased or sold, or knowledge that the Security is being considered for purchase or sale in one or more specific Client accounts, or knowledge of a change or pendency of a change of an investment management recommendation. I also acknowledges that I am not in possession of material, inside information pertaining to the Security or the issuer of the Security.

Access Person Signature	Date

Printed Name

PLEASE SEND A COPY OF THIS COMPLETED FORM TO MARK STREFLING, THE CHIEF COMPLIANCE OFFICER.

V-2

Exhibit VI

WHITEBOX ADVISORS, LLC

ANNUAL CERTIFICATION OF COMPLIANCE

(For All Supervised Persons)

Name of employee:

In accordance with the requirements of Whitebox Advisors, LLC’s Code of Ethics (the “Code”), including the Personal Investment and Trading Policy and the Statement on Insider Trading, I hereby certify that:

(1) I have disclosed, reported, or caused to be reported all holdings and transactions as required under the Code during that year; and

(2) for the year ended December 31, 20    , I have complied with all of the requirements of the Code during that year, except as follows directly below (if no exceptions apply, please initial here                 ; if exceptions apply, please describe below).

I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.

Date:	Signature

Printed Name

VI-1

Exhibit VII

WHITEBOX ADVISORS, LLC

INITIAL REPORT OF OUTSIDE BUSINESS ACTIVITIES

In accordance with WBA policies and procedures, please indicate whether you engage in any outside business activities. Outside business activities include, but are not limited to, serving as owner, partner, trustee, officer, director, finder, referrer, or employee of another business organization for compensation, or any activity for compensation outside my usual responsibilities at WBA.1

1 Compensation includes salaries, director’s fees, referral fees, stock options, finder’s fees, and anything of present or future value.

VII-1

☐	I do engage in outside business activities

☐	I do not engage in any outside business activities

If you indicated above that you do engage in outside business activities, please complete the following table (use additional paper if necessary):

Name of Business Entity	Summary of Outside Business Activity	Summary of Compensation	Is the Business Entity Related to a Publicly Traded Company? (Yes/No)

I certify that this form and any attachments are accurate and complete and constitute all of my outside business activities.

Signature

Date	Print Name

VI-1

Exhibit VII

WHITEBOX ADVISORS, LLC

EMPLOYEE GIFT LOG

In accordance with WBA policies and procedures, please provide a report of any business related gifts that you have received.

Receiving or providing excessive gifts or entertainment to others who may represent potential business is prohibited. Supervised Persons may accept only business-related meals, entertainment, gifts, or favors when the value involved is not significant and clearly will not create any appearance of a conflict of interest or an obligation to the donor. Each Supervised Person may accept gifts from a single giver (any firm or natural person associated with such firm) in amounts not exceeding $100 in any year. Such prohibition does not limit ordinary and usual business entertainment provided by a firm or its associated persons to Supervised Persons. Thus, when a firm or its associated persons are hosting Supervised Persons at an occasional meal, sporting event, theater production or comparable entertainment event, such events would not be subject to the $100 gift restriction so long as it is neither so frequent nor so extensive as to raise any question of propriety.

Before accepting anything with an assumed individual or aggregate value (other than in connection with ordinary and usual business entertainment as described above) from any outside business person in excess of $100 during any year — Supervised Persons must obtain the approval of the Chief Compliance Officer. Supervised Persons should note that NASD Rule 3060 prohibits brokers or their associated persons from giving gifts in excess of $100.

Date	Description of Gift	Giftor	Estimated Value of Gift

I certify that this form and any attachments are accurate and complete and constitute all gifts received.

Signature

Date	Print Name

        CHI 4658888v.3

App. 14-VII-1